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Exhibit 10.2

        OPERATING CREDIT AGREEMENT
(US$30,000,000)

among

0706906 B.C. LTD.
as Borrower

and

EACH OF THE LENDERS NAMED
IN THIS AGREEMENT

and

ROYAL BANK OF CANADA
as Administrative Agent

Dated for reference February 11, 2005

2

PART 6 — LIBOR DRAWINGS		18
6.1	LIBOR Interest Periods	18
6.2	Notification of Rate	19
6.3	Rollover, Conversion or Payment of LIBOR Drawing	19
PART 7 — LETTERS OF CREDIT/GUARANTEE DRAWINGS		19
7.1	Letters of Credit and Letters of Guarantee	19
7.2	Procedures Applicable for Fronted LCG	20
7.3	Procedures Applicable for Several LCG	20
7.4	Administrative Agent to Execute As Attorney	22
7.5	Records	22
7.6	Time for Honour	23
7.7	Issue	23
7.8	Payment of Amounts Drawn Under Several LCG	23
7.9	Reimbursement	24
7.10	Obligations Absolute	24
PART 8 — PAYMENTS		26
8.1	Currency Fluctuations — Repayment of Excess	26
8.2	Reduction or Repayment of the Facility	26
8.3	Mandatory Prepayments	27
8.4	Maturity Date Payments	27
8.5	Place and Manner of Payments	27
8.6	Administrative Agent to Transfer Payments to Lenders	28
8.7	Receipt in Proportion	28
8.8	Net Payments, etc.	28
8.9	Prepayment of BAs, Letters of Credit and Letters of Guarantee	29
8.10	Application of Payments Prior to Event of Default	30
PART 9 — CHANGES IN CIRCUMSTANCES		31
9.1	Increased Costs	31
9.2	Form of Demand	32
9.3	Consultation	32
9.4	Illegality	32
PART 10 — CONDITIONS OF LENDERS' OBLIGATIONS		33
10.1	Conditions Precedent	33
PART 11 — REPRESENTATIONS AND WARRANTIES		35
11.1	Representations and Warranties	35
PART 12 — COVENANTS		40
12.1	Affirmative Covenants	40
12.2	Negative Covenants	42
12.3	Financial Covenants	43
12.4	Reporting Covenants	45
12.5	Sufficient Copies	46
PART 13 — SECURITY AGREEMENTS		46
13.1	Security Agreements	46
13.2	Securing Treasury Contracts	46
13.3	Registration	47
13.4	Discharges	47

3

PART 14 — DEFAULT AND ENFORCEMENT		47
14.1	Events of Default	47
14.2	Rights upon Default	50
14.3	Judgment Currency	51
14.4	Indemnity	51
PART 15 — ASSIGNMENT		52
15.1	Assignment	52
15.2	Assignment Agreement	52
15.3	Further Assurances	53
15.4	Release of Information	53
15.5	Assignment by Borrower	53
15.6	Enurement	53
PART 16 — THE ADMINISTRATIVE AGENT AND THE LENDERS		53
16.1	Authorization	53
16.2	Notices, etc.	54
16.3	Action by Administrative Agent	54
16.4	No Reliance	55
16.5	Liability of Administrative Agent	55
16.6	Dealings by Administrative Agent	56
16.7	Dealings by Lenders	56
16.8	Termination of Agency	56
16.9	Notice of Default by Administrative Agent	57
16.10	Reliance by Administrative Agent on Notices	57
16.11	Action by Lenders	58
16.12	Special Determinations	58
16.13	Unanimity	58
16.14	Enforcement	59
16.15	Apportionment of Drawings	59
16.16	Inter-Lender Payments	59
16.17	Failure of Borrower to Repay	59
16.18	Failure of Lender to Advance	60
16.19	Payment of Swingline Lender and Fronting Lender	60
16.20	Overpaid Lender	63
16.21	Adjustments Among Lenders	63
16.22	Indemnity	64
16.23	Certain Provisions for Benefit of Administrative Agent and Lenders	65
PART 17 — MISCELLANEOUS		65
17.1	Payment of Expenses	65
17.2	Rights and Waivers	65
17.3	Communication	66
17.4	Confidentiality	66
17.5	Survival of Representations, Warranties and Covenants	67
17.6	Further Assurances	67
17.7	Severability	67
17.8	Counterparts	67
17.9	No Partnership, etc.	67
17.10	Entire Agreement	67

4

Schedules

Schedule A — Definitions
Schedule B — Lenders
Schedule C — Pricing Schedule
Schedule D — Drawing Notice
Schedule E — Rollover Notice
Schedule F — Conversion Notice
Schedule G — Quarterly Compliance Certificate
Schedule H — Monthly Borrowing Base Certificate
Schedule I — 364 Day Tranche Conversion Notice
Schedule J — Lender Assignment Agreement
Schedule K — Form of Letter of Credit

5

OPERATING CREDIT AGREEMENT

        THIS OPERATING CREDIT AGREEMENT dated for reference February 11, 2005 is entered into:

AMONG:

        0706906 B.C. Ltd.

        (the "Borrower")

         — and —

        The Financial Institutions Listed In
Schedule B Hereto

        (the "Lenders")

         — and —

        Royal Bank of Canada

        (the "Administrative Agent")

        WHEREAS the Borrower has requested that the Lenders establish a credit facility in favour of the Borrower having a 364 day revolving extendible tranche which is convertible to a one year non-revolving term tranche, and in connection therewith, the Lenders have agreed to establish the Facility on the terms and conditions herein set forth.

        NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto agree as follows:

PART 1 — INTERPRETATION

1.1   Defined Terms.

        In this Agreement, unless the context otherwise requires, the defined terms herein shall have the meanings set out in Schedule A.

1.2   Accounting Terms.

        All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with GAAP applied on a basis consistent with those principles at the time in effect.

1.3   General.

        The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Words importing the singular number include the plural and vice versa. Any reference in this Agreement to a party to this Agreement shall include the permitted successors and assigns of such party.

1.4   References to Agreements and Enactments.

        Reference herein to any agreement, instrument, license or other document shall be deemed to include reference to such agreement, license or other document as the same may from time to time be amended, supplemented or restated and reference herein to any enactment shall be deemed to include reference to such enactment as reenacted, amended or extended from time to time and to any successor enactment.

1.5   Law of Agreement.

        This Agreement shall be deemed to be made pursuant to the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be governed by and construed in accordance with such laws.

1.6   Attornment.

        For the purposes of any legal actions or proceedings brought by any party hereto against any other party, the parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of British Columbia and acknowledge their competence and the convenience and propriety of the venue and agree to be bound by any judgment thereof and not to seek, and hereby waive, review of its merits by the courts of any other jurisdiction.

1.7   Time.

        Time shall be of the essence in this Agreement.

1.8   Communications with Lenders.

        All communications and deliveries between the Borrower and the Lenders in connection with this Agreement shall be made between the Borrower and the Administrative Agent on behalf of the Lenders at the Designated Branch and payments shall be made by the Borrower to the Lenders as set out herein, and without limiting the generality of the foregoing, any communication, payment or delivery by the Borrower to the Administrative Agent shall be deemed to be a communication, payment or delivery to all Lenders and any communication or delivery by the Administrative Agent to the Borrower shall be deemed to be a communication or delivery by all Lenders to the Borrower, in each case binding on the Borrower and the Lenders.

1.9   Schedules.

        The schedules hereto and the terms set out therein shall be deemed fully a part of this Agreement. The following are the Schedules.

    Schedule A — Definitions
    Schedule B — Lenders
    Schedule C — Pricing Schedule
    Schedule D — Drawing Notice
    Schedule E — Rollover Notice
    Schedule F — Conversion Notice
    Schedule G — Quarterly Compliance Certificate
    Schedule H — Monthly Borrowing Base Certificate
    Schedule I — 364 Day Tranche Conversion Notice
    Schedule J — Lender Assignment Agreement
    Schedule K — Form of Letter of Credit

PART 2 — THE FACILITY

2.1   Establishment of Facility.

        The Lenders hereby severally establish in favour of the Borrower, and otherwise on the terms and conditions hereof, a credit facility (the "Facility") in the maximum principal amount, in US Dollars and/or Cdn. Dollars of the US Dollar Equivalent of US$30,000,000. The Facility shall comprise a:

  (a)
  364 Day Tranche:    a revolving extendible 364 day credit maturing on the 364 Day Tranche Repayment Date, not to exceed the US Dollar Equivalent of US$30,000,000; or

  (b)
  Term Tranche:    upon conversion of the 364 Day Tranche as provided in Section 2.6 below, a non-revolving one year term credit maturing on the Term Tranche Repayment Date in an amount equal to the principal amount outstanding on the date of conversion.

        Pursuant to Section 8.3 and Section 12.3(c), at no time shall outstanding principal amounts under the 364 Day Tranche or Term Tranche plus Breakage Costs exceed the Borrowing Base.

2.2   Purpose.

        The Facility shall be utilized for the Borrower's general corporate purposes, including ongoing operating and working capital requirements, but specifically excluding acquisitions and investments.

2.3   Utilization of the Facility.

        Subject to the terms and conditions hereof, the Borrower may utilize the Facility by way of Prime Rate Drawings, Base Rate Drawings, LIBOR Drawings, Bankers' Acceptance Drawings (including BA Equivalent Drawings) and/or Letter of Credit/Guarantee Drawings provided that the obligation of the Lenders to provide Bankers' Acceptance Drawings and LIBOR Drawings shall, notwithstanding any other provisions contained in this Agreement, be subject to the condition that if the Lenders, acting reasonably, shall have determined and advised the Borrower in writing that by reasons affecting the money markets, the BA Period or LIBOR Interest Period requested is not available, or if it becomes unlawful for the Lenders to fund a Bankers' Acceptance Drawing or LIBOR Drawing, then the Lenders shall not be obliged to provide a Bankers' Acceptance Drawing or LIBOR Drawing, as the case may be, for the requested BA Period or LIBOR Interest Period, until such circumstances cease to prevail.

2.4   Availability.

        The Borrower may borrow, repay and reborrow up to the maximum amount of the 364 Day Tranche, subject to the terms and conditions of this Agreement. The Term Tranche shall not revolve, and any repayment of Drawings under a Term Tranche in accordance with a notice of repayment pursuant to Section 8.2(b) (excluding, for greater certainty, any Rollover or Conversion) or pursuant to Section 8.3 shall be permanent and may not be reborrowed.

2.5   Extension of 364 Day Tranche Repayment Date.

        The Borrower may, not earlier than 90 days or later than 60 days prior to the then applicable 364 Day Tranche Repayment Date, deliver to the Administrative Agent a notice in writing requesting the extension of the 364 Day Tranche Repayment Date for a further period of 364 days and confirming that the representations and warranties set out in Section 11.1 are true and correct in all material respects and no Default or Event of Default has occurred and is continuing. Each Lender will notify the Administrative Agent in writing not later than 30 days prior to the 364 Day Tranche Repayment Date whether or not it agrees to so extend the 364 Day Tranche Repayment Date. Failure by a Lender to notify the Administrative Agent by such time will be deemed to be a refusal by such Lender of such request. The Lenders will consider such extension and, if all Lenders in their sole discretion agree, the Administrative Agent will advise the Borrower and the 364 Day Tranche Repayment Date will be extended in accordance with the request of the Borrower. Otherwise the Administrative Agent shall deliver to the Borrower a notice advising the Borrower of the refusal to extend the 364 Day Tranche Repayment Date and the names of each Lender (each a "Dissenting Lender") which did not, or was deemed to not, agree to such request. If Lenders holding aggregate Lender's Proportions of less than all, but equal to or in excess of 66 2/3%, agree to such extension, the Borrower may elect to do any one or more of the following:

  (a)
  request the Administrative Agent, at the expense of the Borrower, to invite the Lenders (other than Dissenting Lenders) and other financial institutions approved by both the Borrower and Administrative Agent who agree with such extension of the 364 Day Tranche Repayment Date to acquire on or before the 364 Day Tranche Repayment Date, without discount, all or a portion (subject to Section 15.1(b)) of a Dissenting Lender's rights under this Agreement in accordance with Part 15 and in the event such an offer (or offers) is received, such Dissenting Lender shall accept such offer (or offers); or

  (b)
  elect to repay (including, for greater certainty, repay portions of any outstanding Bankers' Acceptance Drawing or Letter of Credit/Guarantee Drawing in accordance with Section 8.9 if the remaining Lenders do not assume the Dissenting Lender's obligations to third parties thereunder), on or before the 364 Day Tranche Repayment Date in effect at the time of the request for extension, all amounts owing to a Dissenting Lender (including for greater certainty, those Dissenting Lenders not bought out under (a) above), cancel such Dissenting Lender's interest in the 364 Day Tranche and reduce the then current maximum amount of the 364 Day Tranche and the Facility by an amount equal to the US Dollar Equivalent of the principal amount of the commitment cancelled. The Lender's Proportions of each remaining Lender shall be recalculated according to the ratio which each remaining Lender's maximum commitment under the 364 Day Tranche and the Facility immediately prior to repayment bears to the reduced maximum amount of the 364 Day Tranche and Facility after repayment.

        If the Borrower exercises its rights under Sections 2.5(a) or 2.5(b), the 364 Day Tranche Repayment Date will be deemed extended for all Lenders, other than Dissenting Lenders, in accordance with the original request of the Borrower set out in the notice.

2.6   Conversion into Term Tranche.

        The Borrower may, not later than five (5) Banking Days prior to the 364 Day Tranche Repayment Date, by delivery of a 364 Day Tranche Conversion Notice to the Administrative Agent on behalf of the Lenders, convert Drawings outstanding on the 364 Day Tranche Repayment Date into Drawings outstanding under the Term Tranche as of such date and the provisions hereof applicable to the Term Tranche shall thereafter apply.

2.7   Swingline Drawings.

        The Swingline Lender hereby establishes a committed revolving operating credit facility as part of the 364 Day Tranche in favour of the Borrower, up to the Swingline Amount, to finance the day-to-day requirements of the Borrower for general corporate purposes. The following shall apply to the Swingline:

  (a)
  each provision of credit under the Swingline (a "Swingline Drawing") shall be provided by the Swingline Lender by way of a Prime Rate Drawing (if requested in Canadian Dollars) or a Base Rate Drawing (if requested in US Dollars) on the same day's notice if given to the Swingline Lender before noon (Toronto time) or on an overdraft basis by debiting such account or accounts of the Borrower as shall be established by agreement of the Borrower and the Swingline Lender. The amount of any such overdraft from time to time shall be deemed to be a Prime Rate Drawing (to the extent of such debit balance in Canadian Dollars) and a Base Rate Drawing (to the extent of such debit balance in US Dollars). Any utilization of the Swingline shall be in minimum amounts of C$100,000 or US$100,000, as the case may be. The Borrower shall ensure that the aggregate Canadian Dollar Equivalent of the principal amount of all Swingline Drawings does not exceed the Swingline Amount at any time

  (b)
  if, on the last Banking Day of each week, the outstanding Swingline Drawings is equal to or greater than C$1,000,000 or US$1,000,000, as the case may be, and at such other times as the Administrative Agent may determine in its sole discretion, the Administrative Agent may notify the Lenders of the requirement for a Prime Rate Drawing or Base Rate Drawing, or both, as applicable, to be made available by each of them to the Borrower in an amount equal to the advances by the Swingline Lender outstanding under this Section 2.7 and the amount of any such Drawing shall be applied as a repayment of advances made available by the Swingline Lender to the Borrower under this Section 2.7;

  (c)
  except as otherwise provided in Section 16.19(a), for the purposes of each other provision of this Agreement, the commitment of the Swingline Lender under the 364 Day Tranche shall be reduced by the Swingline Amount and the rateable shares of the 364 Day Lenders in each Drawing made under the 364 Day Tranche (excluding the Swingline) shall be adjusted proportionately;

  (d)
  if the commitment of the Swingline Lender under 364 Day Tranche determined in accordance with Section 2.7(c) is reduced to nil, each further reduction of the commitment of the Swingline Lender determined without regard for Section 2.7(c) will reduce the Swingline Amount by the amount of such reduction; and

  (e)
  if the Borrower utilizes the credit made available under the Swingline, both immediately before and immediately after each such utilization or Drawing the Borrower shall be deemed to have expressly confirmed and represented to Royal and the Lenders that:

    (i)
    all representations and warranties of the Borrower in Part 11 of this Agreement are true and correct;

    (ii)
    all covenants of the Borrower in this Agreement been complied with;

    (iii)
    no Default or Event of Default has occurred and is continuing; and

    (iv)
    since the date of execution of this Agreement no Material Adverse Change has occurred.

2.8   Conversions.

        Any Conversion hereunder will be effected by the Borrower repaying when due the outstanding Drawing (in the currency of such Drawing) and the Lenders providing in replacement thereof the requested Drawing.

2.9   Drawing Amount.

        Except in respect of Swingline Drawings (and in particular, subject to Section 2.7(a)) and Letter of Credit/Guarantee Drawings (which may be in any amount), no Drawing under the 364 Day Tranche or Term Tranche shall be in an amount less than C$1,000,000 or US$1,000,000, as the case may be. All Drawings, Rollovers and Conversions in respect of Bankers' Acceptance Drawings will be in integral multiples of C$100,000 and LIBOR Drawings will be in integral multiples of US$100,000, as the case may be.

2.10 Lenders' Obligations Several.

        Subject to the terms and conditions hereof, each Lender shall participate in the 364 Day Tranche and Term Tranche and in each Drawing thereunder (and Rollovers and Conversions thereof) in its respective Lender's Proportion. The rights and obligations of the Lenders under this Agreement are several. The failure of a Lender to perform its obligations under this Agreement shall neither:

  (a)
  result in the Administrative Agent or any other Lender incurring any additional liability whatsoever; nor

  (b)
  relieve the Borrower, the Administrative Agent or any other Lender of any of their respective obligations under this Agreement.

PART 3 — GENERAL PROVISIONS REGARDING DRAWINGS

3.1   General Conditions to Each Drawing.

        In addition to the conditions set out in Part 10 and in this Part 3, the obligation of the Lenders to provide a new Drawing (as opposed to a Rollover or Conversion of an outstanding Drawing) under the 364 Day Tranche or Term Tranche is subject to fulfillment of the following conditions (which are established for the sole benefit of the Administrative Agent and the Lenders and may be waived in whole or in part, with or without conditions) on the Drawing Date:

  (a)
  all representations and warranties of the Borrower contained in Part 11 and the Guarantor contained in the Guarantee and Postponement Agreement shall be true and correct on and as of such date both before and after giving effect to the proposed Drawing;

  (b)
  all covenants of the Borrower contained in Part 12 and the Guarantor contained in the Guarantee and Postponement Agreement shall have been complied with on and as of such date both before and after giving effect to the proposed Drawing;

  (c)
  no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to the proposed Drawing;

  (d)
  since the date of this Agreement, no Material Adverse Change shall have occurred; and

  (e)
  with respect to a Drawing, the Administrative Agent shall have received a Drawing Notice signed by a senior financial officer or other authorized Person of the Borrower within the time specified in Section 3.2.

        The obligation of the Lenders to provide a Rollover or Conversion is subject to fulfillment of the matters referred to in (b), (c), (d) and (e) above, with such provision being deemed modified to refer to Rollovers and Rollover Notices, or Conversion and Conversion Notices, as the case may be. The foregoing conditions shall not apply to a Drawing request pursuant to Section 2.7(b) or Section 16.19(a) or (b).

3.2   Notices.

        Except as agreed to between the Lenders and the Borrower from time to time, the Borrower shall deliver a Drawing Notice, Rollover Notice or Conversion Notice (signed by a senior financial officer or other authorized Person) to the Administrative Agent at the Designated Branch:

  (a)
  with respect to Prime Rate Drawings or Base Rate Drawings, no later than 12:00 noon (Toronto time) one Banking Day prior to the day on which the Borrower wishes to obtain, or make a Conversion into, a Prime Rate Drawing or Base Rate Drawing;

  (b)
  with respect to Bankers' Acceptance Drawings, no later than 12:00 noon (Toronto time) two Banking Days prior to the day on which the Borrower wishes to obtain, Rollover or make a Conversion into, a Bankers' Acceptance Drawing;

  (c)
  with respect to LIBOR Drawings, no later than 12:00 noon (Toronto time) three LIBOR Banking Days prior to the day on which the Borrower wishes to obtain, Rollover or make a Conversion into, a LIBOR Drawing; and

  (d)
  with respect to Letter of Credit/Guarantee Drawings, no later than 12:00 noon (Toronto time) three Banking Days prior to the day on which the Borrower wishes to obtain a Letter of Credit/Guarantee Drawing.

3.3   Administrative Agent to Notify Lenders.

        Upon receipt of a Drawing Notice, Rollover Notice or Conversion Notice, the Administrative Agent shall promptly notify each of the Lenders of the amount and particulars of the proposed Drawing, Rollover or Conversion and the date on which it is to be made.

3.4   Advances to Administrative Agent and Borrower.

        Where a Drawing, Rollover or Conversion results in the delivery of funds to the Borrower, each Lender shall (subject to the provisions of this Agreement) make available to the Administrative Agent not later than 1:00 p.m. (Toronto time) on the appropriate date its Lender's Proportion of such funds in immediately available funds for same day value at the Designated Branch to the credit of the Borrower's Account.

3.5   Notices Irrevocable.

        Each Drawing Notice, Rollover Notice and Conversion Notice delivered to the Administrative Agent by the Borrower shall be irrevocable by the Borrower.

3.6   Administrative Agent's Records.

        The Administrative Agent shall open and maintain on its books accounts evidencing all amounts owing by the Borrower to each Lender under the 364 Day Tranche and the Term Tranche. The Administrative Agent shall enter in the foregoing accounts details of all amounts from time to time owing, paid or repaid by the Borrower to each Lender hereunder. The information entered in the foregoing accounts shall, in the absence of manifest error, constitute prima facie evidence of the obligations of the Borrower to each Lender hereunder with respect to its Lender's Proportion of any Drawings and any other amounts owing by the Borrower to each Lender hereunder.

PART 4 — INTEREST AND FEES

4.1   Interest, Stamping Fees and Other Fees.

        Subject to Sections 4.3 and 4.5, the Borrower shall pay interest and BA Stamping Fees on Drawings as follows:

  (a)
  Prime Rate Drawings shall bear interest at a rate of interest per annum (based on a 365 day year) equal to the Prime Rate plus the Applicable Margin in effect from time to time, calculated up to and including the last day of each month and payable in Canadian Dollars on the first Banking Day of the following month;

  (b)
  Base Rate Drawings shall bear interest at a rate of interest per annum (based on a 365 day year) equal to the Base Rate plus the Applicable Margin in effect from time to time, calculated up to and including the last day of each month and payable in U.S. Dollars on the first Banking Day of the following month;

  (c)
  Bankers' Acceptance Drawings shall be subject to a stamping fee (the "BA Stamping Fee"), payable in Canadian Dollars at the time of acceptance of the Bankers' Acceptances in connection therewith, equal to the BA Stamping Fee Rate in effect from time to time (based on a 365 day year) multiplied by the face amount of each such Bankers' Acceptance, calculated for the actual number of days of the term of such Bankers' Acceptance Drawing;

  (d)
  a LIBOR Drawing shall bear interest at the rate of interest per annum (based on a 360 day year) equal to the LIBO Rate plus the Applicable Margin in effect from time to time, payable in US Dollars on the last day of the LIBOR Interest Period with respect to such LIBOR Drawing, provided that if the LIBOR Interest Period exceeds 90 days, interest shall be payable every 90 days and then on the last day of such LIBOR Interest Period;

  (e)
  a Letter of Credit/Guarantee Drawing shall be subject to a fee (the "LCG Fee"), equal to the LCG Fee Rate in effect from time to time (based on a 365 day year) multiplied by the maximum amount of the Letter of Credit/Guarantee Drawing from time to time outstanding, calculated up to and including the last day of each calendar quarter and payable on the first Banking Day of the following calendar quarter. The LCG Fee shall be payable in the currency of the Letter of Credit or Letter of Guarantee.

4.2   Additional Fees.

        The Borrower shall pay to the Administrative Agent, for the account of the Lenders, a fee (the "364 Day Commitment Fee") at the 364 Day Commitment Fee Rate in effect from time to time (based on a 365 day year) on the unutilized maximum commitment of the Lenders in respect of the 364 Day Tranche calculated daily, in arrears, without compounding, provided that utilization under the Swingline shall not be considered utilization for the purpose of determining the 364 Day Commitment Fee. The 364 Day Commitment Fee will be calculated up to and including the last day of each calendar quarter and payable on the first Banking Day of the following calendar quarter in US Dollars and the Administrative Agent will promptly provide the Borrower with a statement setting out the amount thereof for the applicable quarter and containing reasonable details of each calculation. In the event of any error in such statement, the Administrative Agent will advise the Lenders and the Borrower and Lenders will adjust the payment accordingly.

4.3   Adjustments.

        The following shall apply in respect of the determination of, and adjustments to, interest, BA Stamping Fees, LCG Fees and 364 Day Commitment Fees payable by the Borrower hereunder:

  (a)
  the Pricing Level shall be determined from time to time based on the Quarterly Compliance Certificate delivered pursuant to Section 12.4(c), provided that Pricing Level 1 will have effect until the later of the first 90 days after the date hereof or receipt of the first Quarterly Compliance Certificate;

  (b)
  with respect to all Drawings outstanding under the Term Tranche:

  (i)
  the Applicable Margin in respect of outstanding Prime Rate Drawings, Base Rate Drawings and LIBOR Drawings;

  (ii)
  the BA Stamping Fee Rate; and

  (iii)
  the LCG Fee,

    will be 50 basis points higher than that set out in Schedule C hereto;

  (c)
  a change in interest, BA Stamping Fees, LCG Fees and 364 Day Commitment Fees prescribed in Section 4.1 and Section 4.2 resulting from changes, if any, to the Total Funded Debt to EBITDA Ratio shall be effective and payable from and including the Interest and Fee Rate Adjustment Date for the fiscal quarter covered by the Quarterly Compliance Certificate (but only for that portion of the BA Period, LIBOR Interest Period or term of the Letter of Credit or Letter of Guarantee remaining from and after such date). Each Lender recognizes that changes to interest, BA Stamping Fees, LCG Fees and 364 Day Commitment Fees resulting from the calculation of the Total Funded Debt to EBITDA Ratio for a fiscal quarter may not be determined until the completion of the Borrower's quarterly or annual financial statements, as the case may be. The Borrower and the Lenders agree that no adjustments shall be made to interest, BA Stamping Fees, LCG Fees and 364 Day Commitment Fees following the end of a fiscal quarter of the Borrower until the Calculation Date. Such adjustments, if any, shall be retroactive to the Interest and Fee Rate Adjustment Date. The Borrower agrees to pay to each Lender its due share of, and each Lender agrees to credit the Borrower its due share of, the Retroactive Amount. The Retroactive Amount shall be paid by the Borrower or credited by each Lender, as the case may be, on or before the sixth day following the applicable Calculation Date;

  (d)
  a change in the Prime Rate or Base Rate shall have effect as regards Prime Rate Drawings and Base Rate Drawings then outstanding on the date such change is quoted or published, all without the necessity of any notice thereof to the Borrower or any other Person;

  (e)
  a change in the 364 Day Commitment Fee Rate necessitated by the change in Utilization of the 364 Day Tranche shall have effect on the day of such change;

  (f)
  for the period from the fifth Banking Day after any notice is delivered by the Administrative Agent to the Borrower advising that the Borrower is in default of its obligation to deliver a Quarterly Compliance Certificate pursuant to Section 12.4(c), until the date of delivery of such Quarterly Compliance Certificate, Pricing Level III shall apply to all Drawings; and

  (g)
  if any Quarterly Compliance Certificate proves to be inaccurate or incorrect when delivered:

  (i)
  the Borrower shall as soon as reasonably practicable upon discovering same deliver an amended Quarterly Compliance Certificate;

  (ii)
  the appropriate pricing set out in Schedule C shall take effect from the applicable Interest and Fee Rate Adjustment Date; and

  (iii)
  the Borrower and the Lenders shall pay to each other any amounts owing as a result of such amended Quarterly Compliance Certificate.

4.4   Authorized Debit.

        The Borrower authorizes the Administrative Agent to debit the Borrower's accounts with the amounts required to pay interest, BA Stamping Fees, LCG Fees or 364 Day Commitment Fees required to be paid by the Borrower in connection with Drawings, Rollovers and Conversions hereunder.

4.5   Overdue Payments.

        Any monies payable by the Borrower to the Lenders hereunder, if not paid when due, shall bear interest:

  (a)
  in the case of Canadian Dollar amounts not paid, in Canadian Dollars at the rate of interest per annum applicable at the time to a Prime Rate Drawing; and

  (b)
  in the case of US Dollar amounts not paid, in US Dollars at the rate of interest per annum applicable at the time to a Base Rate Drawing;

in each case for the period such overdue amounts are outstanding, calculated up to and including the last day of each month and payable on the first Banking Day of the following month.

4.6   General Interest Provisions.

  The following shall apply in respect of interest payable hereunder:

  (a)
  in the event of any dispute, disagreement or adjudication involving or pertaining to the determination of the Prime Rate, Base Rate, BA Stamping Fee Rate or LIBO Rate in effect at any time, the certificate of the Administrative Agent as to such rate shall be accepted, in the absence of manifest error, as prima facie evidence thereof for all purposes of this Agreement;

  (b)
  each determination by the Administrative Agent of the amount of interest, BA Stamping Fees, LCG Fees, 364 Day Commitment Fees or other amounts due from the Borrower hereunder shall, in the absence of manifest error or other error of which the Borrower shall give notice to the Administrative Agent within a period of 60 days from the date of entry of the relevant information, be prima facie evidence of the accuracy of such determination;

  (c)
  all interest and other amounts payable shall accrue daily, be computed as described herein, and be payable both before and after demand, maturity, default and, subject to Section 4.6(d), judgment;

  (d)
  to the maximum extent permitted by law, the covenant of the Borrower to pay interest at rates provided herein shall not merge in any judgment relating to any obligation of the Borrower to the Lenders or the Administrative Agent;

  (e)
  in no event shall any interest, fees or other amounts payable hereunder exceed the maximum permitted by law. In the event any such interest or fee exceeds such maximum rate, such interest or fee shall be reduced to the maximum rate recoverable under law and the Lenders and the Borrower shall be deemed to have agreed to such rate by contract;

  (f)
  for the purposes of the Interest Act (Canada):

  (i)
  the annual rate of interest which is equivalent to the interest rate determined by reference to the LIBO Rate hereunder shall be the determined rate multiplied by a fraction, the numerator of which is the total number of days in such year and the denominator of which is 360;

  (ii)
  unless otherwise stated, the rates of interest specified in this Agreement are to be calculated on the basis of a year of 365 days and the annual rate of interest which is equivalent to the interest rate determined by reference to such 365 day period hereunder shall be the determined rate multiplied by a fraction, the numerator of which is the total number of days in such year and the denominator of which is 365;

    (iii)
    the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; and

    (iv)
    the rates of interest specified in this Agreement are intended to be nominal rates and not effective rates.

4.7   Agency Fee.

        The Borrower shall pay the Administrative Agent a yearly fee in respect of its duties hereunder as agreed to from time to time. The Lenders shall have no claim to any portion of the said agency fee.

PART 5 — BANKERS' ACCEPTANCE DRAWINGS

5.1   Features of Bankers' Acceptances.

        The following provisions shall apply to each Bankers' Acceptance Drawing hereunder:

  (a)
  for determining from time to time amounts outstanding hereunder, the face amount of each Bankers' Acceptance shall be included as an amount outstanding;

  (b)
  the BA Period selected by the Borrower for each Bankers' Acceptance in respect of a Bankers' Acceptance Drawing shall be the same and each such Bankers' Acceptance shall be payable and mature on the same BA Maturity Date selected by the Borrower for such Bankers' Acceptance Drawing, provided that, subject to Section 2.8, nothing herein shall restrict the Borrower from dividing a Bankers' Acceptance Drawing into separate Drawings of smaller amounts;

  (c)
  unless the Power of Attorney contained in Section 5.3 in respect of a particular Lender is then in effect, each Bankers' Acceptance presented by the Borrower for acceptance by such Lender shall be drawn on the appropriate form of such Lender; provided, however, that the Administrative Agent may, after consultation with the Lenders, require the Lenders to use a generic form of Bankers' Acceptance provided by the Administrative Agent for such purpose in place of the Lenders' own forms; and

  (d)
  unless the Power of Attorney contained in Section 5.3 in respect of a particular Lender is then in effect, Bankers' Acceptances presented by the Borrower for acceptance by such Lender shall be signed by duly authorized officers of the Borrower or, alternatively, the signatures of such officers may be mechanically reproduced in facsimile and Bankers' Acceptances bearing such facsimile signatures shall be binding on the Borrower as if they had been manually executed and delivered by it and notwithstanding that any Person whose manual or facsimile signature appears on any Bankers' Acceptance as one of such officers may no longer hold office at the date of issue of any Bankers' Acceptance.

5.2   BA Stamping Fees.

        Upon the acceptance by the Lenders of any Bankers' Acceptances, the Borrower shall pay or cause to be paid to the Administrative Agent on behalf of the Lenders the BA Stamping Fee in accordance with Section 4.1(c). BA Stamping Fees shall be calculated on the basis of the face amount of the relevant Bankers' Acceptances and the actual number of days in the relevant BA Period.

5.3   Power of Attorney.

        In order to facilitate the issuance of Bankers' Acceptances (including without limitation depository bills that comply with the Depository Bills and Notes Act (Canada)), the Borrower authorizes each of the Lenders, in accordance with particulars provided under Section 3.3, to complete, sign, endorse, negotiate and deliver Bankers' Acceptances on behalf of the Borrower in handwritten form, or by facsimile or mechanical signature or otherwise and, once so completed, signed, endorsed or delivered, to accept them as Bankers' Acceptances under this Agreement in accordance with the provisions hereof and then to purchase, discount or negotiate such Bankers' Acceptances in accordance with the provisions of this Agreement. Bankers' Acceptances so completed, signed, endorsed, purchased, discounted, negotiated or delivered on behalf of the Borrower by a Lender shall bind the Borrower as fully and effectively as if so completed, signed, endorsed, purchased, discounted, negotiated or delivered by an authorized officer of the Borrower. Each Bankers' Acceptance completed, signed, endorsed, purchased, discounted, negotiated or delivered by a Lender shall mature on the due date set out on such Bankers' Acceptance.

        The Borrower hereby agrees to indemnify each of the Lenders and its respective directors, officers, employees, affiliates and agents and to hold it and them harmless from and against any loss, liability, expense or claim of any kind or nature whatsoever incurred by any of them as a result of any action or inaction in any way relating to or arising out of the power of attorney (the "Power of Attorney") contained in this Section 5.3 or the acts contemplated hereby; provided that this indemnity shall not apply to any such loss, liability, expense or claim which results from the negligence or willful misconduct of a Lender or any of its directors, officers, employees, affiliates or agents.

        The Power of Attorney may be revoked by the Borrower at any time upon not less than five Banking Days' prior written notice served upon the Administration Agent, provided that no such revocation shall reduce, limit or otherwise affect the obligations of the Borrower in respect of any Bankers' Acceptances executed, completed, endorsed, purchased, discounted, negotiated or delivered in accordance herewith prior to the time at which such revocation becomes effective.

5.4   Provision of Instruments on Request.

        The Borrower shall, upon request by the Administrative Agent from time to time, provide to the Administrative Agent, and the Administrative Agent shall in turn provide to each Lender at its Lending Branch, pre-signed Bankers' Acceptances drawn in blank (pre-endorsed and otherwise in fully negotiable form) by duly authorized representatives of the Borrower in quantities sufficient for each Lender to fulfil its obligations hereunder. Any such pre-signed Bankers' Acceptances which are delivered by the Borrower to the Administrative Agent, or by the Administrative Agent to a Lender, shall be held in safekeeping by such holder with the same degree of care as if they were such holder's property, and shall only be dealt with by the Lenders and the Administrative Agent in accordance herewith. Neither the Administrative Agent nor any Lender shall be responsible or liable for its failure to make its share of any Bankers' Acceptance Drawing as required hereunder if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide such pre-signed Bankers' Acceptances to the Administrative Agent or such Lender on a timely basis. Neither the Administrative Agent nor any Lender shall make any request of the Borrower pursuant to this Section so long as the Power of Attorney is in effect.

5.5   BA Marketing.

        Each Schedule I Lender shall purchase all Bankers' Acceptances accepted by it on the relevant Drawing Date, Rollover Date or Conversion Date at the BA Discount Rate equal to the CDOR Rate for bankers' acceptances in Canadian Dollars having comparable issue dates and maturity dates to the Bankers' Acceptances purchased by such Schedule I Lender. Each Schedule II Lender and Schedule III Lender shall purchase all Bankers' Acceptances accepted by it on the relevant Drawing Date, Rollover Date or Conversion Date at the BA Discount Rate which is the sum of (a) the CDOR Rate for bankers' acceptances in Canadian Dollars having a comparable issue dates and maturity dates to the Bankers' Acceptances purchased by such Schedule II Lender and Schedule III Lender; plus (b) 10 basis points. Nothing in this Agreement shall limit a Lender's right to sell any Bankers' Acceptances purchased under this Section 5.5.

5.6   Completion of Funding.

        With respect to the funding of a Drawing, Rollover or Conversion pursuant to Section 5.5 above:

  (a)
  each Lender is hereby authorized by the Borrower to make available its share of such Bankers' Acceptance Drawing by completing Bankers' Acceptances in accordance with the Power of Attorney, or (if applicable) by completing pre-signed Bankers' Acceptances held by it pursuant to Section 5.4, as to the issue date and the BA Maturity Date and in amounts which in the aggregate for such Lender are equal to the aggregate face amount of the Bankers' Acceptances to be accepted by such Lender in connection with such Drawing, Rollover or Conversion and by endorsing such Bankers' Acceptances;

  (b)
  each Lender shall make available its share of such Drawing, Rollover or Conversion by funding internally the BA Discount Proceeds due on the sale of such Bankers' Acceptances; and

  (c)
  on the relevant Drawing Date, Rollover Date or Conversion Date each Lender shall remit the BA Discount Proceeds or BA Equivalent Drawing proceeds referred to in Section 5.7, as the case may be, payable by such Lender (net of the BA Stamping Fee payable to such Lender) to the Administrative Agent in immediately available funds for same day value at the Designated Branch to the credit of the Borrower's Account.

5.7   BA Equivalent Drawings.

        Notwithstanding the foregoing provisions of this Part 5, a Non-Acceptance Lender shall, in lieu of accepting Bankers' Acceptances, provide a BA Equivalent Drawing. The amount of each BA Equivalent Drawing shall be equal to the BA Discount Proceeds which would be realized from a hypothetical sale of those Bankers' Acceptances which, but for this Section 5.7, such Lender would otherwise be required to accept as part of such Bankers' Acceptance Drawing. To determine the amount of such BA Discount Proceeds, the hypothetical sale shall be deemed to take place at a BA Discount Rate equal to the rate paid by Schedule II Lenders and Schedule III Lenders set out in Section 5.6. Any BA Equivalent Drawing shall be made on the relevant Drawing Date, Rollover Date or Conversion Date as the case may be and shall remain outstanding for the term of the relevant Bankers' Acceptance Drawing. Concurrent with the making of a BA Equivalent Drawing, a Non-Acceptance Lender shall be entitled to deduct therefrom an amount equal to the BA Stamping Fee which, but for this Section 5.7, such Lender would otherwise be entitled to receive as part of such Bankers' Acceptance Drawing. Upon the BA Maturity Date for such Bankers' Acceptance Drawing, the Borrower shall pay to each Non-Acceptance Lender an amount equal to the face value of the Bankers' Acceptances which are the subject of the hypothetical sale referred to above.

5.8   Rollover, Conversion or Payment of Bankers' Acceptances.

        In anticipation of the maturity of each Bankers' Acceptance Drawing, the Borrower shall do one or a combination of the following:

  (a)
  subject to Section 2.8, request a Rollover of all or part of such Bankers' Acceptance Drawing by delivering a Rollover Notice to the Administrative Agent in accordance with Section 3.2;

  (b)
  subject to Section 2.8, request a Conversion of all or part of such Bankers' Acceptance Drawing by delivering a Conversion Notice to the Administrative Agent in accordance with Section 3.2; or

  (c)
  repay all or part of such Bankers' Acceptance Drawing in accordance with Section 8.2(b) on the relevant BA Maturity Date for such Bankers' Acceptance Drawing by paying the maturing Bankers' Acceptances or, if the maturing Bankers' Acceptances are paid by the relevant Lender, by paying the Administrative Agent (for the account of the relevant Lender) an amount equal to the face amount of the relevant Bankers' Acceptances.

        The Borrower shall provide full cash cover to the Administrative Agent on behalf of the Lenders for each Bankers' Acceptance Drawing in immediately available funds for same day value at the Designated Branch on the applicable BA Maturity Date except where a Rollover is requested in respect of such Bankers' Acceptance Drawing, in which case the Borrower shall provide full cash cover as aforesaid less the amount to be provided by the Lenders pursuant to Section 5.6(c) in respect of such Rollover and which the Borrower has directed be applied to such maturing Bankers' Acceptance. If there is no Rollover or Conversion of a Banker's Acceptance Drawing pursuant to the terms hereof, or no repayment of the relevant Bankers' Acceptances in accordance with the foregoing, there shall be deemed to be a Conversion of the Bankers' Acceptance Drawing to a Prime Rate Drawing and the provisions hereof relating to Prime Rate Drawings shall be applicable thereto.

5.9   Waiver.

        To the maximum extent permitted by law, the Borrower waives presentment for payment and any defence to payment (other than those based on the negligence or willful misconduct of a Lender) which might otherwise exist if for any reason a Bankers' Acceptance is, at the maturity thereof, held by a Lender as holder in its own right, and the Borrower agrees not to claim any days of grace for the payment at maturity of any Bankers' Acceptance.

5.10 Depository Bills.

        The Borrower agrees with each Lender that, at the request of a Lender, all Bankers' Acceptances for utilization by such Lender will conform with the required characteristics of a "depository bill" as described in the Depository Bills and Notes Act (Canada). It is the intention of the Lenders that the amended Bankers' Acceptances (if requested) shall be deposited with a "clearing house" as defined in such Act. Each Lender, in consultation with the Borrower, shall establish and notify the Borrower of the procedures, consistent with the terms of this Agreement and the Depository Bills and Notes Act (Canada) as are reasonably necessary to accomplish each Lender's intentions. All depository bills so issued shall be governed by this Part 5.

PART 6 — LIBOR DRAWINGS

6.1   LIBOR Interest Periods.

        The Borrower shall select a single LIBOR Interest Period for each LIBOR Drawing provided that, subject to Section 2.8, nothing herein shall restrict the Borrower from dividing a LIBOR Drawing into separate Drawings of smaller amounts.

6.2   Notification of Rate.

        After the Borrower has selected a LIBOR Interest Period, the Administrative Agent shall advise the Borrower and the Lenders of the LIBO Rate on the second LIBOR Banking Day before the relevant Drawing Date, Rollover Date or Conversion Date which shall apply to the calculation of the interest rate payable pursuant to such LIBOR Drawing, promptly after the Administrative Agent shall have ascertained the applicable rate; provided, however, that any failure by the Administrative Agent to so notify the Borrower of any applicable rate shall not affect the obligation of the Borrower to pay interest at the rate provided for herein.

6.3   Rollover, Conversion or Payment of LIBOR Drawing.

        In anticipation of the maturity of each LIBOR Drawing, the Borrower shall do one or a combination of the following:

  (a)
  subject to Section 2.8, request a Rollover of all or part of such LIBOR Drawing by delivering a Rollover Notice to the Administrative Agent in accordance with Section 3.2;

  (b)
  subject to Section 2.8, request a Conversion of all or part of such LIBOR Drawing by delivering a Conversion Notice to the Administrative Agent in accordance with Section 3.2; or

  (c)
  repay all or part of such LIBOR Drawing in accordance with Section 8.2(b) on the last day of the relevant LIBOR Interest Period provided, however, that if there is no Rollover or Conversion of a LIBOR Drawing in accordance with the terms hereof, or no payment of the LIBOR Drawing in accordance with the foregoing, there shall be deemed to be a Conversion of such LIBOR Drawing to a Base Rate Drawing and the provisions hereof relating to Base Rate Drawings shall be applicable thereto.

PART 7 — LETTERS OF CREDIT/GUARANTEE DRAWINGS

7.1   Letters of Credit and Letters of Guarantee.

        The Borrower may, by delivery of a Drawing Notice, request a Letter of Credit/Guarantee Drawing in the following forms:

  (a)
  a Letter of Credit/Guarantee Drawing may be provided by the Fronting Lender issuing a single Letter of Credit or Letter of Guarantee ("Fronted LCG") for the full amount of the Letter of Credit/Guarantee Drawing; or

  (b)
  a Letter of Credit/Guarantee Drawing may be provided by the Administrative Agent issuing a single Letter of Credit or Letter of Guarantee ("Several LCG") severally on behalf the Lenders for the full amount of the Letter of Credit/Guarantee Drawing.

        The Borrower shall make all reasonable efforts to utilize a Several LCG before requesting issuance of a Fronted LCG.

        At no time shall the Letter of Credit/Guarantee Drawings exceed the US Dollar Equivalent of US$10,000,000.

7.2   Procedures Applicable for Fronted LCG.

        If the Borrower requests the issuance of a Fronted LCG the following procedure shall apply:

  (a)
  in consideration of the capital requirements of maintaining such Fronted Letter of Credit, the Borrower shall pay to the Fronting Lender (for its own account and not of the account of the other Lenders) a fee (the "Fronting Fee") equal to .25% per annum (based on a 365 day year) of the face amount of the Fronted Letter of Credit, calculated up to and including the last day of each calendar quarter and payable on the first Banking Day of the following calendar quarter;

  (b)
  prior to issuance the Borrower shall pay to the Fronting Lender (for its own account and not of the account of the other Lenders) a non-refundable document processing fee of C$250 in connection with the preparation of each Fronted LCG issued; and

  (c)
  each Lender hereby agrees to indemnify and save harmless the Fronting Lender in respect of any loss or payment under a Fronted LCG in an amount equal to its Lender's Proportion of any such loss or payment. For greater certainty, if the Borrower fails to provide full cash cover to the Fronting Lender in respect of payment of drafts drawn under any Fronted LCG, each Lender shall, upon the request of the Administrative Agent as required by the Fronting Lender, purchase portions of the deemed Prime Rate Drawing or Base Rate Drawing, as the case may be, referred to in Section 7.9 and make any other adjustments which may be necessary or appropriate to ensure each Lender is owed its Lender's Proportion of each such deemed Prime Rate Drawing or Base Rate Drawing by the Borrower.

7.3   Procedures Applicable for Several LCG.

        If the Borrower requests the issuance of a Several LCG the following procedure shall apply:

  (a)
  upon receipt of a Drawing Notice in respect of the Letter of Credit/Guarantee Drawing, the Administrative Agent shall issue on behalf of each Lender (on a several basis with the other Lenders, up to the amount of such Lender's Proportion), on the terms and subject to the conditions herein set forth, Letters of Credit or Letters of Guarantee for the account of the Borrower from time to time on any Banking Day prior to the 364 Day Tranche Repayment Date or Term Tranche Repayment Date, as the case may be;

  (b)
  prior to issuance the Borrower shall pay to the Administrative Agent (for its own account and not of the account of the other Lenders) a non-refundable document processing fee of C$250 in connection with the preparation of each Several LCG issued;

  (c)
  if any Lender (in this paragraph, a "Non-Qualifying Lender") has a rating of Baa1/BBB+ (or equivalent) or less assigned to its senior unsecured public debt by a rating agency, at the request of the Borrower made to the Administrative Agent (and in such circumstance the Administrative Agent shall have no duty to confirm, or enquire as to, such rating) such Non-Qualifying Lender will not be included as a Lender issuing a Letter of Credit or Letter of Guarantee and all references to Lenders in other provisions of this Part 7, other than as they relate to a Fronted LCG, shall be deemed to exclude such Non-Qualifying Lender. In such event, the portion of the face amount of a Letter of Credit or Letter of Guarantee that would otherwise have been issued by the Non-Qualifying Lender (in this paragraph, the "Non-Qualifying Portion") shall be issued by the other Lenders pro rata in accordance with their respective Lender's Proportion and the Non-Qualifying Lender's share of Drawings other than such Letter of Credit/Guarantee Drawings shall be increased (and the other Lenders' shares decreased pro rata in accordance with their respective Lender's Proportion) by the amount of the Non-Qualifying Portion. The Administrative Agent is authorized by the Borrower and each Lender to make such re-allocations of Drawings as the Administrative Agent determines in its sole and unfettered discretion may be equitable in the circumstances;

  (d)
  promptly upon receipt of a Drawing Notice, the Administrative Agent shall notify each Lender thereof, which notice from the Administrative Agent shall also specify each Lender's rateable amount of such Letter of Credit or Letter of Guarantee;

  (e)
  each Drawing Notice shall be irrevocable and binding on the Borrower and the Borrower shall indemnify the Administrative Agent and the Lenders against any loss or expense incurred by the Administrative Agent or the Lenders as a result of any failure by the Borrower to fulfil or honour the Drawing Notice;

  (f)
  each Several LCG to be issued by the Administrative Agent on behalf of the Lenders under this Section 7.3: (i) shall be dated the issue date; (ii) shall comply with the definition of Letter of Credit or Letter of Guarantee; and (iii) shall be substantially in the form of Schedule K, with any such change to such form as the Borrower may request and the Administrative Agent may determine in good faith and on a commercially reasonable basis, does not materially increase the obligations, or diminish the rights, of any Lender relative to such form, or all of the Lenders shall approve; provided that, without the prior written consent of each Lender, no Several LCG may be issued that would vary the several nature of the obligations of the Lenders thereunder.

7.4   Administrative Agent to Execute As Attorney.

        Each Several LCG shall be executed and delivered by the Administrative Agent in the name of and on behalf of, and as attorney-in-fact for, each Lender. The Administrative Agent shall act under each Several LCG as the agent of each Lender to:

  (a)
  receive drafts, other demands for payment and other documents presented by the beneficiary thereunder (and the Administrative Agent shall forward a copy of such documents to the Borrower promptly upon receipt thereof);

  (b)
  determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Several LCG; and

  (c)
  notify such Lender and the Borrower that a valid drawing has been made and the date that the related payment by a Lender thereunder is to be made; provided that the Administrative Agent shall have no obligation or liability for any such payment under any Several LCG, and each Several LCG shall expressly so provide;

        Each Lender hereby irrevocably appoints and designates the Administrative Agent as its attorney-in-fact, acting through any duly authorized officer of the Administrative Agent, to execute and deliver in the name and on behalf of such Lender at any time prior to the 364 Day Tranche Repayment Date in respect of such Lender each Several LCG to be issued by such Lender hereunder. Promptly upon the request of the Administrative Agent, each Lender will furnish to the Administrative Agent such powers of attorney or other evidence as any beneficiary thereunder may reasonably request in order to demonstrate that the Administrative Agent has the power to act as attorney-in-fact for such Lender to execute and deliver such Several LCG. The Borrower and the Lenders agree that each Several LCG shall provide that all drafts and other documents presented thereunder shall be delivered to the Administrative Agent and that all payments thereunder shall be made by the Lenders obligated thereon through the Administrative Agent. Each Lender shall be severally liable under each Several LCG in proportion to its Lender's Proportion of such Several LCG, and each Several LCG shall specify each Lender's Proportion of the amount payable thereunder.

7.5   Records.

        The Administrative Agent shall maintain records showing the undrawn and unexpired amount of Several LCGs outstanding hereunder and each Lender's share of such amount and showing for each Several LCG issued hereunder: (a) the issuance date and expiration date thereof; (b) the amount thereof; (c) the date and amount of all payments made thereunder; and (d) each Lender's share of the amount of each Several LCG issued hereunder. The Administrative Agent shall make copies of such records available to the Borrower or any Lender upon request. In the event of a conflict between the Administrative Agent's record of the applicable terms of any Issuance and an Issue Notice, the Administrative Agent's record shall prima facie prevail, absent demonstrated error.

7.6   Time for Honour.

        No Several LCG shall require payment against a conforming draft to be made thereunder on the same Banking Day upon which such draft is presented, if such presentation is made after 11:00 a.m. (local time) on such Banking Day.

7.7   Issue.

        Not later than 1:00 p.m. (Toronto time) on an applicable issue date, the Administrative Agent, as attorney-in-fact for the Lenders, will complete and issue or arrange to have completed and issued the relevant Several LCG: (a) dated the issue date; (b) in favour of the beneficiary; (c) in the face amount requested; and (d) with the expiration date; all as specified by the Borrower in its Drawing Notice. Upon issuance of a Several LCG, the Administrative Agent shall give prompt notice thereof to the Borrower and each Lender.

7.8   Payment of Amounts Drawn Under Several LCG.

  (a)
  Review.    The Borrower and each Lender hereby authorize the Administrative Agent to review on behalf of each Lender each draft and other document presented under each Several LCG. The determination of the Administrative Agent as to the conformity of any documents presented under a Several LCG to the requirements of such Several LCG shall, in the absence of the Administrative Agent's gross negligence or wilful misconduct, be conclusive and binding on the Borrower and each Lender. The Administrative Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Several LCG. The Administrative Agent shall promptly after such examination: (i) notify each of the Lenders obligated under such Several LCG and the Borrower by telephone (confirmed in writing) of such demand for payment and of each Lender's rateable share of such payment; (ii) promptly deliver to each such Lender and the Borrower a copy of each document purporting to represent a demand for payment under such Several LCG; and (iii) notify each Lender and the Borrower whether said demand for payment was properly made under the Several LCG. The responsibility of the Administrative Agent and the Lenders in connection with any draft presented for payment under any Several LCG shall, in addition to any payment obligation expressly provided for in such Several LCG, be limited to determining that the documents (including each draft) delivered under such Several LCG in connection with such presentment are in conformity with the requirements of such Several LCG, it being understood that the Administrative Agent shall make such determination on behalf of the Lenders.

  (b)
  Payment.    With respect to any drawing determined by the Administrative Agent to have been properly made under a Several LCG, each Lender will make its Lender's Proportion of the applicable payment in respect of such Several LCG in accordance with its liability under such Several LCG and this Agreement, such payment to be made to the Administrative Agent. The Administrative Agent will make any payments made available to it by the Lenders to the beneficiary of such Several LCG by promptly crediting the amounts so received, in like funds, to the account identified by such beneficiary in connection with such demand for payment. Promptly following any payment by any Lender in respect of any Several LCG, the Administrative Agent will notify the Borrower of such payment; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse the Lenders with respect to any such payment.

  (c)
  Administrative Agent Not Required to Pay.    The Administrative Agent shall not be required to make any payment under a Several LCG in excess of the amount received by it from the Lenders for such payment. Promptly after making a payment under a Several LCG on behalf of the Lenders liable thereunder, the Administrative Agent shall remit to each Lender that remitted funds to the Administrative Agent in respect of such payment such Lender's share of the payments received by the Administrative Agent from the Borrower in respect of such payment.

7.9   Reimbursement.

        The Borrower agrees to immediately reimburse the Administrative Agent, Fronting Lender and each Lender, as the case may be, on demand, for each payment made by any of them under any Letter of Credit or Letter of Guarantee. The Borrower shall make such reimbursement by paying to the Administrative Agent, for its account or for the account of the Fronting Lender and each Lender, the full amount of each such payment made. The Borrower shall also pay and reimburse the Administrative Agent, Fronting Lender and each Lender for all taxes, fees, charges and other costs and expenses incurred by any of them in connection with such payment, as notified by the Administrative Agent, Fronting Lender and each Lender to the Borrower through the Administrative Agent. Each reimbursement payment shall be due and taxable on the date on which the Administrative Agent notifies the Borrower of the amount of such reimbursement obligation. Without limiting any other provisions of this Agreement, if the Borrower shall fail to reimburse the Administrative Agent, Fronting Lender and each Lender in respect of any payments made by them as contemplated in this Section 7.9, the amount that the Borrower fails to reimburse shall, if a Canadian Dollar amount, be deemed to be a Prime Rate Drawing and, if a US Dollar amount, shall be deemed to be a Base Rate Drawing, in each case as of the date on which the Administrative Agent notified the Borrower of the amount of such obligation, and the provisions applicable to Prime Rate Drawings and Base Rate Drawings shall apply thereto.

7.10 Obligations Absolute.

        The reimbursement obligation of the Borrower under Section 7.9 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including:

  (a)
  any lack of validity or enforceability of a Letter of Credit or Letter of Guarantee;

  (b)
  the existence of any claim, set off, defence or other right which the Borrower may have at any time against a beneficiary, the Administrative Agent, a Lender or any other person, whether in connection with this Agreement or any other transaction (including any underlying transaction between such Borrower and the beneficiary);

  (c)
  any certificate or other document presented with a Letter of Credit or Letter of Guarantee proving to be forged, fraudulent or invalid or any statement in it being untrue or inaccurate;

  (d)
  the existence of any act or omission or any misuse of, a Letter of Credit or Letter of Guarantee or misapplication of proceeds by the beneficiary, including any fraud in any certificate or other document presented with a Letter of Credit or Letter of Guarantee in each case unless, before payment of a Letter of Credit or Letter of Guarantee:

  (i)
  the Borrower has delivered to the Administrative Agent and the applicable Lenders a written notice of the fraud together with a written request that it refuse to honour such drawing,

  (ii)
  the fraud by the beneficiary has been established to the knowledge of the applicable Lender so as to make the fraud clear or obvious to the Lender; and

  (iii)
  in the case of fraud in the underlying transaction between such Borrower and the beneficiary, the fraud is of such character as to make the demand for payment by the Beneficiary under the Letter of Credit or Letter of Guarantee a fraudulent one;

  (e)
  payment by the Lender under the Letter of Credit or Letter of Guarantee against presentation of a certificate or other document which does not comply with the terms of the Letter of Credit or Letter of Guarantee (provided that such payment does not constitute gross negligence or wilful misconduct, in the case of a standby Letter of Credit or Letter of Guarantee, or in the case of a commercial letter of credit breach of the standards of reasonable care specified in the Uniform Customs and Practice for Letter of Credits (1993 Revision), ICC Publication 500 (or any replacement publication); or

  (f)
  the existence of a Default or Event of Default.

        For greater certainty, the indemnity set out in Section 14.4 shall apply in respect of any liability arising out of the actions of the Administrative Agent and the Lenders under this Part 7, including any failure to pay under any Letter of Credit or Letter of Guarantee in the circumstances set out in (d) of this Section 7.10.

PART 8 — PAYMENTS

8.1   Currency Fluctuations — Repayment of Excess.

        Except where the US Dollar Equivalent of principal amounts owing under the Facility exceeds the maximum amount thereof then in effect by 5% or less due to currency fluctuations, if at any time the US Dollar Equivalent of principal amounts owing under the 364 Day Tranche or Term Tranche exceed the maximum amount set out in Section 2.1 (as reduced from time to time in accordance with Section 8.2), the Borrower shall immediately repay to the Lenders or the Lenders, as the case may be, on demand, such excess together with accrued interest thereon as provided for herein to the date of such repayment. If to make such repayment it is necessary to repay a Bankers' Acceptance Drawing or LIBOR Drawing, the Borrower shall not be required to repay such Bankers' Acceptance Drawing or LIBOR Drawing until the BA Maturity Date or end of the LIBOR Interest Period, as the case may be, provided that the Borrower has deposited with the Administrative Agent funds equal to such excess to be held in trust to be applied against payment of such excess. In any event, Drawings shall be brought within the maximum amount permitted under the 364 Day Tranche or Term Tranche on the next succeeding Drawing Date, Conversion Date or Rollover Date.

8.2   Reduction or Repayment of the Facility.

        The Borrower may:

  (a)
  upon not less than three Banking Days' prior notice in writing delivered to the Administrative Agent by 12:00 noon (Toronto time), reduce the maximum amount available under the 364 Day Tranche, provided that:

  (i)
  any reduction shall be in an amount equal to or greater than the US Dollar Equivalent of US$5,000,000 plus integral multiples of the US Dollar Equivalent of US$1,000,000;

  (ii)
  any notice of reduction given by the Borrower pursuant hereto shall be irrevocable and the Borrower shall be bound to reduce the 364 Day Tranche in accordance with such notice;

  (iii)
  once reduced, the 364 Day Tranche may not be subsequently increased; and/or

  (b)
  upon not less than three Banking Days' prior notice in writing delivered to the Administrative Agent by 12:00 noon (Toronto time), repay all or any part of the principal amounts outstanding under the 364 Day Tranche or Term Tranche, provided that:

  (i)
  any partial repayment shall be in an amount equal to or greater than the US Dollar Equivalent of C$5,000,000 plus integral multiples of the US Dollar Equivalent of C$1,000,000;

  (ii)
  the Borrower pays concurrently with such repayment all interest accrued on the amount thereof;

  (iii)
  subject to Section 8.9 with respect to repayment of any Bankers' Acceptance Drawings, the repayment is on the applicable BA Maturity Date and with respect to any LIBOR Drawing, repayment is on the last day of the relevant LIBOR Interest Period unless in respect of such repaid LIBOR Drawing the Borrower indemnifies the Lenders for breakage and other such costs;

  (iv)
  once repaid, Drawings under the Term Tranche may not be subsequently reborrowed or redrawn; and/or

  (v)
  any notice of repayment given by the Borrower pursuant hereto shall be irrevocable and the Borrower shall be bound to repay in accordance with such notice.

8.3   Mandatory Prepayments.

        Borrower will from time to time be required to make mandatory prepayments with respect to the 364 Day Tranche and Term Tranche to the extent that principal amounts outstanding thereunder plus the amount of any Breakage Costs exceed the Borrowing Base, and in the case of the Term Tranche, if any principal amounts are required to be repaid in order to comply with such limitation, the Term Tranche shall be deemed permanently reduced by the amount of such prepayment.

8.4   Maturity Date Payments.

        The Borrower shall, on the 364 Day Tranche Repayment Date or, if the 364 Day Tranche is converted to the Term Tranche pursuant to Section 2.6, on the term Tranche Repayment Date, as the case may be, pay in full to the Administrative Agent, for the account of the Lenders, all amounts of principal, interest, the face amount of Bankers' Acceptances, BA Stamping Fees, LCG Fees, 364 Day Commitment Fees, expenses and other liabilities payable in respect of the Facility.

8.5   Place and Manner of Payments.

        All payments to be made by the Borrower hereunder shall be made to the Administrative Agent. Subject to Section 8.9, all such payments shall be made in immediately available funds and received by the Administrative Agent for same day value on the due date at the Designated Branch prior to 12:00 noon. Payment of any amount by the Borrower to the Administrative Agent for the account of the Lenders shall, as between the Borrower and the Lenders, constitute payment of such amount by the Borrower to the Lenders. Whenever any payment hereunder is due on a day which is not a Banking Day the due date thereof shall be extended to the next succeeding Banking Day unless such payment is in respect of a LIBOR Drawing and such Banking Day falls in the next calendar month, in which event the due date for such LIBOR Drawing shall be the next preceding Banking Day.

8.6   Administrative Agent to Transfer Payments to Lenders.

        Subject to Section 8.9, the Administrative Agent shall, for same day value on the date of receipt, remit to each Lender or Lender, as the case may be, in same day funds, such Lender's Proportion or Lender's Proportion, as the case may be, of the payment so made by the Borrower on that day by remitting it to such Lender at the Lender's Lending Branch. In the event that any payment hereunder is received by the Administrative Agent later than as required under Section 8.5, such payment shall be deemed for the purposes of interest and fee computations as between the Administrative Agent and such Lenders to have been received by the Administrative Agent on the next following Banking Day and the Borrower shall indemnify the Administrative Agent or such Lenders, as the case may be, for any loss incurred thereby.

8.7   Receipt in Proportion.

        Except as otherwise provided herein or in any other agreement in writing among the Lenders, each and every payment of principal, interest and other amounts for the account of the Lenders or Lenders shall be made to the Administrative Agent for the account of each such Lender or Lender pro rata according to its Lender's Proportion or Lender's Proportion, as the case may be. Without limiting the generality of the foregoing, the parties hereto agree that the payments to be made by the Borrower pursuant to Section 4.7 shall be retained by the Administrative Agent for its own benefit, and shall not be received on the account of the Lenders in accordance with this Section 8.7, and shall be received by the Administrative Agent without prejudice to any right that the Administrative Agent may have to share proportionately in any other payments received from the Borrower under the terms hereof arising in its capacity as Lender hereunder.

8.8   Net Payments, etc.

        All payments by the Borrower hereunder (whether in respect of principal, interest, fees or any other item) shall be made in full without any deduction or withholding (whether in respect of set-off, counterclaim, duties, taxes, charges or otherwise whatsoever) unless the Borrower is prohibited by law from doing so, in which event the Borrower shall:

  (a)
  ensure that the deduction or withholding does not exceed the minimum amount legally required;

  (b)
  forthwith pay to the Administrative Agent for the account of each Lender such additional amount so that the net amount received by such Lender shall equal the full amount which would have been received by it had no such deduction or withholding been made, except where such withholding tax is exigible as a result of a Lender being or becoming a non-resident or assigning or granting a participation in all or a portion of its rights under this Agreement to a non-resident as that term is defined in the Income Tax Act (Canada), in which case no such payment shall be required;

  (c)
  pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding (including, without limitation, the full amount of any deduction or withholding from any additional amount paid pursuant to this Section 8.8); and

  (d)
  furnish to the Administrative Agent for delivery to such Lender, when received, an official receipt of the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

        Each Schedule III Lender listed in Schedule B hereby (i) certifies that it is exempt from non-resident withholding tax under the Income Tax Act (Canada); (ii) agrees to notify the Borrower forthwith if it ceases to be so exempt; and (iii) agrees to indemnify and save the Borrower harmless from all loss, expense and liability incurred by the Borrower if such Schedule III Lender is not exempt from non-resident withholding tax at the date of this Agreement or if it fails to notify the Borrower forthwith after it ceases to be so exempt.

        Each Person which becomes a Lender after the date of this Agreement shall forthwith notify the Borrower if it is, or becomes, a non-resident of Canada for the purpose of the Income Tax Act (Canada), and each Person which becomes a Schedule III Lender after the date of this Agreement shall certify to the Borrower whether it is or is not exempt from non-resident withholding tax under the Income Tax Act (Canada) and shall forthwith notify the Borrower of any change in such status. Any Person which becomes a Lender or a Schedule III Lender after the date of this Agreement shall indemnify and save the Borrower harmless from all loss, expense and liability incurred by the Borrower as a result of such Person's failure to give any notice or certification required by this paragraph.

        If after the date of this Agreement a Lender ceases to be so exempt, the Borrower may elect to do any one or more of the following (i) pay all amounts owing to such Lender, cancel such Lender's interest in the 364 Day Tranche or Term Tranche, as the case may be, and the Facility and reduce the then current maximum amount of the 364 Day Tranche or Term Tranche, as the case may be, and the Facility by an amount equal to the Canadian Dollar Equivalent of the principal amount of the commitment cancelled; or (ii) request the Administrative Agent, at the expense of the Borrower, to invite the other Lenders, or the other Lenders, as the case may be, or such other financial institutions approved by both the Borrower and the Administrative Agent, to acquire, without discount, all or a portion (subject to Section 15.1(b)) of the rights under this Agreement of any Lender who ceases to be so exempt and such acquisition shall be in accordance with Part 15, and in the event that such an offer is received, such Lender who ceases to be so exempt shall accept such offer.

8.9   Prepayment of BAs, Letters of Credit and Letters of Guarantee.

        If for whatever reason a Bankers' Acceptance Drawing is prepaid or otherwise becomes due and payable on a date which is not the BA Maturity Date relevant to such Drawing or a Letter of Credit/Guarantee Drawing is prepaid by the Borrower prior to its expiry or otherwise becomes due and payable on a date which is not its maturity date, then such Bankers' Acceptance Drawing or Letter of Credit/Guarantee Drawing shall be paid by the Borrower paying the face amount of the maturing Bankers' Acceptance, Letter of Credit or Letter of Guarantee to the Administrative Agent, which amount shall be held in an interest bearing trust account for future set-off against such maturing Bankers' Acceptance, Letter of Credit or Letter of Guarantee and the interest accrued thereon shall be for the account of the Borrower.

8.10 Application of Payments Prior to Event of Default.

        Prior to the occurrence of an Event of Default, all payments hereunder made by or on behalf of the Borrower shall be applied in the following order:

  (a)
  firstly, to any amounts due hereunder from the Borrower as recoverable costs and expenses, for distribution to the Administrative Agent and relevant Lenders;

  (b)
  secondly, to any amounts due hereunder from the Borrower as agency fees and other amounts due to the Administrative Agent in its capacity as such, for distribution to the Administrative Agent;

  (c)
  thirdly, to any amounts due hereunder from the Borrower as interest, BA Stamping Fees, LCG Fees, 364 Day Commitment Fees and other Indebtedness hereunder other than principal; and

  (d)
  fourthly, to any amounts due hereunder from the Borrower as principal.

        After the occurrence of an Event of Default, payments hereunder made by or on behalf of the Borrower shall be applied in such manner as the Lenders in their sole discretion may determine.

PART 9 — CHANGES IN CIRCUMSTANCES

9.1   Increased Costs.

        If at any time a Lender determines in good faith (which determination shall be conclusive) and notifies the Borrower through the Administrative Agent that any future law, regulation, guideline, interpretation bulletin, order, treaty or official directive (whether or not having the force of law), or any change in any present law, regulation, guideline, interpretation bulletin, order, treaty or official directive or in the interpretation or application thereof by any authority charged with administration thereof or by any court or any compliance by such Lender with any request or directive of any applicable monetary, fiscal or other governmental agency or authority (whether or not having the force of law), but specifically excluding any change in capital taxes, the rate of taxation applicable to the general income of such Lender or change in the manner of calculation of the general income of such Lender, has the effect in respect of any Drawing of:

  (a)
  increasing the cost (including the cost of allocating additional capital) of such Lender of making, maintaining or funding its participation in such Drawing; or

  (b)
  reducing the amount of principal, interest or other amount received or receivable by such Lender hereunder or its effective return hereunder; or

  (c)
  causing such Lender to make any payment not required to be made prior to such change or event, or to forego any interest or other return on or calculated by reference to any sum received or receivable by it hereunder not required prior to such change or event;

then, in any such case, upon demand being made to the Borrower by such Lender through the Administrative Agent within 90 days of the occurrence from time to time of (a), (b) or (c), the Borrower shall either (i) within 30 days of receipt of such demand pay to the Administrative Agent for the account of such Lender such amount as shall compensate such Lender for such additional cost, reduction, payment, foregone interest or other reduced return, or (ii) repay as permitted in Section 8.2(b) hereof the portion of the Facility giving rise to such additional cost, reduction, payment, foregone interest or other reduced return to such Lender, provided that the minimum repayment amounts referred to in Section 8.2(b)(i) shall not apply. For greater certainty, if the Borrower elects to pay the amounts demanded as provided in (i) and such additional cost, reduction, payment, foregone interest or other reduced return continues beyond the said 90 day period, the Lender may from time to time make additional demands in connection therewith. Notwithstanding the foregoing, each Lender agrees that it will not demand payment of the aforesaid amounts if it is not at the same time passing similar amounts on to customers of the Lender in Canada on to whom the Lender is by agreement entitled to pass such amounts.

9.2   Form of Demand.

        Any demand for payment made pursuant to Section 9.1 shall include an explanatory statement by such Lender as to the events resulting in the relevant effect upon such Lender as described in Section 9.1 (a), (b) and (c) together with a reasonably detailed outline of the calculation of the resulting payment by the Borrower demanded by such Lender. Absent manifest error, such statement and calculation shall be binding and conclusive, provided however that the Lenders shall determine such amounts owing in good faith using reasonable averaging and attribution methods.

9.3   Consultation.

        For a period of 30 days after demand is made under Section 9.1 the Borrower, the Lender and the Administrative Agent shall consult with a view to the Lender taking such steps, including the transfer of the obligations of the Lender to another jurisdiction, to avoid the circumstances giving rise to such event, provided that such steps do not, in the opinion of the Lender acting reasonably, prejudice the Lender. If such consultation does not within such time result in agreement on the steps to be taken to avoid the circumstances concerned, the Administrative Agent shall, at the Borrower's request and for 30 days thereafter and at the expense of the Borrower, invite the other Lenders (if any) and other banks approved by the Borrower which are not affected by such event or circumstances to acquire, without discount, all or a portion (subject to Section 15.1(b)) of the said Lender's rights under this Agreement in accordance with Part 15 and in the event such an offer (or offers) is received, the said Lender shall either waive its right to receive payments under Section 9.1 or accept the said offer (or offers).

9.4   Illegality.

        Notwithstanding anything herein contained, if at any time any Lender determines in good faith (which determination shall be conclusive) and notifies the Borrower through the Administrative Agent that, by reason of any future law, regulation, guideline, interpretation bulletin, order, treaty or official directive, or any future change to any existing law, regulation, guideline, interpretation bulletin, order, treaty or official directive or in the interpretation or application thereof by any authority charged with the administration thereof or by any court, that it is unlawful or contrary to the direction of any competent authority for such Lender to make or maintain any Drawing, then such Lender and the Borrower shall negotiate in good faith means by which such Drawing may be legally maintained by the Lender, including converting such Drawing to another form of Drawing or assigning all or part of such Lender's Proportion of the Facility to another Person determined by the Borrower. If the Borrower and such Lender fail to agree on a solution, such outstanding Drawing and all other amounts payable to or for the account of such Lender hereunder in connection therewith shall be forthwith repaid by the Borrower to the Administrative Agent for the account of such Lender.

PART 10 — CONDITIONS OF LENDERS' OBLIGATIONS

10.1 Conditions Precedent.

        The obligation of the Lenders and the Administrative Agent to provide the initial Drawing under the Facility is subject to the fulfillment of the following conditions (which are established for the sole benefit of the Administrative Agent and the Lenders) to the satisfaction of the Administrative Agent and the Lenders, which conditions may be waived in whole or in part by the Administrative Agent and the Lenders, with or without conditions (any decision by the Lenders in respect thereof to be delivered through the Administrative Agent):

  (a)
  Corporate Proceedings.    All corporate proceedings to be taken by the Borrower and Guarantor in connection with the transactions contemplated by this Agreement, the Security Agreements and the Guarantee and Postponement Agreement shall be satisfactory in form and substance to the Lenders and Lenders' Counsel, acting reasonably, and the Administrative Agent shall have received certified copies of all documents which it may reasonably request in connection with such transactions and of the records of all corporate proceedings in connection therewith.

  (b)
  Delivery of Documentation.    The Borrower shall have delivered to the Lenders this Agreement and the Security Agreements to which it is a party, duly executed, and the Guarantor shall have delivered to the Lenders the Guarantee and Postponement Agreement, duly executed. The Borrower and Guarantor shall have further executed and delivered to the Administrative Agent and each Lender such other documentation concerning the administration of this Agreement and the Drawings as the Administrative Agent, the Lenders or Lenders' Counsel may reasonably request.

  (c)
  Representations, Warranties and Defaults.    The representations and warranties of the Borrower contained in this Agreement and the Security Agreements to which it is a party, and of the Guarantor contained in the Guarantee and Postponement Agreement, shall be true and correct and no Defaults or Events of Default shall exist, and both the Borrower and Guarantor shall have delivered to the Administrative Agent a certificate to such effect, signed on its behalf by a senior officer.

  (d)
  No Conflict.    The Lenders shall have received written confirmation from the Borrower and Guarantor, to the Lenders' satisfaction acting reasonably, that none of this Agreement, the Security Agreements, the Guarantee and Postponement Agreement or the Acquisition will conflict with, or cause a default in:

  (i)
  any material obligation of the Borrower or any Subsidiary, including for greater certainty, any material obligation under the Significant Agreements; or

    (ii)
    any obligation of the Guarantor under the Guarantor Notes or any other material obligation of the Guarantor or any of its Affiliates.

  (e)
  Environmental Matters.    The Lenders shall have received written confirmation from the Borrower, to the Lenders' satisfaction acting reasonably, that none of the Borrower or any Subsidiary has any material environmental liabilities, except as disclosed in a disclosure certificate provided to the Lender on or before the initial Drawing.

  (f)
  Insurance.    That the Lenders shall have received written confirmation from the Borrower, to the Lenders' satisfaction acting reasonably, that insurance in respect of the assets of the Borrower and the Subsidiaries as required under Section 12.1(b) has been obtained and is in full force and effect and the Borrower shall have delivered copies of all insurance policies or binders covering the assets of the Borrower subject to the Security Agreements showing Royal Bank of Canada as first loss payee and containing a mortgage clause acceptable to the Lenders.

  (g)
  Capex Plan and Other Information.    The Borrower shall have made arrangements satisfactory to the Lenders for delivery of a Capex Plan and the Borrower shall have further delivered such other financial and other information in respect of the Borrower and its assets as requested by the Lenders.

  (h)
  No Material Adverse Change.    There has been no circumstance which has resulted in, or could reasonably be expected to result in, a Material Adverse Change and the Borrower shall have delivered to the Administrative Agent a certificate to such effect, signed on its behalf by a senior officer.

  (i)
  Financial Statements.    The Lenders shall have received:

  (i)
  the most recent unaudited quarterly consolidated financial statements of the Guarantor;

  (ii)
  the most recent unaudited financial statements of Stone Venepal (Celgar) Pulp Inc.;

  (iii)
  a pro-forma opening balance sheet for the Borrower accompanied by a certificate signed on its behalf by a senior officer confirming that such pro-forma opening balance sheet is based on reasonable commercial assumptions; and

  (iv)
  such other financial information in respect of the Guarantor, Borrower and their respective assets as requested by the Lenders.

  (j)
  Compliance Certificate.    The Lenders shall have received a certificate, substantially in the form and substance as the Quarterly Compliance Certificate signed by a senior officer of the Borrower, reflecting the fiscal circumstances of the Borrower for the period of its corporate existence prior to the initial Drawing.

  (k)
  Payment of Fees and Expenses.    The Borrower shall have paid, or made arrangements satisfactory to the Administrative Agent for the payment of, all fees payable to the Administrative Agent and/or Lenders in connection with the Facility and all expenses to be paid or reimbursed hereunder.

  (l)
  Governmental Approvals.    The Lenders shall have received written confirmation from the Borrower that all Governmental Approvals required in connection with the Acquisition and the Facility (if any) have been obtained and the basis for such Governmental Approvals shall be acceptable to the Lenders, acting reasonably.

  (m)
  Satisfactory Offer, Closing of Acquisition.    The Lenders shall have received copies of the purchase agreements and all ancillary agreements (the "Acquisition Agreements") in respect of the Acquisition and the Acquisition Agreements shall be in form and substance satisfactory to the Lenders and the Acquisition shall have closed in accordance with the terms and conditions set out in the Acquisition Agreements.

  (n)
  Opinion of Borrower's Counsel.    The Lenders shall have received from Borrower's Counsel an opinion in a form satisfactory to the Lenders and Lenders' Counsel, in each case acting reasonably.

  (o)
  Opinion of Guarantor's Counsel.    The Lenders shall have received from Guarantor's Counsel an opinion in a form satisfactory to the Lenders and Lenders' Counsel, in each case acting reasonably.

  (p)
  Opinion of Lenders' Counsel.    The Lenders shall have received from Lenders' Counsel an opinion in form and substance satisfactory to the Lenders with respect to such matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request.

PART 11 — REPRESENTATIONS AND WARRANTIES

11.1 Representations and Warranties.

        To induce the Administrative Agent and the Lenders to enter into this Agreement and establish the Facility, the Borrower hereby represents and warrants to the Administrative Agent and Lenders, upon each of which representations and warranties the Administrative Agent and Lenders specifically rely, as follows:

  (a)
  Corporate Organization of Borrower.    The Borrower is a corporation duly incorporated, validly existing, in good standing with respect to the filing of corporate filings under the laws of the Province of British Columbia and is duly qualified, in good standing and authorized to do business in all jurisdictions where the character of the properties owned by it or the nature of the business transacted by it makes such qualification necessary. The Borrower has all requisite corporate power and authority to own its properties and has obtained, or will obtain, all Governmental Approvals required to carry on its business as now conducted and proposed to be conducted and to enter into and perform its obligations under this Agreement, the Security Agreements to which it is a party and all instruments and agreements delivered pursuant hereto and thereto.

  (b)
  Subsidiaries.    As of the date of this Agreement there are no Subsidiaries.

  (c)
  Authorization, Enforceability.    This Agreement, the Security Agreements to which it is a party and every instrument or agreement delivered pursuant hereto has been duly and validly authorized by all requisite actions by the Borrower and each of such documents has been duly executed by the Borrower and when delivered will be a legal, valid and binding obligation the Borrower, enforceable in accordance with its respective terms, save as enforcement may be limited by:

  (i)
  applicable bankruptcy, insolvency, moratorium, reorganization and similar laws at the time in effect affecting the rights of creditors generally;

  (ii)
  equitable principles which may limit the availability of certain remedies, including the remedy of specific performance; and

  (iii)
  the inability of the courts of Canada to give judgment for payment in foreign currencies.

  (d)
  Governmental Approvals.    None of:

  (i)
  the nature of the Borrower, the Guarantor or any Subsidiary, or their respective businesses or property;

  (ii)
  any relationship between or among the Borrower, the Guarantor, any Subsidiary and any other Person; or

  (iii)
  any circumstances in connection with the entering into and performance of this Agreement,

    is such as to require any Governmental Approval that has not yet been obtained on the part of the Borrower or the Guarantor in connection with the execution, delivery and performance of this Agreement, the Security Agreements, the Guarantee and Postponement Agreement or the completion of the Acquisition.

  (e)
  Compliance with Requirement of Law.    None of the Borrower or any Subsidiary is in default with respect to any Requirement of Law (including, for greater certainty, under the Workers Compensation Act (British Columbia) and similar legislation in other provinces in which business is carried on) relating to its or their respective businesses to the extent that the sanctions, consequences and penalties resulting from such defaults, if applied individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

  (f)
  Environmental Compliance.    Without limiting the generality of paragraph (e) of this Section 11.1, none of the Borrower or any Subsidiary:

  (i)
  is in violation of, or has any liability under, any applicable Environmental Law;

  (ii)
  knows of the presence, release or disposal of any hazardous substances at any of its prior or currently owned, leased or operated property;

  (iii)
  is subject to any litigation, investigation, order or proceeding in connection with hazardous substances or Environmental Laws; or

  (iv)
  is subject to any environmental, health or safety condition,

    which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

  (g)
  Leases and Licences.    The Borrower and each of its Subsidiaries has all leases, licences, permits and consents as are essential for the due carrying on of its business in the manner in which its business is carried on and all such leases, licences, permits and consents are in full force and effect and no proceedings relating thereto are pending or known to the Borrower to be threatened in any way which, if applied individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

  (h)
  No Defaults.    No event has occurred and no condition exists which would constitute a Default or an Event of Default and none of the Borrower or any Subsidiary is in default, nor is there in existence any event which with the giving of notice or passage of time would be a default:

  (i)
  under any of its charter documents, notice of articles or articles;

  (ii)
  under any guarantee, bond, debenture, note or other instrument evidencing any indebtedness or under the terms of any instrument pursuant to which any of the foregoing has been issued or made and delivered; or

  (iii)
  under any Significant Agreement or other material agreement, material licence or permit or material instrument to which it is a party or by which it or its property may be bound,

    to the extent that such defaults, if applied individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

  (i)
  No Pending Litigation or Proceedings.    There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower, the Guarantor or any Subsidiary, at law or in equity or before or by any Governmental Authority, which have a reasonable likelihood of being decided adversely and, as a result, individually or in the aggregate, if adversely determined, could reasonably be expected to result in a Material Adverse Change.

  (j)
  Financial Statements.    The audited and unaudited financial statements of the Borrower provided to the Lenders from time to time are prepared in accordance with GAAP consistently applied throughout the period involved (except as otherwise noted therein) and present fairly the financial condition, results of operations and changes in financial position of the Borrower, as the case may be, on a consolidated basis or otherwise, for and as of the end of the period involved.

  (k)
  No Contingent Liabilities.    None of the Borrower or any Subsidiary has any contingent liabilities which are material to the Borrower and the Subsidiaries taken as a whole excluding guarantees or similar assurances given by the Borrower in respect of the obligations of Subsidiaries or by Subsidiaries in respect of the obligations of the Borrower or other Subsidiaries other than as indicated on the financial statements including the notes thereto delivered pursuant to the terms hereof or as otherwise advised to the Lenders in writing.

  (l)
  Title to Assets.    Each of the Borrower and its Subsidiaries has good and marketable title to its assets, free of all Liens except for Permitted Liens, and each of the Borrower and its Subsidiaries or the right to use all of the assets necessary for the operation of its respective business.

  (m)
  Pension and Employee Matters.    All contributions or premiums required to be made by the Borrower and its Subsidiaries under the terms of any pension plan or employee plan have been made in a timely fashion in accordance with all Requirements of Law and the terms of such plans and there are no material liabilities outstanding in connection therewith.

  (n)
  Labour Matters.    None of the Borrower or any Subsidiary has any material labour disputes or strikes existing or pending, other than has been advised to the Administrative Agent.

  (o)
  Taxes.    Each of the Borrower and the Subsidiaries have:

  (i)
  filed all tax returns required to be filed in any jurisdiction and all taxes, assessments, fees and other governmental charges upon it or upon any of its property, income or franchises, which are due and payable, have been paid timely or within appropriate extension periods or are being contested in good faith by appropriate proceedings;

    (ii)
    collected, deducted, withheld and remitted to the proper taxing authorities when due all taxes required to be collected, deducted, withheld and remitted; and

    (iii)
    made adequate provision on its books for any proposed additional tax assessments against it,

    to the extent that failure to do any of the foregoing, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

  (p)
  Disclosure of Material Facts.    The Borrower has disclosed to the Administrative Agent in writing all matters (other than matters which are a matter of public knowledge or record) which materially adversely affect, or will materially adversely affect, its business and the prospects, financial or otherwise of its business or the ability of the Borrower to perform its obligations under this Agreement or any other instrument delivered pursuant hereto to which it is a party.

  (q)
  No Material Adverse Change.    Since the date of execution of this Agreement there has been no material adverse change in respect of the target assets which are the subject of the Acquisition and since September 30, 2004 there has been no Material Adverse Change in respect of the Guarantor.

  (r)
  Acquisition Agreements.    With respect to the Acquisition Agreements and all documents ancillary thereto:

  (i)
  all representations and warranties made by the Borrower therein are true and correct in all material respects; and

  (ii)
  to the best of the knowledge of the Borrower, all representations and warranties made by the other parties thereto are true and correct in all material respects.

  (s)
  Deemed EBITDA.    The deemed EBITDA set out in Sections 12.3(e)(i), (ii), (iii) and (iv) is, to the best of the knowledge of the Borrower, an accurate reflection of the results of Stone Venepal (Celgar) Pulp Inc. as of the dates referred to therein.

PART 12 — COVENANTS

12.1    Affirmative Covenants.

        The Borrower hereby covenants with the Administrative Agent and each Lender that until the Facility is cancelled and there is outstanding no principal, interest or other amounts payable hereunder:

  (a)
  Corporate Existence.    The Borrower shall maintain and preserve its corporate existence and right to carry on its business, and the Borrower shall cause each Subsidiary to maintain and preserve its corporate existence and right to carry on its business, to the extent that failure to do so by a Subsidiary, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

  (b)
  Insurance.    The Borrower will cause all its property, and property of the Subsidiaries, which is of a character usually insured by companies operating like businesses, to be properly insured and kept insured with reputable insurers against loss or damage by fire or other hazards of the nature and to the extent that such properties are usually insured by companies operating like businesses and the Borrower will forthwith notify the Administrative Agent upon the happening of any significant loss and shall duly and punctually pay all premiums and other sums of money for maintaining such insurance. The Borrower will comply with its obligation under Section 13.1(e).

  (c)
  Maintenance of Books and Records.    The Borrower shall keep proper and adequate records and books of account in which true and complete entries will be made in a manner sufficient to enable the preparation of financial statements in accordance with GAAP and, upon the request of the Administrative Agent, make the same available for confidential inspection and report by an independent auditor to the Lenders and the Administrative Agent at all reasonable times.

  (d)
  Taxes.    The Borrower shall, and shall cause each Subsidiary to, pay and discharge when due:

  (i)
  all taxes, assessments and governmental charges or levies imposed upon it, its income or its property or assets prior to the date on which penalties attach thereto; and

  (ii)
  all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) upon its property or assets,

    to the extent that failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

  (e)
  Legal Action.    The Borrower shall, and shall cause each Subsidiary to, actively and diligently contest or cause to be contested in good faith by appropriate and timely proceedings or effect a timely and provident settlement of:

    (i)
    any action, suit, litigation or other proceeding; or

    (ii)
    any writ of execution, attachment or similar process issued or levied against all, or a substantial portion of its property or the property,

    the result of which, if adversely determined, could reasonably be expected to result in a Material Adverse Change.

  (f)
  Compliance with Laws.    The Borrower shall, and shall cause each Subsidiary to, comply with all Requirements of Law (including for greater certainty all Environmental Laws) relating to its or their respective businesses to the extent that failure to comply, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

  (g)
  Environmental Indemnity.    The Borrower hereby agrees to indemnify and hold harmless the Administrative Agent and each of the Lenders and their respective directors, officers, employees and agents in respect of any costs (including for greater certainty legal costs), losses, damages, expenses, judgments, suits, claims, awards, fines, sanctions and liabilities whatsoever (including any costs or expenses of preparing any environmental assessment report or such other reports) arising out of or in respect of:

  (i)
  the release of any hazardous or toxic waste or other substance into the environment from or on to the Borrower's or any Subsidiary's property or otherwise by the Borrower or any Subsidiary; and

  (ii)
  the remedial action (if any) taken by the Administrative Agent and/or Lenders in respect of such release.

    This indemnity shall survive repayment of the Facility and termination of this Agreement.

  (h)
  Governmental Approvals.    The Borrower shall obtain, and cause each Subsidiary to obtain (to the extent not in existence on the reference date hereof), all Governmental Approvals necessary for the operation of its business as presently conducted and comply in all material respects with the covenants, terms and conditions set out in such Governmental Approvals to the extent that failure to so obtain or non-compliance, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

  (i)
  Business.    The Borrower shall:

  (i)
  maintain its property, perform its obligations under all material contracts, licences and permits, including for greater certainty the Significant Agreements, to which it is a party and carry on and conduct its business in accordance with sound business practices; and

  (ii)
  cause each Subsidiary to maintain its property, perform its obligations under all material contracts to which it is a party and carry on and conduct its business in accordance with sound business practices, to the extent that failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. The Borrower shall not make capital expenditures which exceed the amounts set out in the annual Business Plan and Capex Plan referred to in Sections 10.1(g) and 12.4(e);

  (j)
  Use of Facility.    The Borrower shall use all Drawings under the Facility for the purposes set forth in Section 2.2 and for no other purpose.

  (k)
  Covenant to Pay.    The Borrower shall duly and punctually pay or cause to be paid all amounts required to be paid by it to the Administrative Agent and the Lenders, as the case may be, pursuant to this Agreement, including principal, interest, the face amount of Bankers' Acceptances, BA Stamping Fees, LCG Fees, 364 Day Commitment Fees, expenses and other liabilities, at the place, in the currency, at the time and in the manner set forth herein.

12.2    Negative Covenants.

        The Borrower hereby covenants with the Administrative Agent and each Lender that until the Facility is cancelled and there is outstanding no principal, interest or other amounts payable hereunder:

  (a)
  Negative Pledge.    Without the prior written consent of Lenders, the Borrower shall not, and will cause each of its Subsidiaries not to, grant, create, assume, suffer or permit any Lien on any of its assets or operations except for Permitted Liens.

  (b)
  Restriction on Borrowing.    Without the prior written consent of Lenders, the Borrower will not, and the Borrower and the Guarantor will cause each Subsidiary not to, borrow money or otherwise incur debt or enter into any credit arrangement, except for:

  (i)
  normal day-to-day trade credit arrangements;

  (ii)
  normal indebtedness incurred in the ordinary course of business in respect of amounts due or accruing due to Governmental Authorities;

    (iii)
    loans from the Guarantor which are postponed to the Facility pursuant to the Guarantee and Postponement Agreement;

    (iv)
    borrowings under the Facility;

    (v)
    Breakage Costs on Treasury Contracts not to exceed the US Dollar Equivalent of US$5 million; and

    (vi)
    other Indebtedness (including Indebtedness secured by Liens) not to exceed in aggregate 5% of the total tangible assets of the Borrower.

  (c)
  Contingent Obligations.    Without the prior written consent of the Lenders, the Borrower will not make or suffer to exist any Contingent Obligation except by endorsement of instruments for deposit or collection in the ordinary course of business.

  (d)
  Corporate Reorganizations.    Without the prior written consent of Lenders, the Borrower will not merge, amalgamate, enter into any corporate reorganization or otherwise modify its corporate structure in any way which would materially adversely affect its asset base or cash flow or impair the Lenders' rights under the Security Agreements.

  (e)
  Sale and Disposals.    Without the prior written consent of Lenders, the Borrower will not sell (including sale and lease-back transactions), alienate, lease or otherwise dispose of or part with possession ("Disposal") of any of its property or assets except for:

  (i)
  Disposals of inventory or current assets in the ordinary course of business;

  (ii)
  net Disposals of property or assets in any Fiscal Year (after adjusting for the acquisition of replacement property or assets) not exceeding C$5,000,000 for individual assets and in aggregate C$20,000,000 based on net book value;

  (iii)
  Disposals of worn out or obsolete assets; and

  (iv)
  Disposals of assets in exchange for assets of a similar nature to be used in the business of the Borrower.

12.3    Financial Covenants.

        The Borrower hereby covenants with the Administrative Agent and each Lender that until the Facility is cancelled and there is outstanding no principal, interest or other amounts payable hereunder:

  (a)
  Financial Ratios.    The Borrower will maintain the following financial ratios:

    (i)
    a Current Ratio of not less than 1.25 to 1.0;

    (ii)
    a Total Funded Debt to EBITDA Ratio of no greater than 2.0 to 1.0;

    (iii)
    an Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending after the date hereof of no less than 2.25 to 1.0;

    (iv)
    a Distribution Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending after the date hereof of greater than 1.0 to 1.0;

  (b)
  Minimum Consolidated Net Worth.    The Borrower will maintain Consolidated Net Worth of at least C$220,923,000.

  (c)
  Principal Amounts Outstanding.    The Borrower will not permit the principal amount outstanding under the Facility plus Breakage Costs to at any time exceed the Borrowing Base. The Borrowing Base will be calculated within 15 days following the end of each calendar month and such amount shall apply for the next succeeding period, until the Borrowing Base is re-calculated within 15 days following the end of the next succeeding calendar month.

  (d)
  Annualized Fiscal Period.    Subject to Section 12.3(e), during the initial 12 months of the term of this Agreement, if a financial covenant of the Borrower or a financial ratio applicable to the Borrower requires a calculation based upon the most recent four completed consecutive fiscal quarters of the Borrower, then such financial covenant or financial ratio will be deemed amended to refer to a calculation based upon an annualized fiscal period determined by reference to the partial period prior to the date upon which the covenant or ratio is determined or calculated; and

  (e)
  EBITDA.    During the initial 12 months of the term of this Agreement, whenever a calculation of EBITDA is required to be made based upon the most recent four completed consecutive fiscal quarters of the Borrower, the following shall be the deemed EBITDA as of the following dates:

  (i)
  March 31, 2004 — C$5,733,000;

  (ii)
  June 30, 2004 — C$16,886,000;

  (iii)
  September 30, 2004 — C$3,386,000;

  (iv)
  December 31, 2004 — (C$1,912,000); and

  (v)
  March 31, 2005 — C$6,000,000.

12.4    Reporting Covenants.

        The Borrower hereby covenants with the Administrative Agent and each Lender that until the Facility is cancelled and there is outstanding no principal, interest or other amounts payable hereunder the Borrower shall furnish to the Lenders by delivery to the Administrative Agent the following (in a form and scope acceptable to the Lenders, acting reasonably):

  (a)
  Annual Reports.    Within 90 days after the end of its Fiscal Year, the audited annual financial statements of (a) the Guarantor and the Borrower on a consolidated basis; and (b) the Borrower on an unconsolidated basis;

  (b)
  Quarterly Reports.    Within 45 days after the end of each of the first three fiscal quarters, the unaudited quarterly consolidated financial statements of (a) the Guarantor and the Borrower on a consolidated basis; and (b) the Borrower on an unconsolidated basis;

  (c)
  Quarterly Compliance Certificate.    Together with the financial statements referred to in (a) and (b) above, a Quarterly Compliance Certificate;

  (d)
  Borrowing Base Certificate.    Within 15 days after the end of each calendar month, a Monthly Borrowing Base Certificate;

  (e)
  Business Plan / Capex Plan.    No later than 60 days prior to the end of each Fiscal Year:

  (i)
  a Business Plan, and

  (ii)
  a Capex Plan;

  (f)
  Notice of Material Events.    As soon as practicable upon occurrence, notice of any:

  (i)
  Default or Event of Default;

  (ii)
  default under any other Indebtedness or any material agreement, including under any Significant Agreement (other than a Significant Agreement or Significant Agreements relating to fibre supply that in aggregate constitute less than 3% of the aggregate fibre supply requirements of the Borrower);

  (iii)
  material litigation, material environmental matters and material operational matters or issues;

  (iv)
  Material Adverse Change; and

  (g)
  Organizational Change.    Prior notice of any merger, amalgamation, corporate reorganization or other modification to the corporate structure of the Borrower.

  (h)
  Additional Information.    Such additional information as the Lenders may reasonably request concerning the Borrower, the Guarantor and the Subsidiaries.

12.5    Sufficient Copies.

        The Borrower shall furnish to the Administrative Agent either sufficient copies of the financial statements and other deliverables set out above, as the case may be, for each of the Lenders for distribution by the Administrative Agent to the Lenders; or send to the Administrative Agent complete electronic versions of such financial statements and other deliverables set out above, as the case may be, for transmittal by the Administrative Agent to the Lenders.

PART 13 — SECURITY AGREEMENTS

13.1    Security Agreements.

        As general and continuing security for the payment of all amounts owing by the Borrower to the Lenders hereunder and to any Lenders under any Treasury Contracts and the performance of all other obligations of the Borrower to the Lenders, the Borrower will deliver, or cause to be delivered, the following agreements (the "Security Agreements") to the Administrative Agent to be held for the benefit of the Lenders:

  (a)
  a general security agreement, duly executed by the Borrower, providing for a first priority Lien in all of the Borrower's present and after acquired inventory, securities, instruments, documents of title, chattel paper, intangibles (which include accounts) and money (as each is defined in the British Columbia Personal Property Security Act);

  (b)
  security under Section 427 of the Bank Act (Canada), duly executed by the Borrower;

  (c)
  the Guarantee and Postponement Agreement, duly executed by the Guarantor;

  (d)
  a guarantee and postponement agreement from each Subsidiary of the Borrower in respect of the Borrower's obligations to the Lenders, along with such collateral security for such guarantee and postponement agreement as the Lenders may require; and

  (e)
  copies of all insurance policies or binders covering the assets of the Borrower subject to the Security Agreements showing Royal Bank of Canada as first loss payee and containing a mortgage clause acceptable to the Lenders.

13.2    Securing Treasury Contracts.

        Any Breakage Costs under a Treasury Contract will also be secured by the Security Agreements (for greater certainty, no Person other than the Borrower will be required to deliver instruments or agreements additional to the Security Agreements in connection with Treasury Contracts). The Lenders and the Borrower acknowledge and agree that the Facility and all Treasury Contracts will rank pari passu in all respects and the proceeds derived from any realization on any collateral in which the Lenders are granted a Lien pursuant to the Security Agreements and the proceeds derived from the Guarantee and Postponement Agreement will be distributed pro rata to such parties in proportion to their respective claims against the Borrower in connection with this Agreement and Breakage Costs under Treasury Contracts. Notwithstanding the foregoing, no Lender may enforce its respective rights under any Security Agreement in connection with obligations owing under Treasury Contracts unless and until an Event of Default has occurred and the Lenders have commenced enforcement proceedings under the Security Agreements.

13.3    Registration.

        The Administrative Agent will, at the expense of the Borrower, register, file or record the Security Agreements in all offices where such registration, filing, or recording is necessary or of advantage to the creation, perfection and preserving of the Liens arising pursuant thereto. The Administrative Agent will renew such registrations, filings and recordings from time to time as and when required to keep them in full force and effect. The Borrower acknowledges that the forms of the Security Agreements have been prepared based upon the laws in effect at the date of this Agreement and that such laws may change. The Borrower agrees that the Administrative Agent or the Lenders will have the right to require that the forms of the Security Agreements be amended or supplemented to reflect any changes in such laws, whether arising as a result of statutory amendments, court decisions or otherwise, in order to confer upon the Administrative Agent and the Lenders (both in their capacities as parties to this Agreement and parties to any Treasury Contract) the Liens intended to be created thereby.

13.4    Discharges.

        Upon payment in full of all amounts owing hereunder and termination of this Agreement, the Administrative Agent and the Lenders will, on request by and at the expense of the Borrower, provide to the Borrower registerable discharges of the Security Agreements and any security interests related thereto.

PART 14 — DEFAULT AND ENFORCEMENT

14.1    Events of Default.

        The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

  (a)
  if the Borrower shall fail to pay any sum on account of principal, interest, the face amount of Bankers' Acceptances, BA Stamping Fees, LCG Fees, 364 Day Commitment Fees, expenses and other liabilities when due and such failure shall have continued for a period of one Banking Day after notice has been given by the Administrative Agent to the Borrower;

  (b)
  if the Borrower shall fail to pay any sum on account of Breakage Costs owing in respect of a Treasury Contract when due and such failure shall have continued for a period of one Banking Day after notice has been given by the Administrative Agent or applicable Lender to the Borrower;

  (c)
  if the Borrower fails to perform or observe any term, condition, covenant or undertaking contained in:

  (i)
  Section 12.3 (Financial Covenants) of this Agreement and fails to cure such default within five Banking Days after notice has been given by the Administrative Agent to the Borrower;

  (ii)
  Section 12.2 (Negative Covenants) of this Agreement;

  (iii)
  except as otherwise provided for in (a), (b) and (c) of this Section 14.1, if the Borrower fails to perform or observe any other term, condition, covenant or undertaking contained in this Agreement or any Security Agreement or any representation or warranty made by the Borrower in this Agreement or any Security Agreement (or in any certificate, statement or notice issued related hereto or thereto) is incorrect when made or deemed made, and the Borrower fails to cure such default or incorrect representation or warranty within 15 Banking Days after notice has been given by the Administrative Agent to the Borrower;

  (d)
  if the Guarantor fails to perform or observe any term, condition, covenant or undertaking contained in:

  (i)
  Part 4 of the Guarantee and Postponement Agreement and fails to cure such default within one Banking Days after notice has been given by the Administrative Agent to the Borrower;

  (ii)
  Section 4.2(c) (Negative Covenants) of the Guarantee and Postponement Agreement;

  (iii)
  except as provided for in (i) and (ii) of this Section 14.1(d), if the Guarantor fails to perform or observe any other term, condition, covenant or undertaking contained in the Guarantee and Postponement Agreement or any representation or warranty made by the Guarantor in the Guarantee and Postponement Agreement (or in any certificate, statement or notice issued related hereto or thereto) is incorrect when made or deemed made, and the Guarantor fails to cure such default or incorrect representation or warranty within five Banking Days after notice has been given by the Administrative Agent to the Guarantor;

  (e)
  if a default shall occur under any Indebtedness in excess of the Canadian Dollar Equivalent of C$10,000,000 of the Borrower or any Subsidiary, other in respect of the Facility;

  (f)
  if a default shall occur under any Indebtedness in excess of the Canadian Dollar Equivalent of C$10,000,000 of the Guarantor, including, for greater certainty, under the terms of the Guarantor Notes as are in effect as of the date of this Agreement;

  (g)
  if any application is made by the Borrower or the Guarantor under the Bankruptcy and Insolvency Act (Canada), Companies' Creditors Arrangement Act (Canada) or similar legislation in Canada, the United States or any other jurisdiction or the Borrower or the Guarantor shall commit any act of bankruptcy or shall become insolvent or shall make an assignment or proposal under the bankruptcy legislation of any jurisdiction or make a general assignment in favour of its creditors;

  (h)
  if any application is made by a Subsidiary or Subsidiaries under the Bankruptcy and Insolvency Act (Canada), Companies' Creditors Arrangement Act (Canada) or similar legislation or if such Subsidiary or Subsidiaries shall commit any act of bankruptcy or shall become insolvent or shall make an assignment or proposal under the bankruptcy legislation of any jurisdiction or make a general assignment in favour of its creditors and which foregoing events, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;

  (i)
  if a receiver or receiver-manager is appointed of any material part of the assets of the Borrower or the Guarantor or if a proceeding is instituted for the winding up of the Borrower or the Guarantor or a bankruptcy petition shall be filed or presented against the Borrower or the Guarantor, unless such application, appointment, proceeding or petition is being contested in good faith by the Borrower or the Guarantor in connection therewith, dismissed, stayed or withdrawn within 30 days of the Borrower or the Guarantor receiving notice, or otherwise having knowledge, of the institution thereof;

  (j)
  if a receiver or receiver-manager is appointed of any material part of the assets of a Subsidiary or Subsidiaries or if a proceeding is instituted for the winding up of such Subsidiary or Subsidiaries or a bankruptcy petition shall be filed or presented against such Subsidiary or Subsidiaries, unless such application, appointment, proceeding or petition is being contested in good faith by such Subsidiary or Subsidiaries and in connection therewith, dismissed, stayed or withdrawn within 30 days of such Subsidiary or Subsidiaries receiving notice, or otherwise having knowledge, of the institution thereof, and which foregoing events, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;

  (k)
  if any execution or any other process of any court for an amount or amounts in aggregate in excess of the Canadian Dollar Equivalent of C$5,000,000 shall become enforceable against the Borrower or the Guarantor at any one time or if a distress or analogous process for an amount or amounts in aggregate in excess of the Canadian Dollar Equivalent of C$5,000,000 shall be levied upon the property of the Borrower or the Guarantor or any part thereof at any one time, unless the same is either paid or is being contested in good faith and in connection therewith, dismissed, stayed or withdrawn within 30 days of the Borrower or the Guarantor receiving notice or otherwise having knowledge of the institution thereof;

  (l)
  if any execution or any other process of any court for an amount or amounts in aggregate in excess of the Canadian Dollar Equivalent of C$5,000,000 shall become enforceable against a Subsidiary or Subsidiaries at any one time or if a distress or analogous process for an amount or amounts in aggregate in excess of the Canadian Dollar Equivalent of C$5,000,000 shall be levied upon the property of such Subsidiary or Subsidiaries or any part thereof at any one time, unless the same is either paid or is being contested in good faith and in connection therewith, dismissed, stayed or withdrawn within 30 days of such Subsidiary or Subsidiaries receiving notice or otherwise having knowledge of the institution thereof, and which foregoing event could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

  (m)
  if there is an event of default under any of the Significant Agreements which could reasonably be expected to result in a Material Adverse Change and such event of default is not remedied within 30 days following notice of such event of default given by the Administrative Agent to the Borrower;

  (n)
  if this Agreement or any Security Agreement to which the Borrower is a party ceases to be an enforceable obligation of the Borrower or if the Borrower disputes its enforceability;

  (o)
  if the Guarantee and Postponement Agreement ceases to be an enforceable obligation of the Guarantor or if the Guarantor disputes its enforceability;

  (p)
  if a Material Adverse Change shall occur; or

  (q)
  if a Change of Control shall occur.

14.2    Rights upon Default.

        Upon the occurrence of an Event of Default and for so long as such Event of Default shall continue, the Majority Lenders may immediately upon written notice to the Borrower, cancel the Facility and declare the entire outstanding principal amount of all Drawings, all unpaid accrued interest and all fees and other amounts required to be paid by the Borrower hereunder to be immediately due and payable without the necessity of presentment for payment, notice of non-payment and of protest (all of which are hereby expressly waived) and proceed to exercise any and all rights and remedies hereunder, provided that in the case of any of the Events of Default specified in Sections 14.1(g) or (i), without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Facility shall thereupon terminate and the entire outstanding principal amount of all Drawings, all unpaid accrued interest and all fees and other amounts required to be paid by the Borrower hereunder shall be immediately due and payable without the necessity of presentment for payment, notice of non-payment and of protest (all of which are hereby expressly waived) and the Administrative Agent and the Lenders may proceed to exercise any and all rights and remedies hereunder.

14.3    Judgment Currency.

        Unless judgment in connection herewith is rendered against the Borrower pursuant to the Foreign Money Claims Act (British Columbia), if for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in US Dollars into Canadian Dollars, the rate of exchange which shall be applied shall be the Spot Buying Rate for the conversion of US Dollars into Canadian Dollars on the business day preceding that on which final judgment is given. The obligation of the Borrower in respect of any sum due from it hereunder in US Dollars shall, notwithstanding any judgment in Canadian Dollars, be discharged only to the extent that on the business day following receipt by the Lenders of any sum adjudged to be due hereunder in Canadian Dollars the Lenders may purchase US Dollars with Canadian Dollars at the Spot Buying Rate and, if the amount of US Dollars so purchased falls short of the sum originally due to the Lenders in US Dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lenders against such shortfall.

14.4    Indemnity.

        The Borrower shall fully indemnify and hold the Administrative Agent, the Lenders and their respective directors, officers, employees and agents harmless from and against any and all costs, expenses, claims, obligations, losses, penalties, actions, judgments, suits, causes or disbursements (as to the amount of which the certificate of the Administrative Agent shall be prima facie evidence) of any nature or kind whatsoever which may be imposed on, incurred by, or asserted against such indemnified party directly or indirectly as a result of the entry into and performance of this Agreement, the use of the Facility proceeds or any Event of Default, provided that the foregoing indemnity will not apply to any such loss, expense, damage or liability resulting from the willful misconduct or gross negligence of such indemnified party. Without limiting the generality of the foregoing, the foregoing indemnity shall extend to reasonable legal costs as well as any interest, fees or other sums whatsoever paid or payable on account of any funds borrowed by the Lenders in order to carry any unpaid amount and to any loss, premium, penalty or expense which may be incurred by the Lenders in liquidating or employing deposits from third parties acquired to make, maintain or fund a Drawing or any part thereof or any amount due or to become due under this Agreement.

PART 15 — ASSIGNMENT

15.1    Assignment.

        Except for an assignment or transfer to an Affiliate, a Lender shall not be entitled to assign or otherwise transfer all or a portion of its rights under this Agreement except as follows:

  (a)
  a Lender shall be entitled to assign all or a portion of its rights and obligations under this Agreement to any (i) Canadian financial institution, or (ii) foreign bank listed under Schedule III to the Bank Act (Canada), with the consent of the Administrative Agent and the Borrower, such consent not to be unreasonably withheld or delayed, provided that it is agreed that it shall not be unreasonable for the Borrower to withhold consent for reasons concerning the creditworthiness of a financial institution. The consent of the Borrower or the Administrative Agent to an assignment by a Lender shall not be required if a Default or Event of Default has occurred and is continuing;

  (b)
  unless a Lender assigns all of its rights and obligations under this Agreement:

  (i)
  it shall not make an assignment of less than C$5,000,000 plus integral multiples of C$1,000,000 of its maximum commitment hereunder; and

  (ii)
  after any assignment neither the assignor's nor the assignee's maximum commitment hereunder shall be less than C$5,000,000;

    provided that this Section 15.1(b) shall not apply if an Event of Default has occurred and is not waived by the Lenders.

  (c)
  no assignment shall, in connection therewith, result in increased costs to the Borrower under Sections 8.8 and 9.1; and

  (d)
  any Lender who assigns any interest hereunder shall pay to the Administrative Agent for the Administrative Agent's account a fee of C$5000 at the time of transfer.

        Notwithstanding the provisions of this Section 15.1, a Lender shall be entitled to allow a participation in all or any portion of its rights and obligations under this Agreement without notice to or the consent of the Administrative Agent or Borrower provided, however, that such Lender shall remain responsible for all of its obligations under this Agreement and neither the Administrative Agent nor the Borrower shall have any obligation to, or be required to communicate with or otherwise recognize or deal with, such participant.

15.2    Assignment Agreement.

        Any assignee contemplated in Section 15.1(a) shall execute, together with the assignor, the Borrower and the Administrative Agent, a Lender Assignment Agreement and thereupon shall be deemed to be a "Lender" and a "Lender" or "Lender", as the case may be, for all purposes of this Agreement, and shall be responsible for all obligations herein and entitled to the full benefit hereof to the same extent as if it was an original party in respect of the rights and obligations assigned to it. Upon any such assignment, each Lender's Proportion, Lender's Proportion and/or Lender's Proportion, as the case may be, shall be deemed adjusted to reflect each Lender's respective percentage interest in the Facility.

15.3    Further Assurances.

        The Borrower will, at the expense (other than the Borrower's legal expenses) of the assignee, execute such further documents and do such other things as the assignee, Administrative Agent or other Lenders may reasonably request for the purpose of any such assignment.

15.4    Release of Information.

        The Borrower hereby authorizes and consents to the release of financial and other information, including the details of this Agreement, to prospective assignees hereunder, and the Borrower agrees, upon reasonable request, to provide prospective assignees with current financial and other information as is available to the Borrower and customarily provided by it to financial institutions in connection with financing transactions of this type provided, however, that in each case the prospective assignee has previously agreed in writing to be bound by the provisions of Section 17.4 with respect to such information.

15.5    Assignment by Borrower.

        The Borrower shall not assign all or any portion of its rights or obligations under this Agreement without the prior written consent of the Lenders, which consent may be arbitrarily withheld.

15.6    Enurement.

        Subject to the foregoing provisions of this Part 15, this Agreement shall be binding upon and enure to the benefit of each of the parties and their respective permitted successors and assigns.

PART 16 — THE ADMINISTRATIVE AGENT AND THE LENDERS

16.1    Authorization.

        Subject to Section 16.8, each Lender hereby irrevocably designates and appoints the Administrative Agent as its agent and each such Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf and to exercise such rights and powers as are specifically delegated to it by this Agreement and such other rights and powers as are incidental thereto. The Administrative Agent shall not have any responsibilities or be required to exercise any right or power or take any action as to any matters not expressly provided for by and specified in this Agreement and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. For greater certainty, the Administrative Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the Guarantor, to inspect the property (including the books and records) of the Borrower or the Guarantor or to see to the satisfaction of any condition precedent, due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement. The Administrative Agent shall never be required to take any action that is contrary to this Agreement or applicable law or which may, in the Administrative Agent's sole discretion, expose it to liability. In connection with its rights, responsibilities and powers under this Agreement, the Administrative Agent shall act solely as the agent of each of the Lenders and the Administrative Agent shall not assume, and shall not be deemed to have assumed, any obligations to, or fiduciary relationship with, the Lenders, the Borrower or the Guarantor other than as specifically provided in this Agreement.

16.2    Notices, etc.

        The Administrative Agent shall, by original delivery, facsimile, electronic communication or otherwise, forthwith provide to each Lender a copy of all notices and documents served or delivered by the Borrower under this Agreement. For greater certainty, notices permitted or required under the terms hereof between the Borrower and the Administrative Agent on behalf of the Lenders will be given in accordance with Section 17.3. The Administrative Agent and the Lenders may provide each other with such information concerning the financial position and operation of the Borrower as the Administrative Agent and the Lenders may see fit.

16.3    Action by Administrative Agent.

        The Administrative Agent shall not be obliged:

  (a)
  to take any steps to ascertain whether any Default or Event of Default has occurred, so that until the Administrative Agent has received express written notice to the contrary from the Borrower or a Lender, it shall be entitled to assume that no Default or Event of Default has occurred; or

  (b)
  to transmit to the Lenders any information in any way relating to the Borrower or this Agreement which the Administrative Agent may have acquired otherwise than in connection with the performance of its duties under this Agreement;

  and the Administrative Agent at its sole discretion may refrain from exercising any right or taking any action against the Borrower for the recovery of any sum due hereunder until it has been fully indemnified against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result of such exercise or action, by each Lender in its respective Lender's Proportion. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and not commence or cease to do the acts indemnified against until such additional indemnity is furnished.

16.4    No Reliance.

        Each Lender hereby acknowledges in favour of the Administrative Agent:

  (a)
  that neither the Administrative Agent nor any of its directors, officers, employees, agents, legal counsel or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, the Guarantor or any Subsidiary, shall be deemed to constitute any representation or warranty by the Administrative Agent to such Lender;

  (b)
  that it has made such enquiries and taken such care on its own behalf as would have been the case had its participation in the Facility been made directly by such Lender to the Borrower without the intervention of the Administrative Agent or any other Person and that it has not relied, and does not rely, upon any information or advice provided, or any appraisal of, or investigation into the financial condition, creditworthiness, affairs, status or nature of the Borrower effected by the Administrative Agent in such capacity;

  (c)
  that it shall, independently and without reliance upon the Administrative Agent or any Person other than the Borrower and the Guarantor, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower; the Guarantor or any Subsidiary; and

  (d)
  that the Administrative Agent shall not be obliged either before or at any time after the signing of this Agreement to provide such Lender with any information or advice or to make any investigation or appraisal into the financial condition, creditworthiness, operations, property, affairs, status or nature of the Borrower, the Guarantor or any Subsidiary.

16.5    Liability of Administrative Agent.

        Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be responsible or liable:

  (a)
  for the execution, legality, validity, sufficiency, enforceability or effectiveness of this Agreement;

  (b)
  for any failure of the Borrower, the Guarantor or any Lender to duly and punctually observe and perform any of their respective obligations under this Agreement;

  (c)
  for any statement, representation or warranty made or referred to in this Agreement or in any certificate, report, statement, or document given to any of the Lenders;

  (d)
  for any action taken or omitted by any of them under or in connection with this Agreement unless such action is directly due to their own negligence or willful misconduct;

  (e)
  for the consequences of relying on any communication or document believed by any of them to be genuine and correct and to have been communicated or signed by the Person by whom it purports to be communicated or signed;

  (f)
  for the financial condition of the Borrower, the Guarantor or any Subsidiary; or

  (g)
  for the consequences of relying in good faith on the advice of any professional advisers selected by any of them in connection with this Agreement.

16.6    Dealings by Administrative Agent.

        With respect to its own participation in the Facility and the borrowings hereunder, the Administrative Agent, in its capacity as a Lender, shall have the same rights and powers under this Agreement as any other Lender and may exercise them as though it was not also acting as agent for the Lenders. The Administrative Agent and its Affiliates may, without liability to disclose or account, engage in any kind of financial, trust or commercial business with, or acquire or dispose of any kind of security of, the Borrower, the Guarantor or any of their respective affiliates as if the Administrative Agent was not the agent for the Lenders and neither the Administrative Agent nor any of its Affiliates shall have any obligation to disclose or account for any dealings which it may have had with the Borrower, the Guarantor or any of their respective Affiliates prior to or after the date of this Agreement.

16.7    Dealings by Lenders.

        Subject to the provisions of this Agreement, each Lender may deal with the Borrower in all transactions and generally may engage in any banking business with or provide any financial services to the Borrower or the Guarantor without any liability to account to any other Lender therefor.

16.8    Termination of Agency.

  (a)
  The Administrative Agent may, as hereinafter provided, resign at any time by giving 30 days written notice thereof to the Lenders and Borrower. Upon such resignation, the Borrower, with the consent of the Majority Lenders, such consent not to be unreasonably withheld or delayed, shall have the right to appoint from among the Lenders a successor agent. No such resignation shall be effective until a successor agent has been appointed. If no successor agent shall have been appointed, and shall have accepted such appointment, within 30 days after delivery of the retiring Administrative Agent's notice of resignation, then the retiring Administrative Agent may within a further 30 days appoint, on behalf of the Lenders, a successor, which shall be a Canadian chartered bank with an office in Toronto and Vancouver.

  (b)
  Upon the written acceptance by the successor agent of its appointment as Administrative Agent:

  (i)
  as regards the Borrower, the Guarantor and each of the Lenders, such successor shall become bound by all the obligations of the Administrative Agent and become entitled to all the rights, privileges, powers, authorities and discretions of the Administrative Agent hereunder;

  (ii)
  the agency of the retiring Administrative Agent shall terminate but without prejudice to any liabilities which the retiring Administrative Agent may have incurred prior to the termination of its agency; and

  (iii)
  the retiring Administrative Agent shall be discharged from any further liability or obligation under this Agreement.

        The provisions of this Agreement shall continue in effect for the benefit of any retiring Administrative Agent in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

16.9    Notice of Default by Administrative Agent.

        In the event that the Administrative Agent receives express written notice from the Borrower of the occurrence of any Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders and consult with the Lenders with respect to the action to be taken. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed in writing by the Majority Lenders (subject to Section 16.13); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

16.10    Reliance by Administrative Agent on Notices.

        The Administrative Agent shall be entitled to rely upon any writing, letter, notice, certificate, telex, cable, statement, order or other document believed by the Administrative Agent to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and, with respect to legal matters, to act upon advice of legal advisers selected by the Administrative Agent (including, without limitation, in-house counsel of the Administrative Agent) concerning all matters pertaining to this Agreement and the Administrative Agent's duties hereunder.

16.11    Action by Lenders.

        Except as provided otherwise in Section 16.12 or Section 16.13, where the terms of this Agreement refer to any action to be taken hereunder or thereunder by the Lenders or to any such action that requires the consent, approval, satisfaction, agreement or other determination of the Lenders, the action taken by and consent, approval, satisfaction, agreement or other determination given or made by the Majority Lenders shall constitute the action, consent, approval, agreement or other determination of the Lenders herein or therein referred to. Any Default or Event of Default may be waived before or after it occurs only if consented to by the Majority Lenders.

16.12    Special Determinations.

        Any extension of the 364 Day Tranche Repayment Date shall be made in accordance with Section 2.5 and otherwise any amendment of any obligation between the Borrower and Lenders, shall be made by agreement between the Borrower and Majority Lenders;

16.13    Unanimity.

        Any amendment, extension or waiver of, or consent to, the terms of this Agreement which changes or relates to:

  (a)
  the amount of the Facility or any Lender's Proportion thereof (except for the permanent reductions and assignments expressly contemplated hereby);

  (b)
  the rate or dates or order of payment of interest, reductions in the Applicable Margins or any BA Stamping Fees, LCG Fees, 364 Day Commitment Fees or other fees payable hereunder;

  (c)
  subject to Section 2.5, the definition of the 364 Day Tranche Repayment Date;

  (d)
  the definition of Term Tranche Repayment Date;

  (e)
  any adjustment of the Lender's Proportions or of the Lender's Proportions;

  (f)
  any alteration of the amount, currency or mode of calculation or computation of any principal, interest or other amounts owing hereunder;

  (g)
  the definition of Majority Lenders;

  (h)
  the types of drawings available under the Facility;

  (i)
  any amendment to any provision of this Agreement that requires unanimous consent of the Lenders;

  (j)
  any release of, or materially adverse change to, any Security Agreement unless permitted under the terms hereof or thereof, provided that if the Lenders' Counsel provides an opinion to the effect that a change to any such Security Agreement is not materially adverse, such determination will be binding on the Lenders;

  (k)
  the assignment or transfer by the Borrower of any or all of its rights and obligations under this Agreement; and

  (l)
  this Part 16 or any amendment hereof;

  shall require the consent, approval or agreement of all Lenders.

16.14    Enforcement.

        Each Lender hereby acknowledges that, to the extent permitted by law, the remedies provided in this Agreement to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder are to be exercised not severally, but collectively by the Administrative Agent upon the decision of the Lenders as provided in this Part 16. Accordingly, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder including, without limitation, any declaration of an Event of Default, but that any such action shall be taken only by the Administrative Agent with the prior agreement of the Lenders as provided in this Part 16.

16.15    Apportionment of Drawings.

        If the apportionment of a Drawing or Drawings among any Lenders cannot be evenly made in the Lender's Proportions or Lender's Proportions, as the case may be, the Administrative Agent shall round allocations among such Lenders consistent with the Administrative Agent's money market practices.

16.16    Inter-Lender Payments.

        Promptly upon receipt of any payment from the Borrower under this Agreement, the Administrative Agent shall remit to each Lender entitled thereto its share of such payment, as determined by the Administrative Agent in accordance herewith, by payment to such Lender's Lending Branch.

16.17    Failure of Borrower to Repay.

        Unless the Administrative Agent has been notified in writing by the Borrower at least one Banking Day prior to the date on which any payment to be made by the Borrower hereunder is due that the Borrower does not intend to remit all or any part of such payment, the Administrative Agent may, in its discretion (and absolutely without obligation) assume that the Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to the amount of such payment which is due to such Lender pursuant to this Agreement. If the Borrower does not in fact remit such payment to the Administrative Agent, the Administrative Agent shall promptly notify each Lender and each Lender shall forthwith on demand by the Administrative Agent repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon until the date of repayment thereof at a rate determined by the Administrative Agent (such rate to be conclusive and binding on such Lender) in accordance with the Administrative Agent's usual banking practice for such advances to financial institutions of like standing to such Lender.

16.18    Failure of Lender to Advance.

        Unless the Administrative Agent has been notified in writing by a Lender at least one Banking Day prior to a Drawing Date, Rollover Date or Conversion Date that such Lender does not intend to make available the portion of the Drawing due to be made available by such Lender pursuant to this Agreement on such date, the Administrative Agent may, in its discretion, assume that such Lender has remitted funds to the Administrative Agent in an amount equal to the amount required to be made available by such Lender pursuant to this Agreement and the Administrative Agent may, in its discretion (and absolutely without obligation) assume that the Lenders have remitted such funds when so due and the Administrative Agent may in reliance upon such assumption make available to the Borrower on such Drawing Date, Rollover Date or Conversion Date an amount equal to the amount required to be made available by such Lender pursuant to this Agreement. If a Lender does not remit such funds to the Administrative Agent, the Administrative Agent shall promptly notify such Lender and such Lender shall forthwith remit such funds to the Administrative Agent, failing which the Borrower shall forthwith on demand by the Administrative Agent repay to the Administrative Agent (without prejudice to the Borrower's rights against the Lender that has not remitted funds to the Administrative Agent) the amount made available by the Administrative Agent on behalf of such Lender, together with interest thereon until the date of repayment thereof at a rate determined by the Administrative Agent (such rate to be conclusive and binding on such Lender or the Borrower, as the case may be) in accordance with the Administrative Agent's usual banking practice for advances to financial institutions of like standing to such Lender, which rate shall not exceed the rate applicable hereunder.

16.19    Payment of Swingline Lender and Fronting Lender.

        Notwithstanding Section 14.2 and without limiting the generality of Section 16.20 and Section 16.21, upon the occurrence of an Event of Default, adjustments shall be made among the Swingline Lender, Fronting Lender and Lenders as set forth in this Section 16.19:

  (a)
  unless the Swingline Lender and the Majority Lenders agree otherwise, if an Event of Default occurs, then the Swingline Lender will promptly request the Administrative Agent on behalf of the Borrower (and for this purpose the Swingline Lender is irrevocably authorized by the Borrower to do so) for a Prime Rate Drawing and Base Rate Drawing (as applicable) from the Lenders pursuant to Part 3 to repay to the Swingline Lender the outstanding Swingline Drawings. The Lenders are irrevocably directed by the Borrower to make a Prime Rate Drawing and Base Rate Drawing (as applicable) if so requested by the Swingline Lender and pay the proceeds thereof directly to the Administrative Agent for the account of the Swingline Lender. At all times thereafter the commitment of the Swingline Lender to provide Swingline Drawings under Section 2.7 shall be terminated and the Lenders shall make such adjusting payments amongst themselves in the manner contemplated by Section 16.20 as may be required to ensure their respective participations in outstanding Drawings under the 364 Day Tranche reflect their respective Lender's Proportions;

  (b)
  if any Letter of Credit or Letter of Guarantee is thereafter drawn upon which results in a payment by the Fronting Lender thereunder (in this Section 16.19(b), an "LCG Payment"), the Fronting Lender will promptly request the Administrative Agent on behalf of the Borrower (and for this purpose the Fronting Lender is irrevocably authorized by the Borrower to do so) for a Prime Rate Drawing or Base Rate Drawing (as applicable) from the Lenders pursuant to Part 3 to reimburse the Fronting Lender for such LCG Payment and the foregoing provisions of this Section 16.19(a) shall equally apply to each such further drawing;

  (c)
  if for any reason a Drawing may not be made pursuant to 16.19(a) or 16.19 (b) to reimburse the Swingline Lender or the Fronting Lender as contemplated thereby, then promptly upon receipt of notification of such fact from the Administrative Agent, each Lender shall deliver to the Administrative Agent for the account of the Swingline Lender or the Fronting Lender in immediately available funds the purchase price for such Lender's participation interest in the relevant unreimbursed Swingline Drawings or LCG Payments (including interest then accrued thereon and unpaid by the Borrower). Without duplication, each Lender shall, upon demand by the Swingline Lender or the Fronting Lender made to the Administrative Agent, deliver to the Administrative Agent for the account of the Swingline Lender or the Fronting Lender interest on such Lender's rateable portion from the date of payment by the Swingline Lender or the Fronting Lender of such unreimbursed LCG Payments until the date of delivery of such funds to the Swingline Lender or the Fronting Lender by such Lender at a rate per annum equal to the Federal Funds Rate (if reimbursement is to be made in US Dollars) or the one month CDOR (if reimbursement is to be made in Canadian Dollars) for such period. Such payment shall only, however, be made by the Lenders in the event and to the extent the Swingline Lender or the Fronting Lender has not been reimbursed in full by the Borrower for interest on the amount of such unreimbursed Swingline Drawings or LCG Payments;

  (d)
  each Lender unconditionally agrees to pay to the Administrative Agent for the account of the Swingline Lender or the Fronting Lender:

    (i)
    such Lender's rateable portion of each Drawing requested by the Swingline Lender or the Fronting Lender on behalf of the Borrower pursuant to Section 16.19(a) or (b) to repay Swingline Drawings or LCG Payments made by the Swingline Lender or the Fronting Lender; and

    (ii)
    the purchase price for such Lender's participation interest in any relevant unreimbursed Swingline Drawings or LCG Payments (including interest then accrued thereon and unpaid by the Borrower) pursuant to Section 16.19(c);

  (e)
  the Swingline Lender or the Fronting Lender shall, forthwith upon its receipt of any reimbursement (in whole or in part) by the Borrower for any unreimbursed Swingline Drawings or LCG Payments in relation to which other Lenders have purchased a participation interest pursuant to Section 16.19(c), or of any other amount from the Borrower or any other Person in respect of such payment, transfer to such other Lender such other Lender's rateable share of such reimbursement or other amount. In the event that any receipt by the Swingline Lender or the Fronting Lender of any reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under any applicable insolvency legislation or is otherwise required to be returned, such Lender shall promptly return to the Swingline Lender or the Fronting Lender any portion thereof previously transferred to it by the Swingline Lender or the Fronting Lender, without interest to the extent that interest is not payable by the Swingline Lender or the Fronting Lender in connection therewith;

  (f)
  the obligations of each Lender under section 16.19(a), (b), (c) and (d) are unconditional, shall not be subject to any qualification or exception whatsoever and shall be performed in accordance with the terms and conditions of this Agreement under all circumstances including:

  (i)
  any lack of validity or enforceability of the Borrower's obligations;

  (ii)
  the occurrence of any Default or Event of Default or the exercise of any rights by the Administrative Agent under Section 14.2; and

  (iii)
  the absence of any demand for payment being made, any proof of claim being filed, any proceeding being commenced or any judgment being obtained by the Swingline Lender or the Fronting Lender against the Borrower;

  (g)
  if a Lender (a "Defaulting Lender") fails to make payment on the due date therefor of any amount due from it for the account of the Swingline Lender or the Fronting Lender pursuant to this Section 16.19 (the balance thereof for the time being unpaid being referred to in this Section 16.19(g) as an "overdue amount") then, until the Swingline Lender or the Fronting Lender has received payment of that amount (plus interest as provided below) in full (and without in any way limiting the rights of the Swingline Lender or the Fronting Lender in respect of such failure):

    (i)
    the Swingline Lender or the Fronting Lender shall be entitled to receive any payment which the Defaulting Lender would otherwise have been entitled to receive under this Agreement, including in respect of the Guarantee and Postponement Agreement; and

    (ii)
    the overdue amount shall bear interest payable by the Defaulting Lender to the Fronting Lender at a rate per annum equal to the one month CDOR (if reimbursement is to be made in Canadian Dollars) or the Federal Funds Rate (if reimbursement is to be made in US Dollars) until paid.

16.20    Overpaid Lender.

        If a Lender (an "Overpaid Lender") shall obtain any payment, whether voluntary, involuntary or otherwise (other than any amounts expressly permitted to be paid solely to such Lender pursuant to this Agreement), to be applied on account of any portion of the Drawings owed to under the 364 Day Tranche or Term Tranche, as the case may be, which is in excess of its Lender's Proportion (such excess portion is the "Excess Payment") then:

  (a)
  such Overpaid Lender shall immediately pay to the Administrative Agent an amount equal to the Excess Payment, together with interest thereon at the rate specified in Section 16.19(f)(ii) above, whereupon the Administrative Agent shall notify the Borrower of its receipt by the Administrative Agent;

  (b)
  the Administrative Agent shall remit to each Lender or Lender, as the case may be, (other than the Overpaid Lender) its share of such Excess Payment (calculated without reference to the share of the Overpaid Lender); and

  (c)
  as between the Borrower and the Overpaid Lender, the Excess Payment shall be treated as not having been paid and as between the Borrower and each Lender or Lender, as the case may be (other than the Overpaid Lender), the applicable share of the Excess Payment shall be treated as having been paid to each such Lender on the date such Excess Payment was made to the Overpaid Lender;

provided that if all or any portion of such Excess Payment is subsequently required to be repaid by the Overpaid Lender to the Borrower each Lender or Lender, as the case may be, shall promptly repay to the Administrative Agent for the account of such Overpaid Lender an amount equal to any amount which such other Lender had received pursuant to this Section 16.20.

16.21    Adjustments Among Lenders.

  (a)
  After the occurrence of an Event of Default and acceleration of all or any portion of the Drawings and other amounts outstanding hereunder, each Lender shall, at any time and from time to time upon the request of the Administrative Agent as required by any Lender, purchase portions of the Drawings and other amounts made available by the other Lenders which remain outstanding and make any other adjustments which may be necessary or appropriate to ensure each Lender is owed its Lender's Proportion of the 364 Day Tranche or the Term Tranche, as the case may be, and other amounts owing hereunder.

  (b)
  After the occurrence of an Event of Default and acceleration of all or any portion of the Drawings outstanding and other amounts owing hereunder, the amount of any repayment made by the Borrower under this Agreement, and the amount of any proceeds from the exercise of any rights or remedies of the Lenders under this Agreement, which are to be applied against such Drawings and amounts, shall be so applied in a manner so that to the extent possible each Lender is owed its Lender's Proportion of the 364 Day Tranche or the Term Tranche, as the case may be, and other amounts owing hereunder.

  (c)
  Notwithstanding anything contained in this Agreement, there shall not be taken into account for the purposes of computing any amount payable to any Lender pursuant to this Section 16.21 any amount which a Lender receives as a result of any payment (whether voluntary, involuntary or otherwise) on account of any monies owing by the Borrower to such Lender other than on account of Drawings or other amounts owing hereunder.

16.22    Indemnity.

        Each of the Lenders does hereby agree to fully indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), its directors, officers, employees and agents rateably according to its respective Lender's Proportion, from and against any and all costs, expenses, claims, obligations, losses, penalties, actions, judgments, suits, causes or disbursements of any nature or kind whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent (unless directly due to negligence or willful misconduct on the part of the Administrative Agent) and which in any way relate to or arise out of this Agreement or transactions contemplated herein or any action taken or omitted by the Administrative Agent under or in connection with this Agreement or in enforcing or preserving, or in attempting to preserve, any of the rights of the Administrative Agent or the Lenders under this Agreement; provided, however, that the foregoing indemnity shall not extend to any overhead or salary expenses incurred by the Administrative Agent in connection with this Agreement. If the Administrative Agent makes available to the Borrower, in accordance with this Agreement, an amount which has not been made unconditionally available to the Administrative Agent by a Lender, then such Lender shall indemnify the Administrative Agent upon demand by the Administrative Agent against any loss which the Administrative Agent suffers or incurs as a result; provided that such Lender shall not be liable for any portion of such loss resulting from the Administrative Agent's gross negligence or willful misconduct.

16.23 Certain Provisions for Benefit of Administrative Agent and Lenders.

        The provisions of this Part 16 which relate to the rights and obligations of the Lenders to each other or to the rights and obligations between the Administrative Agent and the Lenders shall be for the exclusive benefit of the Administrative Agent and the Lenders, and the Borrower shall not have any rights or obligations thereunder or be entitled to rely for any purpose upon such provisions. Any Lender may waive in writing any right or rights which it may have against the Administrative Agent or the other Lenders hereunder without the consent of or notice to the Borrower.

PART 17 — MISCELLANEOUS

17.1 Payment of Expenses.

        Whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower shall on demand by the Administrative Agent pay to the Administrative Agent for its own account or for the account of the Lenders, as the case may be:

  (a)
  all reasonable out-of-pocket expenses of the Administrative Agent, incurred in its capacity as agent hereunder (including, without limitation, the reasonable fees and disbursements of any lawyers, accountants and independent consultants, which consultants are agreed to by the Borrower, retained by the Administrative Agent on behalf of the Lenders) incurred in connection with the negotiation and preparation of this Agreement, the administration of the Facility, any amendment, modification or waiver of any of the provisions of this Agreement and also in connection with the protection and enforcement of the rights of the Administrative Agent and each of the Lenders provided for in this Agreement; and

  (b)
  all reasonable out-of-pocket expenses incurred in connection with the initial syndication of the Facility, provided that subsequent to the initial syndication, no Lender shall be entitled to claim from the Borrower expenses incurred in any subsequent assignment of an interest in this Agreement.

17.2 Rights and Waivers.

        The respective rights and remedies of the Administrative Agent and each Lender under this Agreement are cumulative, may be exercised as often as considered appropriate, are in addition to all other rights and remedies under the general law, and shall not be capable of being waived or varied except by virtue of an express waiver or variation in writing signed by an authorized officer of the Administrative Agent or such Lender (as the case may be); and in particular any failure to exercise or any delay in exercising any of such rights and remedies shall not operate as a waiver or variation of that or any other such right or remedy; any defective or partial exercise of any of such rights shall not preclude any other or future exercise of that or any other such right or remedy; and no act or course of conduct or negotiation on the part of the Administrative Agent or a Lender or on its behalf shall in any way preclude it from exercising any such right or remedy or constitute a suspension or variation of any such right or remedy.

17.3 Communication.

        Subject to the express provisions of this Agreement, all communications provided for or permitted hereunder shall be in writing, personally delivered to an officer or other responsible employee of the addressee or sent by facsimile to the address set forth below the name of the applicable party in the execution pages of this Agreement or in Schedule B or to such other address as the recipient hereto may from time to time designate to the other in such manner. Any communication so personally delivered or sent by facsimile shall be deemed to have been validly and effectively given on the date of such delivery or facsimile, as the case may be.

17.4 Confidentiality.

        The Administrative Agent and the Lenders agree to treat any information obtained from the Borrower as confidential; provided, however, that nothing herein contained shall limit or impair the right or obligation of the Administrative Agent or any Lender to disclose such information:

  (a)
  to its Affiliates, directors, auditors, lawyers, employees or agents who would have access to such information in the normal course of the performance of such Person's duties;

  (b)
  when required by any Requirement of Law;

  (c)
  as may be requested by any Governmental Authority having or claiming to have jurisdiction over such Lender;

  (d)
  in connection with the enforcement of the terms and conditions of this Agreement;

  (e)
  which is publicly available or readily ascertainable from public sources, or which is received by any Lender from a Person who or which is not bound to keep the same confidential;

  (f)
  in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any Governmental Authority;

  (g)
  to the extent permitted by Section 15.4 in connection with any contemplated transfer of any of a Lender's rights and/or obligations under this Agreement; or

  (h)
  to the Administrative Agent or any Lender.

17.5 Survival of Representations, Warranties and Covenants.

        All agreements, representations, warranties and covenants made by the Borrower and the Guarantor in this Agreement and any certificate hereunder are material, shall be considered to have been relied upon by the Administrative Agent and each Lender and shall survive the execution and delivery of this Agreement or any investigation made at any time by or on behalf of the Agents and each Lender and, subject to Section 12.1(g), until repayment in full of the Drawings and of all other amounts owing under this Agreement and cancellation in full of the Facility.

17.6 Further Assurances.

        The Borrower and the Guarantor shall do, execute and deliver, or shall cause to be done, executed and delivered, all such further acts, documents (including certificates, declarations, affidavits, reports and opinions) and things as the Administrative Agent may reasonably request for the purpose of giving effect to this Agreement or for the purpose of establishing compliance with the representations, warranties and conditions of this Agreement.

17.7 Severability.

        Any provision in this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

17.8 Counterparts.

        This Agreement may be simultaneously executed in any number of counterparts, each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

17.9 No Partnership, etc.

        Nothing contained in this Agreement nor any action taken pursuant hereto or thereto shall be deemed to constitute the Lenders and Borrower a partnership, joint venture or any other similar such entity.

17.10   Entire Agreement.

        This Agreement, including the Schedules hereto, constitutes the entire agreement between the parties, expressly superseding all prior agreements (including the mandate letter and term sheet dated January 13, 2005) and communications (both oral and written) between any of the parties hereto with respect to all matters contained herein, and except as stated herein or the instruments and documents to be executed and delivered pursuant hereto, contain all the representations and warranties of the respective parties. In the event of any conflict between the terms of this Agreement and any Security Agreement, the terms of this Agreement shall prevail.

        IN WITNESS WHEREOF the parties hereto have executed this Operating Credit Agreement as of the 11th day of February, 2005.

0706906 B.C. LTD.		ROYAL BANK OF CANADA in its capacity as Administrative Agent
per:	/s/ DAVID M. GANDOSSI	per:	/s/ GERALD W. DERBYSHIRE
per:		per:
Address:	Suite 2840, PO Box 11576 650 West Georgia Street Vancouver, BC V6B 4N8	Address:	Agency Services Group, 12th Floor, South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, M5J 2W7
	Attention: Chief Financial Officer		Attention: Manager, Agency Services Group
Facsimile no.: (604) 684-1094		Facsimile no.: (416) 842-4023

ROYAL BANK OF CANADA, in its capacity as Lender

per:	/s/ GERALD W. DERBYSHIRE Gerald W. Derbyshire Attorney In Fact
per:	/s/ BALJIT S. MANN Baljit S. Mann Attorney In Fact

HSBC BANK CANADA, in its capacity as Lender

per:	/s/ BRUCE CLARKE Bruce Clarke Vice President, Commercial Financial Services
per:	/s/ PAUL MATHIESON Paul Mathieson Assistant Vice President, Commercial Financial Services

SCHEDULE A

DEFINITIONS

"Acquisition" means the acquisition by the Borrower of substantially all of the assets and undertaking used in connection with and relating to the Northern Bleached Softwood Kraft pulp mill located at or near Castlegar, BC, as more particularly described in an asset purchase agreement made the 22nd day of November, 2004 between Mercer International Inc., the Borrower, and KPMG Inc., in its capacity as the receiver of Stone Venepal (Celgar) Pulp Inc."

"Acquisition Agreements" shall have the meaning set out in Section 10.1(m)

"Administrative Agent" means Royal in its capacity as administrative agent of the Lenders as set out herein, or any other Canadian chartered bank appointed as a successor administrative agent of the Lenders under this Agreement.

"Affiliate" means, in relation to a specified Person, any other Person which directly (or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, the specified Person or any subsidiary of the specified Person. The term "control" (including the phrases "controlled by" or "under common control with") means the possession, directly or indirectly, of the effective power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

"Agreement" means this Operating Credit Agreement, as amended, supplemented or modified from time to time.

"Applicable Margin" means, with respect to interest payable on a Prime Rate Drawing, Base Rate Drawing or LIBOR Drawing, a margin, expressed as a rate per annum, payable to the Lenders with respect to such Drawing, which shall vary with changes to the Total Funded Debt to EBITDA Ratio, as set forth in Schedule C hereto and adjusted pursuant to Section 4.3.

"BA Discount Proceeds" means, in respect of any Bankers' Acceptance, an amount (rounded to the nearest full cent, with one-half of one cent being rounded up) calculated on the applicable Drawing Date, Rollover Date or Conversion Date which is equal to the face amount of such Bankers' Acceptance multiplied by the price, where the price is calculated by dividing one by the sum of one plus the product of (i) the BA Discount Rate applicable thereto expressed as a decimal fraction multiplied by (ii) a fraction, the numerator of which is the term of such Bankers' Acceptance in days and the denominator of which is 365, which calculated price will be rounded to the nearest multiple of 0.001%.

"BA Discount Rate" means the discount rate transacted by the Borrower and the purchaser (whether or not a Lender) for the purchase of a Bankers' Acceptance on the date of issuance and acceptance thereof, as determined in respect of Bankers' Acceptance Drawings pursuant to Section 5.5.

"BA Equivalent Drawing" means, in relation to a Bankers' Acceptance Drawing, a Drawing in Canadian Dollars made by a Non-Acceptance Lender as part of such Bankers' Acceptance Drawing in accordance with Section 5.7.

"BA Maturity Date" means, in relation to a Bankers' Acceptance Drawing, the stated maturity date of each Bankers' Acceptance which forms part of such Bankers' Acceptance Drawing, which shall be the same date for each such Bankers' Acceptance.

"BA Period" means, in relation to a Bankers' Acceptance Drawing, the term to maturity selected by the Borrower hereunder, commencing on the date that the relevant Bankers' Acceptances are issued in connection with such Bankers' Acceptance Drawing; provided, however, that:

  (a)
  each BA Period in respect of a Bankers' Acceptance Drawing shall have a term of 1, 2, 3 or 6 months (or such other term agreed to by the Lenders) and shall be subject to the availability of a market for such term;

  (b)
  if the last day of a BA Period selected by the Borrower is not a Banking Day, such BA Period shall end on the next following Banking Day;

  (c)
  no BA Period with respect to Drawings under the 364 Day Tranche may extend beyond the 364 Day Tranche Repayment Date (as from time to time extended pursuant to Section 2.5); and

  (d)
  no BA Period with respect to Drawings under any Term Tranche may extend beyond the applicable Term Tranche Repayment Date.

"BA Stamping Fee" shall have the meaning set out in Section 4.1(c).

"BA Stamping Fee Rate" means the rate per annum (based on a 365 day year) at which the BA Stamping Fee is calculated, which rate shall vary with changes to the Total Funded Debt to EBITDA Ratio, as set forth in Schedule C hereto and adjusted pursuant to Section 4.3.

"Bankers' Acceptance" means a depository bill as defined by the Depository Bills and Notes Act (Canada) or a blank non-interest bearing bill of exchange as defined by the Bills of Exchange Act (Canada), in either case drawn by the Borrower, denominated in Canadian Dollars and accepted by a Lender as a bankers' acceptance, as evidenced by such Lender's endorsement thereof at the request of the Borrower pursuant to a Drawing Notice, Rollover Notice or Conversion Notice. Any depository bill may be made payable to "CDS & Co." and be deposited with The Canadian Depository for Securities Limited.

"Bankers' Acceptance Drawing" means a Drawing of Canadian Dollars made available by way of Bankers' Acceptances or a BA Equivalent Drawing.

"Banking Day" means any day on which banks are open for business in both Vancouver, British Columbia and Toronto, Ontario.

"Base Rate" means a fluctuating rate of interest per annum, expressed on the basis of a year of 365 days, which is equal at all times to the greater of: (i) the rate of interest most recently announced by the Administrative Agent as its base rate for lending US Dollars in Canada; and (ii) the Federal Funds Rate (adjusted to reflect a 365 day year) in effect from time to time, plus .75%.

"Base Rate Drawing" means a Drawing in US Dollars in respect of which interest is payable by reference to the Base Rate.

"basis point" means one one-hundredth of one percent, or 0.01%.

"Borrower" means 0706906 B.C. Ltd. and its permitted successors.

"Borrower's Account" means such account of the Borrower at the Designated Branch as the Administrative Agent, with the approval of the Borrower, may specify to the Lenders.

"Borrower's Counsel" means Sangra Moller, or any replacement counsel appointed by the Borrower.

"Borrowing Base" means, without duplication, the sum of:

  (a)
  75% of the Eligible Accounts Receivable which are not otherwise included in (b) or (c) below;

  (b)
  90% of accounts receivable which are insured by Export Development Corporation (or other insurance institution acceptable to the Lenders) and which are not otherwise included in (c) below;

  (c)
  100% of accounts receivable supported by letters of credit issued by financial institutions rated not less than A — by Standard & Poors or A3 by Moodys Investor Service; and

  (d)
  50% of the Eligible Inventory up to an aggregate amount not to exceed 50% of maximum amount of the Facility in effect at the date of calculation;

less

  (e)
  100% of the aggregate amount of any Preferred Claims.

"Breakage Costs" means the aggregate of all costs and liabilities owing by the Borrower that could result from the termination of all Treasury Contracts to which the Borrower is a party. In calculating Breakage Costs (a) the costs and entitlements arising out of Treasury Contracts with a single Lender may be netted out against each other; and (b) there shall be no netting between Treasury Contracts held by different Lenders.

"Business Plan" means the business plan to be prepared by the Borrower and the Guarantor for each Fiscal Year or Fiscal Years for submission to the Administrative Agent, which business plan shall include a forecast of operating results and of cash flow for the relevant Fiscal Year together with a pro forma consolidated balance sheet for the Borrower and the Guarantor as at the Fiscal Year end of the forecast period.

"Calculation Date" means that day which is the first day of the third month following a fiscal quarter end except for the year end fiscal quarter in which case it shall be the first day of the fourth month following such year end fiscal quarter.

"Canadian Dollar Equivalent" means, at any time:

  (a)
  in relation to an amount in US Dollars, the amount obtained by converting such amount into Canadian Dollars at the Spot Buying Rate; and

  (b)
  in relation to any amount in Canadian Dollars, such amount.

"Canadian Dollars" or "C$" means lawful currency of Canada.

"Capex Plan" means the financial plan in a form satisfactory to the Administrative Agent prepared for the next ensuing Fiscal Year or Fiscal Years covering planned capital expenditures, normal maintenance capital expenditures, discretionary capital expenditures and contingency allowances with such other details as the Administrative Agent may reasonably request including the proposed sources of financing for such expenditures.

"Capital Lease" means a lease of which all or a portion of the rents payable thereunder would be included in total liabilities on a balance sheet prepared in accordance with GAAP.

"CDOR Rate" means, on any day, the annual rate of discount determined by the Administrative Agent which is equal to the simple average of the yield rates per annum (calculated on the basis of a year of 365 days and calculated to two decimal places, with 0.005 or more being rounded upward) applicable to bankers' acceptances denominated in Canadian Dollars having, where applicable, comparable issue dates and maturity dates as the Bankers' Acceptances proposed to be issued by the Borrower, displayed and identified as such on the CDOR Page (or any display substituted therefor) of Reuters Monitor Money Rates Service at approximately 10:00 a.m. (Toronto time) on that day or, if that day is not a Banking Day, then on the immediately preceding Banking Day (as adjusted by the Administrative Agent after 10:00 a.m. (Toronto time) to reflect any error in the posted average annual rate of discount); provided, however, if those rates do not appear on the CDOR Page (or the display substituted therefor), then the CDOR Rate shall be the annual rate of discount determined by the Administrative Agent which is equal to the simple average of the yield rates per annum (calculated on the basis of a year of 365 days and calculated to two decimal places, with 0.005 or more being rounded upward) applicable to those bankers' acceptances in a comparable amount to the Bankers' Acceptances proposed to be issued by the Borrower, quoted by three of the five largest (as to total assets) Canadian chartered banks listed in Schedule I to the Bank Act (Canada) (as selected by the Administrative Agent) as of 10:00 a.m. (Toronto time) on that day or, if that day is not a Banking Day, on the immediately preceding Banking Day. Unless the Borrower and the Administrative Agent otherwise agree, such banks will be Royal Bank of Canada, Bank of Montreal and Bank of Nova Scotia. Each determination of the CDOR Rate by the Administrative Agent shall be conclusive and binding, absent demonstrated error.

"Change of Control" means any transaction which results in the Borrower not being a Wholly-Owned Subsidiary of the Guarantor.

"Conflicted Lender" shall have the meaning set out in Section 2.10(c).

"Consolidated Net Income" means the consolidated net income of the Borrower and its Subsidiaries taken as a whole determined in accordance with GAAP, excluding:

  (a)
  extraordinary items as determined in accordance with GAAP;

  (b)
  gains resulting from any reappraisal, revaluation or write-up of assets, and

  (c)
  undistributed income of the Borrower.

"Consolidated Net Worth" means the consolidated net worth of the Borrower and its Subsidiaries taken as a whole determined in accordance with GAAP, plus, at any time, the sum of preferred stock (other than mandatory redeemable preferred stock), consolidated capital, surplus and retained earnings of the Borrower and its Subsidiaries less any Intangibles (other than existing Intangibles and additional Intangibles for timber harvesting rights, prepaid royalties, patents and other intellectual property). For greater clarity, loans from the Guarantor which are postponed to the Facility pursuant to the Guarantee and Postponement Agreement shall be included in Consolidated Net Worth.

"Consolidated Total Assets" means the total assets of the Borrower and its Subsidiaries taken as a whole determined on a consolidated basis in accordance with GAAP less any Intangibles (except for existing Intangibles and additional Intangibles for timber harvesting rights, prepaid royalties, patents and other intellectual property which shall be included).

"Contingent Obligation" means any agreement, undertaking or arrangement by which a Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including any comfort letter, operating agreement, take-or-pay contract or application for letter of credit which is not a Letter of Credit or letter of guarantee which is not a Letter of Guarantee.

"Conversion" means the conversion of a Drawing to another form of Drawing hereunder.

"Conversion Date" means the date notified to the Administrative Agent by the Borrower in accordance with Section 3.2 as being the date (which shall be a Banking Day) on which a requested Conversion be made.

"Conversion Notice" means a notice substantially in the form of Schedule F, duly executed by a senior officer of the Borrower.

"Corporate Distribution" means:

  (a)
  Dividends or other distributions of capital stock of the Borrower, (except for dividends or other distributions payable solely in shares of capital stock), and

  (b)
  the redemption, retirement or acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock).

"Current Assets" means those assets, which on a consolidated basis, are determined to be current assets of the Borrower and its Subsidiaries taken as a whole in accordance with GAAP;

"Current Liabilities" means those liabilities, which on a consolidated basis, are determined to be current liabilities of the Borrower and its Subsidiaries taken as a whole in accordance with GAAP.

"Current Ratio" means the ratio of Current Assets to Current Liabilities;

"Default" means an event which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

"Defaulting Lender" shall have the meaning set out in Section 16.19(g).

"Designated Branch" means Royal Bank of Canada, Loan Syndications, South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, M5J 2W7, Facsimile no.: (416) 842-4023, or such other branch in Toronto as the Administrative Agent may from time to time designate.

"Disposal" shall have the meaning set out in Section 12.2(e).

"Dissenting Lender" shall have the meaning set out in Section 2.5.

"Distribution Coverage Ratio" means a ratio of:

  (a)
  EBITDA, less maintenance capital expenditures and cash taxes; divided by

  (b)
  the sum of the Borrower's:

  (i)
  Interest Expense;

  (ii)
  Interest paid on amounts owing to the Guarantor or any Affiliate of the Guarantor; and

    (iii)
    all Dividends, Corporate Distributions and other fees or distributions of any kind paid to the Guarantor or any Affiliate of the Guarantor,

calculated, subject to Section 4.3(i), for the four consecutive fiscal quarters ending at the end of the said fiscal quarter.

"Dividends" means dividends paid on capital stock (cash or property) but does not include stock dividends.

"Drawing" means any of a Prime Rate Drawing, Bankers' Acceptance Drawing, Base Rate Drawing, LIBOR Drawing or Letter of Credit/Guarantee Drawing and includes a BA Equivalent Drawing.

"Drawing Date" means the date notified to the Administrative Agent by the Borrower in accordance with Section 3.2 as being the date (which shall be a Banking Day) on which a requested Drawing be made.

"Drawing Notice" means a notice substantially in the form of Schedule D.

"EBITDA" means, with respect to the Borrower and its Subsidiaries taken as a whole, the sum of:

  (a)
  Consolidated Net Income;

  (b)
  all taxes paid and payable including income tax, value added goods and services taxes, sales taxes, business transfer and other like taxes;

  (d)
  Interest Expense paid and payable on Indebtedness of the Borrower and its Subsidiaries taken as a whole;

  (e)
  depreciation and amortization as shown on the consolidated financial statements of the Borrower and its Subsidiaries taken as a whole; and

  (f)
  non-cash charges not to exceed C$10 million per annum (excluding the amount of any non-cash charges reported in the prior fiscal period that become reported as cash items in the current fiscal period).

"Eligible Accounts Receivable" means unencumbered (except pursuant to the Security) North American, European Union and Japan domiciled trade accounts receivable owing to the Borrower by Persons in respect of whom no trade accounts receivable are owing to the Borrower for more than 90 days and with whom the Borrower deals at arm's length, as such term is defined in the Income Tax Act (Canada).

"Eligible Inventory" means unencumbered (except pursuant to the Security) inventory including: finished goods, pulp, logs and chips owned by the Borrower which are located in British Columbia, or in such other jurisdictions in which the Lenders have registered security over such inventory, supplies or spare parts in a form satisfactory to such Lenders in their sole discretion, but excluding work in process inventory, supplies and spare parts.

"Environmental Law" means any Requirement of Law relating to public health, safety or the environment, including, without limitation, those relating to the protection of the environment, health or safety of Persons, natural resources, conservation, wildlife, waste management, hazardous substance management, removal and remedial cost recovery, and pollution, including, without limitation, regulation of releases and disposals to air, land, water and groundwater.

"Equity Securities" means "equity security" or "equity securities" as defined in the Securities Act (British Columbia).

"Excess Payment" shall have the meaning set out in Section 16.20.

"Event of Default" shall have the meaning set out in Section 14.1.

"Facility" shall have the meaning set out in Section 2.1.

"Federal Funds Rate" means, for each day, a fluctuating interest rate per annum equal to the weighted average of the rates for overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day or, if such day is not a Banking Day, for the next preceding Banking Day, by the Federal Reserve Bank of New York or if such rates are not so published for such day, the average of the quotations for such transactions received by the Administrative Agent from three federal funds brokers of nationally recognized standing reasonably selected by the Administrative Agent.

"Fiscal Year" means a fiscal year of the Borrower or the Guarantor being that yearly period ending on December 31 of each year or such other date determined by the Borrower or Guarantor and agreed to by the Lenders from time to time.

"Fronted LCG" shall have the meaning set out in Section 7.1(a).

"Fronting Fee" shall have the meaning set out in Section 7.2(a).

"Fronting Lender" means Royal, or any other replacement fronting lender.

"GAAP" means Canadian generally accepted accounting principles.

"Governmental Approvals" means all licenses, permits, consents, authorizations or approvals from; withholding of objection on the part of, or filing, registration or qualification with; any and all Governmental Authorities required for any particular decision, act or event.

"Governmental Authority" means the government of Canada or the United States, the government of any province, state, municipality or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

"Guarantee and Postponement Agreement" means the agreement dated the date hereof whereby the Guarantor guarantees the Borrower's obligations hereunder, and provides other agreements and covenants to the Lenders.

"Guarantor" means Mercer International Inc., and its permitted successors.

"Guarantor Notes" means the US $310,000,000 high yield senior notes of the Guarantor bearing interest at 9.25% per annum and maturing February 15, 2013.

"Guarantor's Counsel" means such member or members of Sandra Moller, called to the Washington State Bar, or any replacement counsel appointed by the Guarantor.

"Indebtedness" means, with respect to any Person, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations under conditional sale or other title retention agreements relating to property purchased (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, earnout obligations) incurred, issued or assumed as the deferred purchase price of property or services purchased (other than trade debt incurred in the ordinary course of business) that would appear as liabilities on a balance sheet, (e) the principal portion of all obligations under Capital Leases, (f) all breakage cost obligations under treasury contracts, excluding any portion thereof that would be accounted for as interest expense under GAAP, (g) the maximum amount of all letters of credit issued or bankers' acceptances facilities created and, without duplication, all drafts drawn and unreimbursed thereunder (excluding performance based letters of credit issued to the Person's customers in connection with certain long-term contracts), (h) all preferred capital stock or other equity interests and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (i) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (j) all Indebtedness of others of the type described in clauses (a) through (i) hereof secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired, whether or not the obligations secured thereby have been assumed, (k) all guarantee obligations with respect to Indebtedness of another Person of the type described in clauses (a) through (i) hereof, and (l) all Indebtedness of the type described in clauses (a) through (j) hereof of any partnership or unincorporated joint venture in which the Person is a general partner or a joint venturer in proportion the ownership percentage in such partnership or joint venture.

"Intangibles" means prepaid royalties, patent and other intellectual property and any other item (other than goodwill) qualifying as an intangible under GAAP.

"Interest and Fee Rate Adjustment Date" means that date which is the first day of the month which immediately follows the relevant fiscal quarter end.

"Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries taken as a whole for the relevant period, the ratio resulting from dividing the sum of:

  (a)
  Consolidated Net Income;

  (b)
  all taxes paid and payable including income tax, value added goods and services taxes, sales taxes, business transfer and other like taxes;

  (c)
  Interest Expense paid and payable by the Borrower and its Subsidiaries taken as a whole;

  (d)
  depreciation and amortization as shown on the consolidated financial statements of the Borrower and its Subsidiaries taken as a whole;

  (e)
  non-cash charges not to exceed C$10 million per annum (provided they do not subsequently become cash charges)

by the amount of interest paid and payable on Indebtedness of the Borrower and Subsidiaries, taken as a whole. Interest Coverage Ratio will be calculated, subject to Section 12.3(h), for the four consecutive fiscal quarters ending at the end of the said fiscal quarter.

"Interest Expense" means, with respect to the Borrower and its Subsidiaries for any particular period, without duplication, the aggregate expense incurred by the Borrower and its Subsidiaries taken as a whole for interest and equivalent costs of borrowing (taking into account the effect of any relevant Treasury Contracts), including but not limited to (i) bankers' acceptance fees, (ii) discounts on bankers' acceptances, (iii) the interest portion of any Capital Lease obligations, and (iv) all fees and other compensation paid to any Person that has extended credit to the Borrower and its Subsidiaries, but excluding the interest capitalized in accordance with GAAP on new capital projects, including interest capitalized up to completion. For greater clarity, interest expense on loans from the Guarantor which are postponed to the Facility pursuant to the Guarantee and Postponement Agreement shall not be included in Interest Expense.

"Investment" means any investment, made in cash or by delivery of property, by a Person:

  (a)
  in any other Person, whether by acquisition of stock, indebtedness, or other obligation or security of such Person, or by loan, guarantee, advance, capital contribution or otherwise; or

  (b)
  in any property.

"LCG Fee" shall have the meaning set out in Section 4.1(e).

"LCG Fee Rate" means the rate per annum at which the LCG Fee is calculated, which rate shall vary with changes to the Total Funded Debt to EBITDA Ratio, as set forth in Schedule C hereto and adjusted pursuant to Section 4.3.

"LCG Payment" shall have the meaning set out in Section 16.19(b).

"Lender Assignment Agreement" means an instrument in the form set out as Schedule J.

"Lenders" means the financial institutions listed in Schedule B hereto, subject to adjustment for assignment of an interest in the Facility and this Agreement in accordance with Section 15.1 and "Lender" means any one of them, as the context so requires.

"Lenders' Counsel" means Davis & Company or any replacement counsel appointed by the Lenders.

"Lender's Proportion" means, in respect of each Lender:

  (a)
  if no Event of Default has occurred and is continuing, that percentage of the maximum principal amount of the Facility which a Lender has committed to fund or has funded; and

  (b)
  if an Event of Default has occurred and is continuing, that percentage of the principal amount of the Facility outstanding which a Lender has funded at the time of determination,

as amended from time to time in the event of any assignment in accordance with Section 15.1 hereof or cancellation in accordance with Section 8.2.

"Lending Branch" means the branch or office designated in writing from time to time by each Lender to the Administrative Agent as the branch or office from which such Lender funds its Lender's Proportion and Lender's Proportion, as the case may be, of Drawings and to which the Administrative Agent is to forward payments made by the Borrower hereunder, the initial branch or offices being those set forth in Schedule B.

"Letter of Credit" means a standby letter of credit or commercial letter of credit issued for the account of the Borrower.

"Letter of Credit/Guarantee Drawing" means a Drawing in Canadian Dollars or U.S. Dollars by way of the issuance of a Letter of Credit or Letters of Guarantee for the account of the Borrower.

"Letter of Guarantee" means a letter of guarantee of performance of financial obligations of the Borrower issued for the account of the Borrower.

"LIBOR Banking Day" means any day on which banks are open for business in Vancouver, British Columbia, Toronto, Ontario, New York, New York and London, England.

"LIBOR Drawing" means a Drawing in US Dollars to be outstanding for a specified LIBOR Interest Period in respect of which interest is payable by reference to the LIBO Rate.

"LIBOR Interest Period" means, in relation to a LIBOR Drawing, the term to maturity selected by the Borrower hereunder, commencing on the date that the relevant LIBOR Drawing is made; provided, however, that:

  (a)
  each LIBOR Interest Period shall have a term of 1, 2, 3 or 6 months and shall be subject to the availability of a market for such term;

  (b)
  the first LIBOR Interest Period for a LIBOR Drawing shall commence on the date it is advanced by the Lenders and, in the case of a Rollover, each subsequent LIBOR Interest Period relative thereto shall commence on and include the last day of such immediately preceding LIBOR Interest Period;

  (c)
  if the last day of a LIBOR Interest Period selected by the Borrower is not a LIBOR Banking Day, such LIBOR Interest Period shall end on the next following LIBOR Banking Day unless such LIBOR Banking Day falls in the next calendar month in which case such LIBOR Interest Period shall end on the next preceding LIBOR Banking Day;

  (d)
  no LIBOR Interest Period with respect to Drawings under the 364 Day Tranche may extend beyond the 364 Day Tranche Repayment Date (as from time to time extended pursuant to Section 2.5); and

  (e)
  no LIBOR Interest Period with respect to Drawings under the Term Tranche may extend beyond the applicable Term Tranche Repayment Date.

"LIBO Rate" means, for any LIBOR Interest Period:

  (a)
  the rate of interest (expressed as an annual rate on the basis of a 360 day year) determined by the Administrative Agent to be the arithmetic mean (rounded upwards if necessary to the next 0.00001%) of the offered rates for deposits in US Dollars for a period equal to the particular LIBOR Interest Period, which rates appear on the Reuters screen LIBO page or, if such Reuters screen page is not readily available to the Administrative Agent, page 3750 of the Telerate screen, in either case as of 11:00 a.m. (London time) on the second LIBOR Banking Day before the first day of that LIBOR Interest Period; or

  (b)
  if neither the Reuters screen LIBO page nor page 3750 of the Telerate screen is readily available to the Administrative Agent for any reason, the rate of interest determined by the Administrative Agent which is equal to the simple average of the rates of interest (expressed as a rate per annum on the basis of a year of 360 days and rounded upwards if necessary to the next 0.00001%) at which three of the five largest (as to total assets) Schedule I banks (as selected by the Administrative Agent) would be prepared to offer leading banks in the London interbank market a deposit in US Dollars for a term coextensive with that LIBOR Interest Period in an amount substantially equal to the relevant LIBOR Drawing at or about 10:00 a.m. (Toronto time) on the second Banking Day before the first day of such LIBOR Interest Period.

"Lien" means any mortgage, lien, charge, pledge, hypothecation, security interest or other encumbrance or title retention agreement and any other agreement or arrangement having substantially the same economic effect.

"Majority Lenders" means, at any time, any Lender or combination of Lenders whose aggregate Lender's Proportions exceed 662/3%.

"Material Adverse Change" means the occurrence of any transaction, event, condition, change or effect with respect to the Borrower or Guarantor that could reasonably be expected to materially adversely affect:

  (a)
  the business or financial condition of either the Borrower or Guarantor;

  (b)
  the ability of the Borrower to meet its obligations under this Agreement; or

  (c)
  the ability of the Guarantor to meet its obligations under the Guarantee and Postponement.

"Monthly Borrowing Base Certificate" means a certificate of a senior officer of the Borrower in the form set out in Schedule H.

"Non-Acceptance Lender" means a Lender other than a Schedule I Lender, a Schedule II Lender, or a Schedule III Lender.

"Non-Qualifying Lender" shall have the meaning set out in Section 7.3(c).

"Non-Qualifying Portion" shall have the meaning set out in Section 7.3(c).

"Non-Takeover Lender" shall have the meaning set out in Section 2.11.

"Overpaid Lender" shall have the meaning set out in Section 16.20.

"Permitted Liens" means:

  (a)
  Liens for taxes, assessments or governmental charges or levies not at the time due and delinquent or the validity of which is being contested at the time by the Borrower or any of its Subsidiaries in good faith provided that the Lenders are satisfied and have been provided with such security as they may have required to ensure that such contestation will involve no forfeiture of any property of the Borrower or any of its Subsidiaries;

  (b)
  the Lien of any judgment rendered or claim filed against the Borrower or any of its Subsidiaries which it shall be contesting in good faith, provided that the Lenders are satisfied or security has been provided to ensure that contestation will involve no forfeiture of any of the property of the Borrower or any of its Subsidiaries;

  (c)
  undetermined or inchoate Liens and charges, including construction Liens, Liens under the Woodworker Lien Act, Liens incidental to the operations of the Borrower or any of its Subsidiaries which have not at such time been filed pursuant to law against the Borrower or any of its Subsidiaries or which relate to obligations neither due nor delinquent;

  (d)
  restrictions, including land use contracts and covenants, easements, rights-of-way and mortgages thereof, servitudes, undersurface rights or other similar rights in land granted to or reserved by any Persons or minor defects or irregularities in title, all of which in the aggregate do not, in the opinion of the Lenders, acting reasonably, materially impair the usefulness of the property to the business of the Borrower subject to any such restriction, easement, right-of-way, servitude or other similar rights in land;

  (e)
  security given to a public utility or any Governmental Authority in connection with the operations of the Borrower or any of its Subsidiaries in the ordinary course of their respective businesses;

  (f)
  the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown and all statutory exceptions to title to real property;

  (g)
  claims of right, title or jurisdiction which may be made or established by any aboriginal peoples by virtue of their status as aboriginal peoples to or over any lands, waters or products harvested therefrom;

  (h)
  lease or conditional sale obligations which are not Capital Leases entered into by the Borrower or any Subsidiaries with arm's length third parties in respect of machinery and equipment (including motor vehicles, office equipment, photocopiers, telephones and telecopier machines) used in the ordinary course of business by the Borrower or any Subsidiaries;

  (i)
  Liens securing Indebtedness permitted under Section 12.2(b)(vi);

  (j)
  such other non-financial rights, liens, charges and encumbrances which are granted or arise in the ordinary course of business and do not individually, or as a whole, give rise to a Material Adverse Change; and

  (k)
  Liens securing the Facility or created under any Security Agreements granted in connection therewith.

"Person" means an individual, the heirs, executors, administrators or other legal representatives of an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

"Power of Attorney" shall have the meaning set out in Section 5.3.

"Preferred Claims" means any liabilities of the Borrower which for whatever reason would have priority over the Lenders for payment in the event of insolvency of the Borrower including, without limitation, purchase money security interests, statutory liens and crown priority claims for unpaid taxes and Liens under the Woodworker Lien Act.

"Pricing Level" means the "Pricing Levels" applicable to pricing of the Facility set out in Schedule C.

"Prime Rate" means a fluctuating rate of interest per annum, expressed on the basis of a year of 365 days, which is equal at all times to the greater of: (i) the rate of interest most recently announced by Royal as its prime rate for lending Canadian Dollars in Canada; and (ii) the average rate for 30 day Canadian Dollar Banker's Acceptances which appears on the Reuters' Screen CDOR page at 10:00 a.m. Toronto Time, plus 1.0%.

"Prime Rate Drawing" means a Drawing in Canadian Dollars in respect of which interest is payable by reference to the Prime Rate.

"Quarterly Compliance Certificate" means a certificate of a senior officer of the Borrower in the form set out in Schedule G.

"Reporting Issuer" means "reporting issuer" as defined in the Securities Act (British Columbia) or a Person having similar status under the securities legislation of any other jurisdiction, but does not include the Borrower or any Affiliate of the Borrower.

"Requirement of Law" means, as to any Person, the charter documents, by-laws or other organizational or governing documents of such Person, and any present or future international, Canadian or United States federal, provincial, state or local statute, law, regulation, order, consent, decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or determination of an arbitrator or a court or other competent authority, in each case applicable to or binding upon such Person or any of the property of such Person.

"Retroactive Amount" means that amount of interest, BA Stamping Fees, LCG Fees and 364 Day Commitment Fees equal to the difference, if any, between interest, BA Stamping Fees, LCG Fees and 364 Day Commitment Fees paid by the Borrower during the period from and including the Interest and Fee Rate Adjustment Date following each fiscal quarter end of the Borrower to and including the Calculation Date and the interest, BA Stamping Fees, LCG Fees and 364 Day Commitment Fees required to be paid as a result of an adjustment to the rates and fees prescribed in Section 4.1 and 4.2 during such period.

"Rollover" means a rollover of a Drawing to a further Drawing of the same form, and for greater certainty includes the issuance of Bankers' Acceptances the proceeds of which are used directly or indirectly to repay maturing Bankers' Acceptances and the continuation of a LIBOR Drawing for a further LIBOR Interest Period.

"Rollover Date" means the date notified to the Administrative Agent by the Borrower in accordance with Section 3.2 as being the date (which shall be a Banking Day) on which the Borrower has requested a Rollover be made.

"Rollover Notice" means a notice substantially in the form of Schedule E, duly executed by a senior officer of the Borrower.

"Royal" means Royal Bank of Canada.

"Schedule I Lender" means a Lender which is a Canadian chartered bank listed under Schedule I to the Bank Act (Canada).

"Schedule II Lender" means a Lender which is a Canadian chartered bank listed under Schedule II to the Bank Act (Canada).

"Schedule III Lender" means a Lender which is an authorized foreign bank under Schedule III of the Bank Act (Canada).

"Securities" means Equity Securities or Voting Securities.

"Security Agreements" shall have the meaning set out in Section 13.1.

"Several LCG" shall have the meaning set out in Section 7.1(b).

"Significant Agreements" means the following as from time to time amended, supplemented, extended, renewed or replaced:

  (a)
  all chip and pulp log supply agreements;

  (b)
  all other residual fibre supply agreements; and

  (c)
  all pulp sales agreements.

"Spot Buying Rate" means, in relation to the conversion of one currency into another currency, the rate of exchange for such conversion as quoted by the Bank of Canada (or if not quoted, the spot rate of exchange quoted for wholesale transactions by the Administrative Agent in accordance with its standard money market practices) at approximately noon (Toronto time) on the Banking Day such conversion is to be made.

"subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person, or one or more of its subsidiaries, or such Person and one or more of its subsidiaries, owns or has the ability to control sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its subsidiaries or such Person and one or more of its subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its subsidiaries).

"Subsidiary" means a subsidiary of the Borrower.

"Swingline" means that portion of the 364 Day Tranche to be made available by the Swingline Lender to the Borrower as described in Section 2.7.

"Swingline Amount" means the US Dollar Equivalent of US$5 million, to the extent not permanently reduced, cancelled or terminated pursuant to this Agreement.

"Swingline Drawing" has the meaning set forth in said Section 2.7(a).

"Swingline Lender" means Royal acting in its capacity as the Lender of Swingline Drawings under Section 2.7

"Term Tranche" has the meaning set out in Section 2.1.

"Term Tranche Repayment Date" means the date which is the first anniversary of the date of conversion from the 364 Day Tranche to the Term Tranche.

"364 Day Commitment Fee" shall have the meaning set out in Section 4.2.

"364 Day Commitment Fee Rate" means the rate per annum (based on a 365 day year) at which the 364 Day Commitment Fee is calculated, which rate shall vary with changes to the Total Funded Debt to EBITDA Ratio and Utilization as set forth in Schedule C hereto and adjusted pursuant to Section 4.3.

"364 Day Tranche Conversion Notice" means a notice substantially in the form of Schedule I, duly executed by a senior officer of the Borrower.

"364 Day Tranche" has the meaning set out in Section 2.1.

"364 Day Tranche Repayment Date" means February 13, 2006.

"this Agreement", "herein", "hereof", "hereto" and similar expressions mean and refer to this Credit Agreement and include any instrument amending, supplementing or modifying the same, and the expression "Section" followed by a number means and refers to the specified Section of this Agreement.

"Total Funded Debt" means, as of the date of determination, the sum of all obligations of the Borrower and its Subsidiaries taken as a whole with respect to:

  (a)
  borrowed money incurred or guaranteed by them;

  (b)
  any promissory notes or other negotiable instruments issued or guaranteed by them;

  (c)
  Capitalized Leases;

  (d)
  other contingent liabilities in connection with Indebtedness, all classified as debt in accordance with GAAP;

less

  (e)
  unencumbered short term cash or cash equivalents,

provided that Total Funded Debt shall not include (i) any non-recourse debt of joint ventures, Affiliates or Subsidiaries not wholly owned directly or indirectly by the Borrower and its Subsidiaries and which has no recourse to the Borrower and its Subsidiaries; and (ii) loans from the Guarantor which are postponed to the Facility pursuant to the Guarantee and Postponement Agreement.

"Total Funded Debt to EBITDA Ratio" means Total Funded Debt at the end of a fiscal quarter of the Borrower divided by EBITDA for the Borrower for the four consecutive fiscal quarters ending at the end of the said fiscal quarter. During the initial 12 months of the term of this Agreement, the calculation of Total Funded Debt to EBITDA Ratio shall be based upon a deemed annualized fiscal period calculated in accordance with Section 12.3(d).

"Treasury Contracts" means any agreement entered into by the Borrower with a Lender Treasury Contract relating to obligations of the Borrower under this Agreement to control, fix or regulate currency exchange fluctuations or the rate or rates of interest and includes interest rate swaps, interest rate agreements, caps, collars, futures or hedging agreements and other like money market facilities and any combination thereof.

"US Dollars" or "US $" means lawful currency of the United States of America.

"US Dollar Equivalent" means, at any time:

  (a)
  in relation to an amount in Canadian Dollars, the amount obtained by converting such amount into US Dollars at the Spot Buying Rate; and

  (b)
  in relation to any amount in US Dollars, such amount.

"Utilization" means the percentage of the maximum amount of the 364 Day Tranche that the Borrower has utilized.

"Voting Securities" means "voting security" or "voting securities" as defined in the Securities Act (British Columbia).

"Wholly-Owned Subsidiary" of a Person means, any subsidiary, all of the outstanding shares of which shall at the time be owned directly by such Person.

SCHEDULE B

LENDERS

Lender	Lending Branch	Initial Commitment	Initial Lender's Proportion
Royal Bank of Canada	South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, M5J 2W7 Attention: Manager, Agency Services Group Fax: (416) 842-4023	US$15,000,000	50%

HSBC Bank Canada	Suite 200, 885 West Georgia Street, Vancouver, BC, V6C 3E9 Attention: Assistant Vice President Fax: (604) 641-1808	US$15,000,000	50%

	Totals	US$30,000,000	100%

SCHEDULE C

PRICING SCHEDULE
(basis points per annum)

Total Funded Debt to EBITDA Ratio	Pricing Level I < 1.0x	Pricing Level II = or > 1.0x, < 2.0x	Pricing Level III = or > 2.0x
Applicable Margin Prime Rate and Base Rate Drawings	150	175	200
BA Stamping Fee Rate	250	275	300
Applicable Margin LIBOR Drawings	250	275	300
LCG Fee Rate	250	275	300
364 Day Commitment Fee Rate < 33 1/3% Utilization	75	82.5	90
364 Day Commitment Fee Rate = or > 33 1/3% Utilization	62.5	68.75	75

The Pricing shall increase by 50 basis points if a 364 Day Tranche Conversion Notice is delivered pursuant to Section 2.6 and is otherwise subject to adjustment pursuant to Section 4.3(b)

SCHEDULE D
DRAWING NOTICE

Date

Re:	Operating Credit Agreement (the "Agreement") dated for reference February 11, 2005 made among 0706906 B.C. Ltd. (the "Borrower"), the Lenders as defined in the Agreement and Royal Bank of Canada (the "Administrative Agent") as administrative agent for the Lenders.

To: The Lenders through the Administrative Agent, Royal Bank of Canada; facsimile no.: (416) 842-4023; Attention: Manager, Agency Services Group.

We refer to the Facility constituted by the Agreement and we hereby give you notice that we wish to make following Drawing pursuant to the <364 Day Tranche><Term Tranche> under the Agreement:

A.	PRIME RATE DRAWING
	amount of proposed Drawing	$
B.	BASE RATE DRAWING
	amount of proposed Drawing	$
C.	BANKERS' ACCEPTANCE DRAWING
	amount of proposed Drawing	$
BA Period days
BA Maturity Date
D.	LIBOR DRAWING
	amount of proposed Drawing	$
LIBOR Interest Period
Due Date

E.	LETTER OF CREDIT/GUARANTEE DRAWING
Fronted LCG
Several LCG
issue date
face amount $
expiry date
name and address of beneficiary

We confirm that:

  (a)
  all representations and warranties of the Borrower contained in Part 11 of the Agreement and the Guarantor contained in the Guarantee and Postponement Agreement are true and correct date both before and after giving effect to the proposed Drawing;

  (b)
  all covenants of the Borrower contained in Part 12 and the Guarantor contained in the Guarantee and Postponement Agreement have been complied with both before and after giving effect to the proposed Drawing;

  (c)
  no Default or Event of Default has occurred and is continuing, or will occur after giving effect to the proposed Drawing; and

  (d)
  since the date of the Agreement, no Material Adverse Change has occurred.

The Drawing requested is made in accordance with the terms and conditions set forth in the Agreement.

All capitalized terms defined in the Agreement and used herein shall have the meaning set out in the Agreement.

0706906 B.C. LTD.

per:

SCHEDULE E
ROLLOVER NOTICE

Date

  Re:    Operating Credit Agreement (the "Agreement") dated for reference February 11, 2005 made among 0706906 B.C. Ltd. (the "Borrower"), the Lenders as defined in the Agreement and Royal Bank of Canada (the "Administrative Agent") as administrative agent for the Lenders.

To: The Lenders through the Administrative Agent, Royal Bank of Canada; facsimile no.: (416) 842-4023; Attention: Manager, Agency Services Group.

We refer to the Facility constituted by the Agreement and we hereby give you notice that we wish to make following Rollover pursuant to the <364 Day Tranche><Term Tranche> under the Agreement:

  (a)
  Bankers' Acceptance Drawing dated                          in the amount of Cdn. $                         having a BA Period of                          and a BA Maturity Date of                         , to a Bankers' Acceptance Drawing in the amount of Cdn. $                         and having a BA Period of                          and a BA Maturity Date of                         .

  (b)
  LIBOR Drawing dated                         , in the amount of US $                         having a LIBOR Interest Period of                          and a maturity date of                         , to a LIBOR Drawing in the amount of US $                         and having a LIBOR Interest Period of                          and a maturity date of                         .

We confirm that:

  (a)
  all covenants of the Borrower contained in Part 12 and the Guarantor contained in the Guarantee and Postponement Agreement have been complied with both before and after giving effect to the proposed Drawing;

  (b)
  no Default or Event of Default has occurred and is continuing, or will occur after giving effect to the proposed Drawing; and

  (c)
  since the date of the Agreement, no Material Adverse Change has occurred.

The Rollover requested is made in accordance with the terms and conditions set forth in the Agreement.

All capitalized terms defined in the Agreement and used herein shall have the meaning set out in the Agreement.

0706906 B.C. LTD.

per:

SCHEDULE F
CONVERSION NOTICE

Date

Re:    Operating Credit Agreement (the "Agreement") dated for reference February 11, 2005 made among 0706906 B.C. Ltd. (the "Borrower"), the Lenders as defined in the Agreement and Royal Bank of Canada (the "Administrative Agent") as administrative agent for the Lenders.

To: The Lenders through the Administrative Agent, Royal Bank of Canada; facsimile no.: (416) 842-4023; Attention: Manager, Agency Services Group.

We refer to the Facility constituted by the Agreement and we hereby give you notice that we wish to make following Conversion pursuant to the <364 Day Tranche><Term Tranche> under the Agreement:

(a)
Existing type and amount of Drawing to be converted:

(b)
Conversion Date:

(c)
Type, amount and currency of Drawing to be converted to:

(d)
LIBOR Interest Period(s) selected (if applicable):

(e)
Term of Bankers' Acceptance (if applicable)

We confirm that:

  (a)
  all covenants of the Borrower contained in Part 12 and the Guarantor contained in the Guarantee and Postponement Agreement have been complied with both before and after giving effect to the proposed Drawing;

  (b)
  no Default or Event of Default has occurred and is continuing, or will occur after giving effect to the proposed Drawing; and

  (c)
  since the date of the Agreement, no Material Adverse Change has occurred.

The Conversion requested is made in accordance with the terms and conditions set forth in the Agreement.

All capitalized terms defined in the Agreement and used herein shall have the meaning set out in the Agreement.

0706906 B.C. LTD.

per:

SCHEDULE G
QUARTERLY COMPLIANCE CERTIFICATE

Date

  Re:    Operating Credit Agreement (the "Agreement") dated for reference February 11, 2005 made among 0706906 B.C. Ltd. (the "Borrower"), the Lenders as defined in the Agreement and Royal Bank of Canada (the "Administrative Agent") as administrative agent for the Lenders.

To: The Lenders through the Administrative Agent, Royal Bank of Canada; facsimile no.: (416) 842-4023; Attention: Manager, Agency Services Group.

I, [name], [insert office held], of the Borrower, in my capacity as such and not in my personal capacity, hereby certify, to the best of my knowledge as of the date hereof, as of the last day of the most recent fiscal quarter:

  •
  Consolidated Net Worth is    •

  •
  Total Funded Debt to EBITDA Ratio is    •

  •
  Current Ratio is    •

  •
  Interest Coverage Ratio is    •

  •
  Distribution Coverage Ratio is    •

Attached hereto is a work sheet setting out the amounts, calculations and other details in respect of the foregoing ratios.

I confirm that, to the best of my knowledge:

  (a)
  all representations and warranties of the Borrower contained in Part 11 of the Agreement and the Guarantor contained in the Guarantee and Postponement Agreement are true and correct date both before and after giving effect to the proposed Drawing;

  (b)
  all covenants of the Borrower contained in Part 12 and the Guarantor contained in the Guarantee and Postponement Agreement have been complied with both before and after giving effect to the proposed Drawing;

  (c)
  no Default or Event of Default has occurred and is continuing, or will occur after giving effect to the proposed Drawing; and

  (d)
  since the date of the Agreement, no Material Adverse Change has occurred.

This certificate is made in accordance with the terms and conditions set forth in the Agreement. Except in connection with an intentional misstatement or willful misconduct, no personal liability shall be incurred by the undersigned in connection herewith.

All capitalized terms defined in the Agreement and used herein shall have the meaning set out in the Agreement.

[Officer] [Title]

SCHEDULE H
MONTHLY BORROWING BASE CERTIFICATE

Date

  Re:    Operating Credit Agreement (the "Agreement") dated for reference February 11, 2005 made among 0706906 B.C. Ltd. (the "Borrower"), the Lenders as defined in the Agreement and Royal Bank of Canada (the "Administrative Agent") as administrative agent for the Lenders.

To: The Lenders through the Administrative Agent, Royal Bank of Canada; facsimile no.: (416) 842-4023; Attention: Manager, Agency Services Group.

I, [name], [insert office held], of the Borrower, in my capacity as such and not in my personal capacity, hereby certify, to the best of my knowledge as of the date hereof, as of the last day of the most recent calendar month:

•
Borrowing Base is    •

•
Accounts Receivable are:

•
Eligible Accounts Receivable (75%) = $    •

•
insured by Export Development Corporation (or other insurance institution acceptable to the Lenders) (90%) = $    •

•
supported by letters of credit issued by financial institutions rated not less than A — by Standard & Poors or A3 by Moodys Investor Service (100%) = $    •

•
Eligible Inventory (50%) = $    •

•
Preferred Claims = $    •

Attached hereto is a work sheet setting out the amounts, calculations and other details in respect of the foregoing, including the identity of each trade account payee and the location of all Eligible Inventory.

Attached hereto is a summary of outstanding Treasury Contracts and the Breakage Costs in respect thereof.

This certificate is made in accordance with the terms and conditions set forth in the Agreement. Except in connection with an intentional misstatement or willful misconduct, no personal liability shall be incurred by the undersigned in connection herewith.

All capitalized terms defined in the Agreement and used herein shall have the meaning set out in the Agreement.

[Officer] [Title]

SCHEDULE I

364 DAY TRANCHE CONVERSION NOTICE

Date

Re:	Operating Credit Agreement (the "Agreement") dated for reference February 11, 2005 made among 0706906 B.C. Ltd. (the "Borrower"), the Lenders as defined in the Agreement and Royal Bank of Canada (the "Administrative Agent") as administrative agent for the Lenders.

To:        The Lenders through the Administrative Agent, Royal Bank of Canada; facsimile no.: (416) 842-4023; Attention: Manager, Agency Services Group.

Pursuant to Section 2.6 of the Agreement, we hereby give notice that as of the 364 Day Tranche Repayment Date we wish to convert all of the Drawings outstanding on such date under the 364 Day Tranche into Drawings under the Term Tranche.

We confirm that:

  (a)
  all representations and warranties of the Borrower contained in Part 11 of the Agreement and the Guarantor contained in the Guarantee and Postponement Agreement are true and correct date both before and after giving effect to the conversion;

  (b)
  all covenants of the Borrower contained in Part 12 and the Guarantor contained in the Guarantee and Postponement Agreement have been complied with both before and after giving effect to the conversion;

  (c)
  no Default or Event of Default has occurred and is continuing, or will occur after giving effect to the conversion; and

  (d)
  since the date of the Agreement, no Material Adverse Change has occurred.

The conversion requested is made in accordance with the terms and conditions set forth in the Agreement.

All capitalized terms defined in the Agreement and used herein shall have the meaning set out in the Agreement.

0706906 B.C. LTD.

per:

SCHEDULE J
LENDER ASSIGNMENT AGREEMENT

        THIS AGREEMENT dated    •    is among:

(the "Assignor")

AND

(the "Assignee")

AND

0706906 B.C. LTD.

(the "Borrower")

AND

ROYAL BANK OF CANADA

(the "Administrative Agent")

        WHEREAS the Assignor is a Lender under the Operating Credit Agreement (the "Agreement") dated for reference February 11, 2005 made among 0706906 B.C. Ltd. (the "Borrower"), the Lenders as defined in the Agreement and Royal Bank of Canada (the "Administrative Agent") as administrative agent for the Lenders.

        AND WHEREAS the Assignor has agreed to assign and transfer to the Assignee certain rights under the Agreement in compliance with Section 15.1 of the Agreement and the Assignee has agreed to accept such rights and assume certain obligations of the Assignor under the Agreement.

        AND WHEREAS as a condition to the effectiveness of this assignment, Section 15.2 of the Agreement requires the parties hereto to enter into this agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

1.     DEFINITIONS AND INTERPRETATION

  (a)
  In this agreement, including the recitals, capitalized terms used herein, and not otherwise defined herein, shall have the meanings attributed thereto in the Agreement.

  (b)
  This agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia shall be treated as a British Columbia contract. The parties irrevocably submit to the non-exclusive jurisdiction of the courts of the Provinces of British Columbia without prejudice to the rights of the parties to take proceedings in any other jurisdictions.

2.     ASSIGNMENT OF RIGHTS BY ASSIGNOR

        Effective as of the date hereof, the Assignor absolutely assigns and transfers to the Assignee [all Cdn. $    •    and/or US $    •    or    •    %] of the <364 Day Tranche / Term Tranche> and Drawings thereunder owing by the Borrower to the Assignor, as more particularly described in Schedule "A" hereto, together with all of the Assignor's other rights under the Agreement but only insofar as such other rights relate to the interest assigned hereunder (collectively, the "Assigned Interests").

3.     ASSUMPTION OF OBLIGATIONS BY ASSIGNEE

        The Assignee assumes and covenants and agrees to be responsible for all obligations relating to the Assigned Interests to the extent such obligations arise or accrue on or after the date hereof (the "Assumed Obligations") and agrees that it will be bound by the Agreement to the extent of the Assumed Obligations as fully as if it had been an original party to the Agreement.

4.     CONSENT OF BORROWER AND ADMINISTRATIVE AGENT

        The Borrower and the Administrative Agent on behalf of the Lenders consent to the assignment of the Assigned Interests to the Assignee and the assumption of the Assumed Obligations by the Assignee and agree to recognize the Assignee as a Lender under the Agreement as fully as if the Assignee had been an original party to the Agreement. The Borrower and the Administrative Agent on behalf of the Lenders agree that the Assignor shall have no further liability or obligation in respect of the Assumed Obligations.

5.     ASSIGNEE CREDIT DECISION

        The Assignee acknowledges to the Administrative Agent and Assignor that the Assignee has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower, the Guarantor and the Subsidiaries. Accordingly, the Assignee confirms with the Administrative Agent and Assignor that it does not rely, and it will not hereafter rely, on the Administrative Agent and Assignor and agrees:

  (a)
  to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any other Person under or in connection with the Agreement or the transactions therein contemplated (whether or not such information has been or is hereafter distributed to the Assignee by the Administrative Agent); or

  (b)
  to assess or keep under review on its behalf the financial condition, credit — worthiness, condition, affairs, status or nature of the Borrower and Subsidiaries.

        The Assignee acknowledges that a copy of the Agreement (including a copy of the Schedules) has been made available to it for review and the Assignee acknowledges that it is satisfied with the form and substance of the Agreement. The Assignee hereby covenants and agrees, except as specifically contemplated by the Agreement, that it has not heretofore and shall not hereafter take any security interest for any Indebtedness owing under the Agreement and that it will not make any arrangements with the Borrower or any Subsidiary for the satisfaction of any such outstanding Indebtedness without the prior written consent of all other Lenders.

6.     TAX RESIDENCY OF ASSIGNEE

        If the Assignee is, or becomes, a non-resident of Canada for the purpose of the Income Tax Act (Canada) it shall forthwith notify the Borrower of such circumstance. If the Assignee is an authorized foreign bank listed in Schedule III to the Bank Act (Canada) it shall certify to the Borrower whether it is or is not exempt from non-resident withholding tax under the Income Tax Act (Canada) and shall forthwith notify the Borrower of any change in such status. The Assignee shall indemnify and save the Borrower harmless from all loss, expense and liability incurred by the Borrower as a result of the Assignee's failure to give any notice or certification required by this paragraph.

7.     SETTLEMENT

        The Assignor and the Assignee acknowledge and agree that all payments under the Agreement in respect of the Assigned Interests received by the Administrative Agent on or after the date hereof shall be the property of the Assignee and the Administrative Agent shall be entitled to treat the Assignee as solely entitled thereto. The Assignor and the Assignee represent and warrant to the Administrative Agent that the Assignor and the Assignee have made satisfactory arrangements for the settlement of any amounts owing or which may become owing by one to the other in connection with this agreement without any action on the part of the Administrative Agent.

8.     GENERAL PROVISIONS

  (a)
  The Assignee designates the following office as its Lender's Lending Branch:

    Fax No.:    •

    Attention:    •

  (b)
  The parties hereto shall from time to time and at all times do all such further acts and things and execute and deliver all such documents as are required in order to fully perform and carry out the terms of this agreement.

  (c)
  The provisions of this agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

  (d)
  This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and it shall not be necessary in making proof of this agreement to produce or account for more than one full set of counterparts.

IN WITNESS WHEREOF the parties hereto have caused this agreement to be executed by its duly authorized representative(s) as of the date first above written.

[ASSIGNOR]	[ASSIGNEE]

Per:	Per:

Name:	Name:

Title:	Title:

0706906 B.C. LTD.	ROYAL BANK OF CANADA in its capacity as Administrative Agent

Per:	Per:

Name:	Name:

Title:	Title:

SCHEDULE K
FORM OF LETTER OF CREDIT

ROYAL BANK OF CANADA
 [INSERT ADDRESS OF ISSUING BRANCH]

DATE OF ISSUE:
DATE OF EXPIRY:
PLACE OF EXPIRY:

BENEFICIARY:	APPLICANT:
NAME:	NAME:
ADDRESS:	ADDRESS:
AMOUNT:

IRREVOCABLE STANDBY LETTER OF CREDIT NO.    •

        WE, THE ISSUING BANKS, HEREBY ISSUE IN YOUR FAVOUR THIS IRREVOCABLE STANDBY LETTER OF CREDIT WHICH IS AVAILABLE BY PAYMENT AGAINST YOUR WRITTEN DEMAND ADDRESSED TO ROYAL BANK OF CANADA, [INSERT ADDRESS OF ISSUING BRANCH] , BEARING THE CLAUSE: "DRAWN UNDER STANDBY LETTER OF CREDIT NO.                  ISSUED BY ROYAL BANK OF CANADA, [INSERT ADDRESS OF ISSUING BRANCH] ON BEHALF OF THE ISSUING BANKS, WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.
[INSERT DESCRIPTION]

2.
BENEFICIARY'S SIGNED CERTIFICATE SPECIFYING AMOUNT(S) CLAIMED AND STATING THAT THE AMOUNT(S) DRAWN IS DUE AND PAYABLE BY APPLICANT AND THAT THE APPLICANT IS IN DEFAULT OF ITS OBLIGATIONS WITH RESPECT TO PAYMENTS RELATED TO    •

3.
THE ORIGINAL OF THIS LETTER OF CREDIT FOR OUR ENDORSEMENT OF ANY PAYMENT.

PARTIAL DRAWINGS ARE PERMITTED.

EACH ISSUING BANK HEREBY IRREVOCABLY UNDERTAKES, SEVERALLY ACCORDING TO THE PERCENTAGE SET FORTH NEXT TO ITS SIGNATURE BELOW (SUCH ISSUING BANK'S "APPLICABLE PERCENTAGE") AND NOT JOINTLY WITH ANY OTHER ISSUING BANK, THAT DOCUMENTS PRESENTED IN STRICT COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONOURED BY PAYING TO ROYAL BANK OF CANADA AS AGENT (THE "AGENT") SUCH ISSUING BANK'S SHARE (ACCORDING TO ITS APPLICABLE PERCENTAGE) OF THE AMOUNT OF SUCH DRAWING. THE AGENT HEREBY IRREVOCABLY UNDERTAKES THAT ANY AMOUNT SO RECEIVED BY IT WILL BE MADE AVAILABLE TO YOU BY PROMPTLY CREDITING THE PAYMENT SO RECEIVED, IN LIKE FUNDS, IN ACCORDANCE WITH YOUR INSTRUCTIONS.

THE OBLIGATION OF EACH ISSUING BANK UNDER THIS LETTER OF CREDIT IS SEVERAL AND NOT JOINT AND SHALL AT ALL TIMES BE AN AMOUNT EQUAL TO SUCH ISSUING BANK'S APPLICABLE PERCENTAGE OF THE AGGREGATE UNDRAWN AMOUNT OF THIS LETTER OF CREDIT (AND OF EACH DRAWING UNDER THIS LETTER OF CREDIT).

THIS LETTER OF CREDIT HAS BEEN EXECUTED AND DELIVERED BY THE AGENT IN THE NAME AND ON BEHALF OF, AND AS ATTORNEY-IN-FACT FOR, EACH ISSUING BANK. THE AGENT IS AUTHORIZED TO ACT UNDER THIS LETTER OF CREDIT AS THE AGENT OF EACH ISSUING BANK TO (I) RECEIVE DEMANDS FOR PAYMENT AND OTHER DOCUMENTS PRESENTED BY YOU UNDER THIS LETTER OF CREDIT, (II) DETERMINE WHETHER SUCH DEMANDS AND DOCUMENTS ARE IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT AND (III) NOTIFY EACH ISSUING BANK THAT A VALID DRAWING HAS BEEN MADE AND THE DATE THAT THE RELATED DISBURSEMENT IS TO BE MADE. THE AGENT IRREVOCABLY UNDERTAKES THAT IT WILL PROMPTLY NOTIFY EACH ISSUING BANK OF ANY VALID DRAWING UNDER THIS LETTER OF CREDIT.

BY YOUR ACCEPTANCE HEREOF, YOU AGREE THAT THE AGENT SHALL HAVE NO OBLIGATION OR LIABILITY TO HONOR ANY DRAWING UNDER THIS LETTER OF CREDIT WITH THE EXCEPTION OF THE AMOUNT COMMITTED TO BY IT IN ITS CAPACITY AS AN ISSUING BANK, AND THAT NEITHER ANY ISSUING BANK NOR THE AGENT SHALL BE RESPONSIBLE FOR THE FAILURE OF ANY OTHER ISSUING BANK TO MAKE A PAYMENT TO BE MADE BY SUCH OTHER ISSUING BANK HEREUNDER. THE OBLIGATION OF EACH ISSUING BANK UNDER THIS LETTER OF CREDIT IS THE INDIVIDUAL OBLIGATION OF SUCH ISSUING BANK AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT OF ANY DRAWING HEREUNDER.

THIS LETTER OF CREDIT MAY NOT BE ASSIGNED OR TRANSFERRED; PROVIDED THAT THIS LETTER OF CREDIT SHALL ENURE TO THE BENEFIT OF ANY SUCCESSOR BY OPERATION OF LAW OF THE NAMED BENEFICIARY HEREOF, INCLUDING, WITHOUT LIMITATION, ANY LIQUIDATOR, RECEIVER OR TRUSTEE FOR SUCH NAMED BENEFICIARY.

AN ISSUING BANK MAY, SUBJECT TO THE REPLACEMENT THEREOF WITH A NEW BANK HAVING THE MINIMUM CREDIT RATING SET FORTH BELOW OR WITH YOUR CONSENT (AS APPLICABLE), CEASE TO BE A PARTY TO, AND A NEW BANK MAY BECOME A PARTY TO, THIS LETTER OF CREDIT, AND THE APPLICABLE PERCENTAGE OF AN ISSUING BANK MAY CHANGE; PROVIDED THAT NO SUCH EVENT WILL REDUCE THE THEN AVAILABLE AMOUNT UNDER THIS LETTER OF CREDIT. UPON THE OCCURRENCE OF ANY SUCH EVENT, THE ADMINISTRATIVE AGENT WILL PROVIDE PROMPT NOTICE TO YOU OF SUCH EVENT, INCLUDING ANY CHANGE IN THE IDENTITIES OF THE ISSUING BANKS SEVERALLY BUT NOT JOINTLY LIABLE IN RESPECT OF THE AGGREGATE UNDRAWN AMOUNT OF THIS LETTER OF CREDIT (BASED UPON THEIR RESPECTIVE APPLICABLE PERCENTAGES THEREOF) AND ANY CHANGE IN SUCH APPLICABLE PERCENTAGES. IF A NEW BANK BECOMES A PARTY TO THIS LETTER OF CREDIT AND THE CREDIT RATING OF SUCH NEW BANK (OR ITS PARENT) IS LOWER THAN BBB+ AS RATED BY STANDARD AND POOR'S OR Baa1 AS RATED BY MOODY'S INVESTOR SERVICE, INC. OR THE EQUIVALENT BY ANY OTHER RECOGNIZED RATING AGENCY, THE CONSENT OF THE BENEFICIARY TO SUCH CHANGE SHALL BE REQUIRED.

THIS LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE PROVINCE OF    •    (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE) AND IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR LETTER OF CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (THE "UCP"). IN THE EVENT OF ANY CONFLICT BETWEEN THE LAW OF THE PROVINCE OF    •    AND THE UCP, THE UCP SHALL CONTROL. EACH OF THE ISSUING BANKS HEREBY IRREVOCABLY ATTORNS TO THE NON-EXCLUSIVE JURISDICTION OF THE     •    A COURTS AND WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER IT.

VERY TRULY YOURS,

ROYAL BANK OF CANADA,
AS AGENT

BY:

NAME:
TITLE:

APPLICABLE PERCENTAGE	ISSUING BANK

[NAME OF BANK]

BY: ROYAL BANK OF CANADA, ATTORNEY-IN-FACT

BY:
TITLE:

APPLICABLE PERCENTAGE	ISSUING BANK

%
 [NAME OF BANK]

BY: ROYAL BANK OF CANADA, ATTORNEY-IN-FACT

BY:
TITLE:

QuickLinks

OPERATING CREDIT AGREEMENT
PART 1 — INTERPRETATION
PART 2 — THE FACILITY
PART 3 — GENERAL PROVISIONS REGARDING DRAWINGS
PART 4 — INTEREST AND FEES
PART 5 — BANKERS' ACCEPTANCE DRAWINGS
PART 6 — LIBOR DRAWINGS
PART 7 — LETTERS OF CREDIT/GUARANTEE DRAWINGS
PART 8 — PAYMENTS
PART 9 — CHANGES IN CIRCUMSTANCES
PART 10 — CONDITIONS OF LENDERS' OBLIGATIONS
PART 11 — REPRESENTATIONS AND WARRANTIES
PART 12 — COVENANTS
PART 13 — SECURITY AGREEMENTS
PART 14 — DEFAULT AND ENFORCEMENT
PART 15 — ASSIGNMENT
PART 16 — THE ADMINISTRATIVE AGENT AND THE LENDERS
PART 17 — MISCELLANEOUS
SCHEDULE A DEFINITIONS
SCHEDULE B
LENDERS
SCHEDULE C
PRICING SCHEDULE (basis points per annum)
SCHEDULE D DRAWING NOTICE
SCHEDULE E ROLLOVER NOTICE
SCHEDULE F CONVERSION NOTICE
SCHEDULE G QUARTERLY COMPLIANCE CERTIFICATE
SCHEDULE H MONTHLY BORROWING BASE CERTIFICATE
SCHEDULE I 364 DAY TRANCHE CONVERSION NOTICE
SCHEDULE J LENDER ASSIGNMENT AGREEMENT
SCHEDULE K FORM OF LETTER OF CREDIT